                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 33-87402

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 20, 1997)
                                  $148,504,257

                          TRYON MORTGAGE FUNDING, INC.
                                    SPONSOR

                        NATIONSBANC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-1
 Distributions payable on the 20th day of each month, commencing in April 1997
                             ---------------------

    The Mortgage Pass-Through Certificates, Series 1997-1 (the "Certificates") will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1997 (the "Pooling Agreement"), among Tryon Mortgage Funding, Inc. (the "Sponsor"), NationsBanc Mortgage Corporation, as master servicer (the "Master Servicer") and PNC Bank, National Association, as trustee (the "Trustee"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties, all of which will have original terms to maturity of not more than 360 months. Only the Classes identified in the table below (the "Offered Certificates") are offered hereby.

PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD REVIEW THE INFORMATION
   SET FORTH UNDER "RISK FACTORS" ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT.

 THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR,
    THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE
 MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

============================================================================================================
                             INITIAL CLASS           PRINCIPAL         PASS-THROUGH           INTEREST
         CLASS           CERTIFICATE BALANCE(1)       TYPE(2)              RATE               TYPE(2)
------------------------------------------------------------------------------------------------------------
A-1.....................      $31,185,929               SEN                7.00%               FIXED
------------------------------------------------------------------------------------------------------------
A-2.....................      $12,107,857               SEN                7.25%               FIXED
------------------------------------------------------------------------------------------------------------
A-3.....................      $13,893,799               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
A-4.....................      $24,000,000               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
A-5.....................       $8,341,459               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
A-6.....................       $7,683,000               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
A-7.....................      $10,904,258               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
A-8.....................      $21,750,000               SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
F.......................      $12,413,285               SEN                 (4)               FLOATING
------------------------------------------------------------------------------------------------------------
S.......................          (5)                NOTIONAL               (6)             INV FLOAT/IO
------------------------------------------------------------------------------------------------------------
X.......................          (7)                NOTIONAL               (8)                  IO
------------------------------------------------------------------------------------------------------------
P.......................        $974,317                SEN                 (9)                  PO
------------------------------------------------------------------------------------------------------------
B-1.....................       $2,625,076               SUB                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
B-2.....................       $1,500,044               SUB                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
B-3.....................       $1,125,033               SUB                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
R-I.....................          $100                  SEN                7.50%               FIXED
------------------------------------------------------------------------------------------------------------
R-II....................          $100                  SEN                7.50%               FIXED
============================================================================================================

========================  ========================
                               LAST SCHEDULED
         CLASS              DISTRIBUTION DATE(3)
------------------------  ------------------------
A-1.....................              May 20, 2023
--------------------------------------------------
A-2.....................              May 20, 2023
--------------------------------------------------
A-3.....................              May 20, 2023
--------------------------------------------------
A-4.....................             July 20, 2024
--------------------------------------------------
A-5.....................         December 20, 2025
--------------------------------------------------
A-6.....................         December 20, 2025
--------------------------------------------------
A-7.....................         February 20, 2027
--------------------------------------------------
A-8.....................         February 20, 2027
--------------------------------------------------
F.......................              May 20, 2023
--------------------------------------------------
S.......................              May 20, 2023
--------------------------------------------------
X.......................         February 20, 2027
--------------------------------------------------
P.......................         February 20, 2027
--------------------------------------------------
B-1.....................         February 20, 2027
--------------------------------------------------
B-2.....................         February 20, 2027
--------------------------------------------------
B-3.....................         February 20, 2027
--------------------------------------------------
R-I.....................         February 20, 2027
--------------------------------------------------
R-II....................         February 20, 2027
==================================================

                                                        (footnotes on next page)

    The Offered Certificates offered hereby will be purchased by NationsBanc Capital Markets, Inc. ("NCMI") and Salomon Brothers Inc (in such capacity, the "Underwriters") from the Sponsor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Sponsor from the sale of the Offered Certificates are expected to be approximately 101.00% of the aggregate principal balance of the Mortgage Loans plus accrued interest, before deducting issuance expenses payable by the Sponsor.

    This Prospectus Supplement and the Prospectus may be used by NCMI, an affiliate of the Sponsor and the Master Servicer, in connection with offers and sales related to market-making transactions in the Offered Certificates. NCMI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to its right to reject orders in whole or in part. It is expected that delivery of the Class R-I and Class R-II Certificates will be made in definitive form at the offices of NCMI in Charlotte, North Carolina and that delivery of the remaining Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, in each case on or about March 27, 1997.

NATIONSBANC CAPITAL MARKETS, INC.                           SALOMON BROTHERS INC

                                 March 20, 1997

(continued from prior page)

(1) The aggregate initial Class Certificate Balance of the Offered Certificates is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) See "Description of Certificates -- Categories of Classes of Certificates" in the Prospectus.
(3) See "Description of the Certificates -- Last Scheduled Distribution Date" herein.
(4) The Class F Certificates will bear interest at 5.8750% per annum during the first Interest Accrual Period. During each Interest Accrual Period thereafter, the Class F Certificates will bear interest, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.50% per annum, at a rate per annum equal to 0.50% in excess of the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR"), as more fully described under "Description of the Certificates -- LIBOR" herein.
(5) The Class S Certificates have no Class Certificate Balance and will have a notional principal amount (the "Class S Notional Amount") equal to the Class Certificate Balance of the Class F Certificates. The Class S Certificates will not be entitled to distributions of principal.
(6) The Class S Certificates will bear interest at 3.1250% per annum during the first Interest Accrual Period. During each Interest Accrual Period thereafter, the Class S Certificates will bear interest on the Class S Notional Amount, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.00% per annum, at a rate per annum equal to 8.50% minus LIBOR.
(7) The Class X Certificates will have no Class Certificate Balance and will have a notional principal amount (the "Class X Notional Amount") equal to the aggregate Stated Principal Balance of the Mortgage Loans. The Class X Certificates will not be entitled to distributions of principal.
(8) The Class X Certificates will bear interest on the Class X Notional Amount at approximately 0.2891% per annum during the first Interest Accrual Period. During each Interest Accrual Period thereafter, the Class X Certificates will accrue interest on the Class X Notional Amount at a per annum rate equal to the weighted average of the excess, if any, of (i) the Net Mortgage Rates then in effect for each Mortgage Loan over (ii) 7.50%. The "Net Mortgage Rate" for each Mortgage Loan will equal the Mortgage Rate thereon on the first day of the month preceding the month of the related Distribution Date less the related Expense Rate.
(9) The Class P Certificates will not be entitled to receive distributions of interest.

                             ---------------------

     On the 20th day of each month or, if such 20th day is not a business day, on the first business day thereafter (each, a "Distribution Date"), commencing in April 1997, from and to the extent of funds available therefor in the Certificate Account referred to herein, a distribution will be made on the Offered Certificates in the amounts and in the priorities set forth herein.

     All of the Mortgage Loans were purchased or originated by NationsBanc Mortgage Corporation, and will be sold by NationsBanc Mortgage Corporation (in its capacity as seller, the "Seller") to an affiliate of the Sponsor and transferred to the Sponsor for deposit to the Trust Fund prior to the date of initial issuance of the Certificates.

     The rights of holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (collectively, the "Subordinate Certificates") to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class F, Class P, Class R-I, Class R-II, Class S and Class X Certificates (collectively, the "Senior Certificates") and to each Class of Subordinate Certificates with a lower numerical designation to the extent described herein. See "Credit
Support -- Subordination of Subordinate Certificates."

     THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS, AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. IN GENERAL, IF AN OFFERED CERTIFICATE IS PURCHASED AT A PREMIUM AND PRINCIPAL DISTRIBUTIONS THEREON OCCUR AT A RATE FASTER THAN ANTICIPATED AT THE TIME OF PURCHASE, THE INVESTOR'S ACTUAL YIELD TO MATURITY WILL BE LOWER THAN THAT ASSUMED AT THE TIME OF PURCHASE. CONVERSELY, IF AN OFFERED

CERTIFICATE IS PURCHASED AT A DISCOUNT AND PRINCIPAL DISTRIBUTIONS THEREON OCCUR AT A RATE SLOWER THAN THAT ASSUMED AT THE TIME OF PURCHASE, THE INVESTOR'S ACTUAL YIELD TO MATURITY WILL BE LOWER THAN THAT ASSUMED AT THE TIME OF PURCHASE.

     BECAUSE THE CLASS P CERTIFICATES REPRESENT THE RIGHT TO RECEIVE ONLY A PORTION OF THE PRINCIPAL RECEIVED WITH RESPECT TO THE MORTGAGE LOANS WITH NET MORTGAGE RATES LESS THAN 7.50% (THE "DISCOUNT MORTGAGE LOANS"), THE YIELD TO MATURITY ON THE CLASS P CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS. SIMILARLY, BECAUSE THE CLASS X CERTIFICATES REPRESENT THE RIGHT TO RECEIVE ONLY A PORTION OF THE INTEREST RECEIVED WITH RESPECT TO THE MORTGAGE LOANS WITH NET MORTGAGE RATES IN EXCESS OF 7.50% (THE "PREMIUM MORTGAGE LOANS"), THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE PREMIUM MORTGAGE LOANS. INVESTORS IN THE CLASS X CERTIFICATES SHOULD CONSIDER CAREFULLY THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE PREMIUM MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     THE YIELD TO MATURITY ON THE CLASS F CERTIFICATES WILL BE SENSITIVE TO CHANGES IN THE RATE OF LIBOR. THE YIELD TO MATURITY ON THE CLASS S CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS. INVESTORS IN THE CLASS S CERTIFICATES SHOULD CONSIDER CAREFULLY THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS OR A HIGH LEVEL OF LIBOR COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS S CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     Although the Class A-8 Certificates are Senior Certificates, the Class A-8 Certificates will not be entitled to receive the disproportionate share of principal prepayments that the other Senior Certificates are entitled to receive. See "Description of the Certificates -- Principal" herein.

     See "Prepayment and Yield Considerations" herein and "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

     An election will be made to treat the Trust Fund as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and each, a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates (other than the Class R-I and Class R-II Certificates) and the Subordinate Certificates will constitute "regular interests" in the Master REMIC and the Class R-I Certificates and the Class R-II Certificates will constitute the sole class of "residual interest" in the Subsidiary REMIC and the Master REMIC, respectively. Prospective investors are cautioned that a Residual Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

                             ---------------------

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated March 20, 1997 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

CAPTION                                                       PAGE
-------                                                       ----
Summary of Terms............................................   S-5
Risk Factors................................................  S-13
  Prepayment and Yield Considerations.......................  S-13
  Subordination.............................................  S-14
  Limited Obligations.......................................  S-14
  Limited Liquidity.........................................  S-15
  Geographic Concentration..................................  S-15
  Book-Entry System.........................................  S-15
  Tax Consequences of Residual Certificates.................  S-15
The Mortgage Pool...........................................  S-15
  General...................................................  S-15
  Mortgage Loan Data........................................  S-17
  Underwriting Standards....................................  S-21
NationsBanc Mortgage Corporation............................  S-21
Servicing of Mortgage Loans.................................  S-22
  General...................................................  S-22
  Foreclosure and Delinquency Experience....................  S-22
The Pooling and Servicing Agreement.........................  S-23
  General...................................................  S-23
  Assignment of Mortgage Loans..............................  S-23
  Payments on Mortgage Loans; Accounts......................  S-24
  Servicing Compensation and Payment of Expenses............  S-24
  Compensating Interest.....................................  S-25
  Advances..................................................  S-25
  Termination: Optional Termination.........................  S-25
  The Trustee...............................................  S-26
  Voting Rights.............................................  S-26
  Separate REMIC Structure..................................  S-26
Description of the Certificates.............................  S-26
  General...................................................  S-26
  Denominations and Form....................................  S-27
  Book-Entry Certificates...................................  S-27
  Distributions.............................................  S-29
  Available Funds...........................................  S-29
  Priority of Distributions.................................  S-29
  Interest..................................................  S-29
  LIBOR.....................................................  S-31
  Principal.................................................  S-32
  Allocation of Losses......................................  S-37
  Last Scheduled Distribution Date..........................  S-39
Prepayment and Yield Considerations.........................  S-39
  General...................................................  S-39
  Prepayment Considerations and Risks.......................  S-39
  Assumptions Relating to Tables............................  S-41
  Weighted Average Lives of the Offered Certificates........  S-41
  Yield on the Class S Certificates.........................  S-51
  Yield on the Class X Certificates.........................  S-52
  Yield on the Class P Certificates.........................  S-52
  Yield on the Residual Certificates........................  S-53
  Yield on the Subordinate Certificates.....................  S-53
Credit Support..............................................  S-54
  Subordination of Subordinate Certificates.................  S-54
Use of Proceeds.............................................  S-55
Certain Federal Income Tax Consequences.....................  S-55
  Regular Certificates......................................  S-56
  Residual Certificates.....................................  S-56
  Backup Withholding........................................  S-57
  Federal Income Tax Consequences to Foreign Investors......  S-57
State Taxes.................................................  S-58
ERISA Considerations........................................  S-58
Method of Distribution......................................  S-59
Legal Matters...............................................  S-60
Certificate Ratings.........................................  S-60
Index to Defined Terms......................................  S-61

                                SUMMARY OF TERMS

     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index to Defined Terms" herein and in the Prospectus.

Title of Securities........  Mortgage Pass-Through Certificates, Series 1997-1
                               (the "Certificates").

Designations:

  Offered Certificates.....  Class A-1, Class A-2, Class A-3, Class A-4, Class
                               A-5, Class A-6, Class A-7, Class A-8, Class F, Class P, Class S, Class X, Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates. Only the Offered Certificates are offered hereby. The aggregate initial Class Certificate Balances of the Certificates will be subject to a permitted variance in the aggregate of the plus or minus 5%. Variances in the Class Certificate Balances of the Certificates may result in variances in the Class Notional Amounts.

                             The "Class X Notional Amount" for any Distribution
                               Date will be equal to the aggregate Stated
                               Principal Balances of the Mortgage Loans for such Distribution Date. The initial Class X Notional Amount will be equal to approximately $150,004,303. The "Class S Notional Amount" for any Distribution Date will be equal to the Class Certificate Balance of the Class F Certificates with respect to such Distribution Date. The initial Class S Notional Amount will be equal to approximately $12,413,285. The Class X Notional Amount and the Class S Notional Amount are referred to herein collectively as the "Class Notional Amounts."

  Non-Offered
       Certificates........  In addition to the Offered Certificates, the following Classes of Subordinate Certificates (the "Non-Offered Certificates") will be issued in the indicated approximate initial Class Certificate Balances and will bear interest at the indicated Pass-Through Rates, but are not offered hereby:

                                                                          APPROXIMATE
                                                                         INITIAL CLASS        PASS-THROUGH
                                     CLASS                            CERTIFICATE BALANCE         RATE
                                     -----                            -------------------     ------------
                                     B-4............................       $450,013               7.50%
                                     B-5............................       $525,016               7.50%
                                     B-6............................       $525,016               7.50%

  Class A Certificates.....  Class A-1, Class A-2, Class A-3, Class A-4, Class
                               A-5, Class A-6, Class A-7 and Class A-8
                               Certificates.

  Class B Certificates.....  Class B-1, Class B-2, Class B-3, Class B-4, Class
                               B-5 and Class B-6 Certificates.

  Class R Certificates.....  Class R-I and Class R-II Certificates.

  Senior Certificates......  Class A, Class F, Class P, Class R, Class S and
                               Class X Certificates.

  Subordinate
       Certificates........  Class B Certificates.

  Floating Rate
       Certificates........  Class F Certificates.

  Inverse Floating Rate
       Certificates........  Class S Certificates.

  Regular Certificates.....  All Classes of Certificates other than the Residual
                               Certificates.

  Residual Certificates....  Class R-I and Class R-II Certificates.

  Principal Only (PO)
       Certificates........  Class P Certificates.

  Interest Only (IO)
       Certificates........  Class S and Class X Certificates.

  Fixed Rate
       Certificates........  All Classes of Certificates other than the Variable
                               Rate Certificates.

  Variable Rate
       Certificates........  Class F, Class S and Class X Certificates.

  Book-Entry
       Certificates........  All Classes of Certificates other than the Physical
                               Certificates.

  Physical Certificates....  Residual Certificates, Class B-4, Class B-5 and
                               Class B-6 Certificates.

Sponsor....................  Tryon Mortgage Funding, Inc., a Delaware
                               corporation (the "Sponsor").

Seller and Master
    Servicer...............  NationsBanc Mortgage Corporation (in its capacity as seller, the "Seller" and, in its capacity as master servicer, the "Master Servicer"). See "NationsBanc Mortgage Corporation" herein. All references to the "Servicer" in the Prospectus should be read to be references to the Master Servicer described in this Prospectus Supplement.

Trustee....................  PNC Bank, National Association, a national banking association organized under the laws of the United States of America (the "Trustee").

Cut-off Date...............  March 1, 1997 (the "Cut-off Date").

Closing Date...............  On or about March 27, 1997 (the "Closing Date").

Distribution Date..........  The 20th day of each month or, if such day is not a business day, the first business day thereafter, commencing in April 1997 (each, a "Distribution Date").

Record Date................  The "Record Date" for each Distribution Date will be the last day of the preceding month.

Mortgage Pool..............  The Mortgage Pool will consist of fully-amortizing,
                               240- to 360-months, conventional, fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Mortgaged Properties") having, as of the Cut-off Date, an aggregate Stated Principal Balance of approximately $150,004,303 (the "Cut-off Date Pool Principal Balance"). See "The Mortgage Pool" herein.

Pooling and Servicing
    Agreement..............  The Certificates will be issued pursuant to a
                               Pooling and Servicing Agreement to be dated as of March 1, 1997 (the "Pooling Agreement"), among the Sponsor, the Master Servicer and the Trustee.

Priority of
    Distributions..........  Distributions will be made on each Distribution
                               Date from Available Funds in the following order of priority: (i) to the Trustee an amount in payment for its services for such Distribution Date; (ii) to interest on each Class of Senior Certificates (other than the Class P Certificates); (iii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iv) to any Class P Deferred Amounts with respect to the Class P Certificates, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates; (v) to each Class of Subordinate Certificates, first to pay interest thereon and then to pay principal thereof, in an amount equal to its portion of principal payable to the Subordinate Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, and (vi) any remaining amounts to the Class R-I Certificates, in each case subject to the limitations set forth herein under "Description of the
                               Certificates -- Principal."

                             Under certain circumstances described herein,
                               distributions from Available Funds for a Distribution Date that would otherwise be made on the Subordinate Certificates may be distributed instead on the Senior Certificates. See "Description of the Certificates -- Allocation of Losses" herein.

Interest...................  On each Distribution Date, each Class of Offered
                               Certificates (other than the Class P
                               Certificates), to the extent Available Funds are available for the distribution of interest on such Class, as described above under "Summary of Terms -- Priority of Distributions" (as to each Class, the "Interest Distribution Amount"), will receive an amount equal to the sum of (i) one month's interest at the applicable Pass-Through Rate set forth on the cover page hereof (as to each Class, the "Pass-Through Rate") on the related Class Certificate Balance or Class Notional Amount, as applicable, immediately prior to such Distribution Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (such shortfall, with respect to each Class, the "Unpaid Interest Shortfall"). The interest entitlement for each Class of Offered Certificates described above shall be reduced by the allocable share of Net Interest Shortfalls for each such Class, as described herein under "Description of the Certificates -- Interest." The Class P Certificates are PO Certificates, as described in the Prospectus under "Description of
                               Certificates -- Categories of Classes of
                               Certificates," and, as such, are not entitled to receive distributions in respect of interest on the Mortgage Loans. See "Description of the Certificates -- Distributions" and "-- Interest" herein.

                             With respect to each Distribution Date, the
                               "Interest Accrual Period" for each Class of
                               Certificates (other than the Class P, Class F and Class S Certificates) will be the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Class F and Class S Certificates for each Distribution Date will commence on the 20th day of the calendar month preceding the calendar month in which such Distribution Date occurs and will end on the 19th day of the calendar month in which such Distribution Date occurs. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Principal (including
  prepayments).............  On each Distribution Date, to the extent Available
                               Funds are available for the distribution of principal on such Class, principal distributions in reduction of the Class Certificate Balances of each Class of Certificates (other than the Class S and Class X Certificates) will be made in the order and subject to the priorities set forth herein under "Description of the
                               Certificates -- Priority of Distributions" in an aggregate amount equal to such Class' allocable portion of the Senior Principal Distribution Amount, the Class A-8 Principal Distribution Amount, the Class P Principal Distribution Amount or the Subordinate Principal Distribution Amount, as applicable. The Class S and Class X Certificates do not have principal balances and are not entitled to receive distributions in respect of principal of the Mortgage Loans. See "Description of the Certificates -- Principal" herein.

Shifting of Interests......  The Senior Certificates (other than the Class A-8,
                               Class P, Class S and Class X Certificates) will receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans until the fifth anniversary of the first Distribution Date. During the next four years, such Senior Certificates will receive a large, but decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of such Senior Certificates and will enhance the likelihood that holders of such Classes of Certificates will receive the entire amount of principal to which they are entitled. See "Description of the
                               Certificates -- Principal" herein.

Credit Support:
      General..............  Credit support for the Senior Certificates will be provided by the Subordinate Certificates as described below. Credit support for each Class of Subordinate Certificates (other than the Class B-6 Certificates) will be provided by the Class or Classes of Subordinate Certificates with higher numerical Class designations, as described below. The aggregate of the initial Class Certificate Balances of the Class B-4, Class B-5 and Class B-6 Certificates, which are the only Certificates supporting the Class B-3 Certificates, is expected to be approximately $1,500,045.

     Subordination.........  The rights of holders of the Subordinate
                               Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of holders of the Senior Certificates, and the rights of holders of the Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of holders of the Class or Classes of Subordinate Certificates with lower numerical Class designations only to the extent described herein. See "Description of the
                               Certificates -- Priority of Distributions" and "-- Allocation of Losses," and "Credit
                               Support -- Subordination of Subordinate
                               Certificates" herein.

                             The subordination of the Subordinate Certificates
                               to the Senior Certificates, and the further subordination within the Subordinate Certificates are each intended to increase the likelihood of receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date, to provide such holders protection against losses on the Mortgage Loans to the extent described herein and, to a lesser extent, against Special Hazard Losses, Fraud Losses and Bankruptcy Losses. See "Credit Support -- Subordination of Subordinate Certificates" and "Description of the Certificates -- Allocation of Losses" herein.

Prepayment and
  Yield Considerations.....  The yield to maturity on each Class of Offered
                               Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, and may fluctuate significantly from time to time. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                             Because the Class P Certificates represent the
                               right to receive only a portion of the principal received with respect to the Mortgage Loans with Net Mortgage Rates less than 7.50% (the "Discount Mortgage Loans"), the yield to maturity on the Class P Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans. Similarly, because the Class X Certificates represent the right to receive only a portion of the interest received with respect to the Mortgage Loans with Net Mortgage Rates in excess of 7.50% (the "Premium Mortgage Loans"), the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium Mortgage Loans. Investors in the Class X Certificates should consider carefully the associated risks, including the risk that a rapid rate of principal payments on the Premium Mortgage Loans could result in the failure of investors in the Class X Certificates to fully recover their initial investment.

                             The yield to maturity on the Class F Certificates
                               will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Class S Certificates will be extremely sensitive to changes in the rate of LIBOR and to the timing of principal payments on the Mortgage Loans. Investors in the Class S Certificates should consider carefully the risk that a rapid rate of prepayment of the Mortgage Loans or a high level of LIBOR could result in the failure of investors in the Class S Certificates to fully recover their initial investment.

                             The yield to maturity of the Class B-1, Class B-2
                               and Class B-3 Certificates will be increasingly sensitive to Realized Losses on the Mortgage Loans (and the timing thereof) due to the fact that, once the aggregate Class Certificate Balance of the Class B-4, Class B-5 and Class B-6 Certificates has been reduced to zero, all Realized Losses will be allocated to the Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the Class Certificate Balance thereof has been reduced to zero.

                             See "Prepayment and Yield Considerations" herein
                               and "Maturity, Prepayment Considerations and
                               Weighted Average Life of Certificates" in the Prospectus.

                             Because the Mortgage Loans may be prepaid at any
                               time, it is not possible to predict the rate at which distributions of principal of the Offered Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on such Offered Certificates. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Certificates. See "Prepayment and Yield Considerations" herein.

Weighted Average Lives                                                                PSA
(in years)*.                                                         -------------------------------------
                                       CLASS                          0%     100%    225%    350%    500%
                                       ----------------------------  -----   -----   -----   -----   -----
                                       A-1.........................   17.3     6.7     3.5     2.5     2.0
                                       A-2.........................   17.3     6.7     3.5     2.5     2.0
                                       A-3.........................   17.3     6.7     3.5     2.5     2.0
                                       A-4.........................   19.9     9.5     4.7     3.2     2.5
                                       A-5.........................   27.5    19.5     9.8     5.8     4.2
                                       A-6.........................   28.0    21.2    11.0     6.3     4.4
                                       A-7.........................   29.3    26.7    18.4    10.2     5.4
                                       A-8.........................   20.3    15.1    11.8    10.0     8.1
                                       F...........................   17.3     6.7     3.5     2.5     2.0
                                       P...........................   19.9    11.5     7.1     5.0     3.7
                                       B-1.........................   20.3    15.1    11.8    10.0     8.1
                                       B-2.........................   20.3    15.1    11.8    10.0     8.1
                                       B-3.........................   20.3    15.1    11.8    10.0     8.1
                                       R-I.........................    0.1     0.1     0.1     0.1     0.1
                                       R-II........................    0.1     0.1     0.1     0.1     0.1
                                       ---------------
                                       * Determined as described under "Prepayment and Yield Consid-
                                       erations -- Weighted Average Lives of the Offered Certificates"
                                       herein. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the Classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

Servicing Fees and Other
  Expenses.................  As compensation for its services, the Master
                               Servicer will be entitled to retain, from amounts received in respect of interest on the Mortgage Loans, an amount equal to the Master Servicing Fee which is described herein under "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses."

                             In addition to the Master Servicing Fee, there will
                               be payable from amounts received in respect of the Mortgage Loans which are allocable to interest an amount sufficient to provide for the payment of the Trustee's fee. As to each Mortgage Loan, the sum of the Master Servicing Fee Rate and the rate at which the Trustee's fee is determined is referred to as the "Expense Rate." See "The Pooling and Servicing
                               Agreement -- Servicing Compensation and Payment of Expenses" herein.

Advances...................  The Master Servicer will be obligated to advance, prior to each Distribution Date, an amount equal to all delinquent payments of principal and interest (net of the Master Servicing Fee) on each Mortgage Loan (each such amount, an "Advance") to the extent that such Advances are determined by the Master Servicer to be recoverable.

                             Any Advance made by the Master Servicer with
                               respect to a Mortgage Loan is reimbursable to it as described herein under "The Pooling and Servicing Agreement -- Advances." Under the limited circumstances described herein, the Master Servicer will be entitled to reimburse itself from funds on deposit in the Certificate Account before distributions are made to holders of Certificates.

Compensating Interest......  When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between Due
                               Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Pooling Agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the Trust Fund on such Distribution Date 30 days' interest at the Mortgage Rate (less the Master Servicing Fee Rate) on the amount of each such prepayment (any such reduction, "Compensating Interest"). Any such shortfalls in interest as a result of prepayments in excess of the amount of the Master Servicing Fee for a month will reduce the amount of interest payable to the Certificateholders from what would have been the case in the absence of such prepayments. See "The Pooling and Servicing
                               Agreement -- Compensating Interest" and
                               "Description of the Certificates -- Interest" herein.

Optional Termination.......  At its option, the Sponsor may purchase from the
                               Trust Fund all remaining Mortgage Loans in the Trust Fund and thereby effect early retirement of the Certificates, on any Distribution Date on which the Pool Principal Balance is less than 5% of the Cut-off Date Pool Principal Balance. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein.

                             IF THE SPONSOR EXERCISES ITS RIGHT TO REPURCHASE
                               ALL OF THE MORTGAGE LOANS, THE CERTIFICATES
                               OUTSTANDING AT THE TIME OF SUCH REPURCHASE WILL BE RETIRED EARLIER THAN WOULD OTHERWISE BE THE CASE. See "Prepayment and Yield Considerations" herein.

Certain Federal Income Tax
  Consequences.............  For federal income tax purposes, an election will be made to treat the Trust Fund as two separate "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC," and each, a "REMIC"). The Regular Certificates will constitute the "regular interests" in the Master REMIC. The Class R-I and Class R-II Certificates will constitute the sole class of "residual interest" in the Subsidiary REMIC and the Master REMIC, respectively.

                             The Class S, Class X and Class P Certificates will,
                               and certain other Classes may, be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment...........  The Senior Certificates and the Class B-1
                               Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), and as such, will be legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment Consideration" in the Prospectus.

                             It is anticipated that the Class B-2 and Class B-3
                               Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.

                             Certain Classes of Certificates may be deemed
                               "high-risk mortgage securities" as defined in the supervisory policy statement on securities activities approved by the Federal Financial Institutions Examination Council on December 3, 1991 and adopted by the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the Office of Thrift Supervision. See "Legal Investment Consideration" in the Prospectus.

ERISA Considerations.......  A fiduciary of any employee benefit plan (a "Plan")
                               subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.

                             Subject to the considerations and conditions
                               described under "ERISA Considerations" herein, it is expected that the Senior Certificates (other than the Residual Certificates) may be purchased by a Plan. The Residual Certificates and the Subordinate Certificates may not be transferred except upon satisfaction of certain conditions. See "ERISA Considerations" herein and in the Prospectus.

Certificate Ratings........  It is a condition to the issuance of the Offered
                               Certificates that each Class of Offered
                               Certificates receives at least the rating set forth below from Moody's Investors Service, Inc. ("Moody's") and Fitch Investors Service, L.P. ("Fitch" and, together with Moody's, the "Rating Agencies"):

                                                              CLASS                     MOODY'S   FITCH
                                                              -----                     -------   -----
                                            A-1.......................................   Aaa      AAA
                                            A-2.......................................   Aaa      AAA
                                            A-3.......................................   Aaa      AAA
                                            A-4.......................................   Aaa      AAA
                                            A-5.......................................   Aaa      AAA
                                            A-6.......................................   Aaa      AAA
                                            A-7.......................................   Aaa      AAA
                                            A-8.......................................   Aaa      AAA
                                            F.........................................   Aaa      AAA
                                            S.........................................   Aaa      AAA
                                            X.........................................   Aaa      AAA
                                            P.........................................   Aaa      AAA
                                            R-I.......................................   Aaa      AAA
                                            R-II......................................   Aaa      AAA
                                            B-1.......................................   Aa2       AA
                                            B-2.......................................   A2        A
                                            B-3.......................................  Baa2      BBB

                             The ratings of the Offered Certificates of any
                               Class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Certificate Ratings" herein.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Certificates, the amount of principal and interest payments on the Certificates and the yield to maturity of the Certificates will be directly related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors (each, a "Mortgagor"), liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations or warranties and purchase by the Sponsor of all of the Mortgage Loans in connection with the optional termination of the Trust Fund. The Mortgagors may prepay any Mortgage Loan at any time without penalty.

     The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing interest rates for similar mortgage loans fall below the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if prevailing interest rates for similar mortgage loans rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. An investor that purchases an Offered Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases an Offered Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield.

     The timing of changes in the rate of prepayments may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with an investor's expectations. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.

     Because the Class P Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans, the yield to maturity on the Class P Certificates will be extremely sensitive to the rate and timing of principal payments on the Discount Mortgage Loans. Similarly, because the Class X Certificates represent the right to receive only a portion of the interest received with respect to the Premium Mortgage Loans, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium Mortgage Loans. Investors should consider carefully the associated risks, including the risk that a rapid rate of principal payments on the Premium Mortgage Loans could result in the failure of investors in the Class X Certificates to fully recover their initial investment. See "Prepayment and Yield Considerations -- Yield on the Class P Certificates" and "-- Yield on the Class X Certificates" herein.

     The yield to maturity on the Class F Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Class S Certificates will be extremely sensitive to changes in the rate of LIBOR and timing of principal payments on the Mortgage Loans. Holders of the Class S Certificates should consider carefully the risk that a rapid rate of prepayment of the Mortgage Loans or a high level of LIBOR could result in the failure of investors in the Class S Certificates to fully recover their initial investment. See "Prepayment and Yield Considerations -- Yield on the Class S Certificates" herein.

SUBORDINATION

     The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described herein. Delinquencies that are not advanced by or on behalf of the Master Servicer (because the amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates, in reverse order of numerical designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the Subordinate Certificates to the extent of any losses allocated thereto without the receipt of cash attributable to such reduction. See "Description of the Certificates -- Allocation of Losses" herein. As a result of such reductions, less interest will accrue on such Classes of Subordinate Certificates than otherwise would have been the case. The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates (other than Class A-8 Certificates), Net Interest Shortfalls, other cash shortfalls in Available Funds and distributions of funds to Class P Certificateholders otherwise available for distribution on the Subordinate Certificates to the extent of reimbursement for Class P Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

     If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinate Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments, principal prepayments in full and the principal portion of any Liquidation Proceeds as described herein available for distribution on such Subordinate Certificates will be allocated solely to such Subordinate Certificates and to all other Classes of Subordinate Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Classes of Subordinate Certificates otherwise entitled to such principal prepayments and reducing the weighted average lives of such Classes of Subordinate Certificates receiving distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical Class designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

LIMITED OBLIGATIONS

     The Mortgage Loans will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates, except for limited obligations of the Seller, with respect to certain breaches of its representations and warranties and of the Master Servicer with respect to its servicing obligations. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Sponsor, the Seller, the Master Servicer, the Trustee or any of their affiliates.

LIMITED LIQUIDITY

     Each Underwriter intends to make a secondary market in the Offered Certificates being purchased by it, but neither Underwriter has any obligation to do so. There is currently no secondary market in the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

GEOGRAPHIC CONCENTRATION

     Approximately 19.75% of the Mortgage Loans (by Cut-off Date Pool Principal Balance) are secured by Mortgaged Properties located in the State of California. Property values of residential real estate in California have declined in recent years. If the California residential real estate market should continue to experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

BOOK-ENTRY SYSTEM

     Since transactions in the Book-Entry Certificates generally can be effected only through DTC and Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a paying agent on behalf of the Trustee, to CEDE & Co. ("CEDE"), as nominee for DTC. Also, issuance of Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor, because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates -- Book-Entry Certificates" herein.

TAX CONSEQUENCES OF RESIDUAL CERTIFICATES

     The Class R-I Certificates will be the sole class of "residual interest" in the Subsidiary REMIC and the Class R-II Certificates will be the sole class of "residual interest" in the Master REMIC for federal income tax purposes. Accordingly, the Residual Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Residual Certificates may not be acquired by certain benefit plans subject to ERISA. See "Prepayment and Yield Considerations -- Yield on Residual Certificates," "ERISA Considerations" and "Certain Federal Income Tax Considerations" herein.

                               THE MORTGAGE POOL

GENERAL

     The following descriptions of the Mortgage Loans and the Mortgaged Properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth herein with respect to the Mortgage Pool as it is presently expected to be constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although the range of the Mortgage Rates and the maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless the context requires otherwise, references below to percentages of the Mortgage Loans are approximate percentages of the Cut-off Date Pool Principal Balance.

     The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed-rate, conventional, monthly-pay, fully-amortizing mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties (each, a "Mortgaged Property"). As of the Cut-off Date, the Mortgage Pool is expected to include 517 Mortgage Loans with an aggregate Stated Principal Balance of approximately $150,004,303. The Mortgage Loans will have original terms to stated maturity of not more than 30 years. The Mortgage Loans will have scheduled monthly payments of interest and principal (each, a "Monthly Payment") due on the first day of each month (each, a "Due Date"). The interest rate (the "Mortgage Rate") for each Mortgage Loan will be fixed for the life thereof. The Mortgage Loans are expected to have the additional characteristics described below and in the Prospectus.

     The Mortgage Loans consist of Mortgage Loans either (i) originated by the Seller or (ii) purchased by the Seller from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. The Mortgage Loans will be sold by the Seller to NationsBanc Mortgage Capital Corporation ("NMCC"), an affiliate of the Sponsor, prior to the Closing Date pursuant to two mortgage loan sale and servicing agreements between the Seller and NMCC (the "Purchase Agreements"). All rights of NMCC in the Purchase Agreements, including the remedies for any breaches of such representations and warranties made by the Seller and for failure to deliver documentation, will be assigned by NMCC to the Sponsor on the Closing Date and, in turn, will be assigned by the Sponsor to the Trust Fund pursuant to the Pooling Agreement. The Sponsor will make no additional representations or warranties with respect to the Mortgage Loans and will have no additional obligation to repurchase or substitute for Mortgage Loans.

     As of the Cut-off Date, each Mortgage Loan is expected to have a Stated Principal Balance of at least $24,983 and of not more than approximately $650,000 and the average Stated Principal Balance of the Mortgage Loans is expected to be approximately $290,144. The latest stated maturity date of any of the Mortgage Loans is expected to be in March 2027; however, Mortgagors may prepay their Mortgage Loans at any time without penalty. Therefore, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. No more than 0.5% of the Mortgage Loans will be subject to any buydown agreement.

     As of the Cut-off Date, no Mortgage Loan will have a Loan-to-Value Ratio of more than 95%. The weighted average of the Loan-to-Value Ratios as of the Cut-off Date of the Mortgage Loans was approximately 76.7%. Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which shall conform to the standards of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (a) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such Mortgaged Property. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     Approximately 19.75% of the Mortgage Loans will be secured by Mortgaged Properties located in California, 10.24% in Texas, 10.01% in Colorado, 7.60% in Virginia and 5.11% in Georgia, respectively. Except as indicated in the preceding sentence no more than approximately 4.5% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state. No more than approximately 1.23% of the Mortgage Loans will be secured by Mortgaged Properties located in any one five-digit postal zip code.

MORTGAGE LOAN DATA

     The following tables set forth certain additional expected characteristics regarding the Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

                      OCCUPANCY OF MORTGAGE PROPERTIES (1)

                                                                             AGGREGATE
                                                            NUMBER OF    PRINCIPAL BALANCE      % OF
                                                            MORTGAGE     OUTSTANDING AS OF    MORTGAGE
OCCUPANCY STATUS                                              LOANS        CUT-OFF DATE        LOANS
----------------                                            ---------   -------------------   --------
Primary Residence.........................................     501        $145,101,535.91       96.73%
Second Home...............................................      16           4,902,766.92        3.27
                                                               ---        ---------------      ------
          Total...........................................     517        $150,004,302.83      100.00%
                                                               ===        ===============      ======

---------------

(1) Based solely on representations of the Mortgagor at the time of origination of the related Mortgage Loan.

                                 PROPERTY TYPES

                                                                             AGGREGATE
                                                            NUMBER OF    PRINCIPAL BALANCE      % OF
                                                            MORTGAGE     OUTSTANDING AS OF    MORTGAGE
PROPERTY TYPES                                                LOANS        CUT-OFF DATE        LOANS
--------------                                              ---------   -------------------   --------
Single Family Detached....................................     444        $128,912,749.24       85.94%
PUD.......................................................      60          17,968,856.99       11.98
Condominiums..............................................      11           2,460,063.86        1.64
Townhome..................................................       2             662,632.74        0.44
                                                               ---        ---------------      ------
          Total...........................................     517        $150,004,302.83      100.00%
                                                               ===        ===============      ======

                             MORTGAGE LOAN PURPOSE

                                                                             AGGREGATE
                                                            NUMBER OF    PRINCIPAL BALANCE      % OF
                                                            MORTGAGE     OUTSTANDING AS OF    MORTGAGE
LOAN PURPOSE                                                  LOANS        CUT-OFF DATE        LOANS
------------                                                ---------   -------------------   --------
Purchase..................................................     363        $101,936,730.58       67.96%
Refinance -- Rate/Term....................................     126          39,105,067.65       26.07
Refinance -- Cashout......................................      28           8,962,504.60        5.97
                                                               ---        ---------------      ------
          Total...........................................     517        $150,004,302.83      100.00%
                                                               ===        ===============      ======

           GEOGRAPHICAL DISTRIBUTION OF THE MORTGAGED PROPERTIES (1)

                                                                             AGGREGATE
                                                            NUMBER OF    PRINCIPAL BALANCE      % OF
                                                            MORTGAGE     OUTSTANDING AS OF    MORTGAGE
                          STATE                               LOANS        CUT-OFF DATE        LOANS
                          -----                             ---------   -------------------   --------
Alabama...................................................       2        $    908,520.47        0.61%
Arizona...................................................      11           3,088,977.67        2.06
California................................................      97          29,633,157.11       19.75
Colorado..................................................      47          15,010,882.05       10.01
Connecticut...............................................       2             592,426.82        0.39
Delaware..................................................       2             527,576.02        0.35
District of Columbia......................................       2             467,502.74        0.31
Florida...................................................      25           4,303,237.12        2.87
Georgia...................................................      30           7,669,969.44        5.11
Idaho.....................................................       1             299,625.76        0.20
Illinois..................................................      22           6,662,363.41        4.44
Indiana...................................................       1             292,308.66        0.19
Iowa......................................................       1             286,683.13        0.19
Kansas....................................................       1             364,954.96        0.24
Kentucky..................................................       5           1,475,255.41        0.98
Maryland..................................................      20           6,225,881.78        4.15
Massachusetts.............................................       5           1,713,643.11        1.14
Michigan..................................................       8           2,248,809.80        1.50
Minnesota.................................................      16           4,242,901.14        2.83
Missouri..................................................       6           2,230,582.48        1.49
Nevada....................................................       8           2,191,901.85        1.46
New Jersey................................................      13           3,725,005.13        2.48
New Mexico................................................       9           3,115,776.05        2.08
New York..................................................       3             786,676.49        0.52
North Carolina............................................      13           3,539,203.90        2.36
Ohio......................................................       9           2,600,480.82        1.73
Oklahoma..................................................       4           1,132,467.96        0.75
Oregon....................................................       1             231,741.23        0.15
Pennsylvania..............................................      18           5,335,740.30        3.56
Rhode Island..............................................       1             274,665.64        0.18
South Carolina............................................      18           5,693,254.56        3.80
South Dakota..............................................       1             309,531.38        0.21
Tennessee.................................................      11           3,306,349.73        2.20
Texas.....................................................      50          15,359,621.53       10.24
Virginia..................................................      44          11,395,627.23        7.60
Washington................................................       7           1,816,227.97        1.21
Wisconsin.................................................       3             944,771.96        0.63
                                                               ---        ---------------      ------
                                                               517        $150,004,302.83      100.00%
                                                               ===        ===============      ======

---------------

(1) As of the Cut-off Date, no more than approximately 1.23% of the Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES (1)

                                                                              AGGREGATE
                                                              NUMBER OF   PRINCIPAL BALANCE     % OF
                                                              MORTGAGE    OUTSTANDING AS OF   MORTGAGE
CURRENT MORTGAGE LOAN PRINCIPAL BALANCES                        LOANS       CUT-OFF DATE       LOANS
----------------------------------------                      ---------   -----------------   --------
Less than or equal to $214,600.00...........................      40       $  4,280,260.69       2.85%
$214,600.01- $250,000.00....................................     145         33,957,071.91      22.64
$250,000.01- $300,000.00....................................     142         39,150,613.57      26.10
$300,000.01- $350,000.00....................................      79         25,345,641.91      16.90
$350,000.01- $400,000.00....................................      56         20,991,030.29      13.99
$400,000.01- $450,000.00....................................      24          9,963,027.09       6.64
$450,000.01- $500,000.00....................................      16          7,732,830.58       5.16
$500,000.01- $550,000.00....................................       6          3,102,947.47       2.07
$550,000.01- $600,000.00....................................       4          2,300,887.45       1.53
$600,000.01- $650,000.00....................................       5          3,179,991.86       2.12
                                                                 ---       ---------------     ------
          Total.............................................     517       $150,004,302.83     100.00%
                                                                 ===       ===============     ======

---------------

(1) As of the Cut-off Date, the average outstanding principal balance of the Mortgage Loans is approximately $290,144.

                       ORIGINAL LOAN-TO-VALUE RATIOS (1)

                                                                            AGGREGATE
                                                            NUMBER OF   PRINCIPAL BALANCE     % OF
                                                            MORTGAGE    OUTSTANDING AS OF   MORTGAGE
ORIGINAL LOAN-TO-VALUE RATIOS                                 LOANS       CUT-OFF DATE       LOANS
-----------------------------                               ---------   -----------------   --------
25.01%-30.00%.............................................       2       $    348,234.11       0.23%
30.01%-35.00%.............................................       1            249,827.95       0.17
35.01%-40.00%.............................................       2            360,010.96       0.24
40.01%-45.00%.............................................       3            647,828.15       0.43
45.01%-50.00%.............................................       4          1,190,514.86       0.79
50.01%-55.00%.............................................       7          1,744,278.78       1.16
55.01%-60.00%.............................................      20          5,481,767.47       3.65
60.01%-65.00%.............................................      19          5,249,869.61       3.50
65.01%-70.00%.............................................      34         10,246,691.66       6.83
70.01%-75.00%.............................................      76         20,302,363.32      13.53
75.01%-80.00%.............................................     244         75,688,006.57      50.46
80.01%-85.00%.............................................      10          2,763,359.96       1.84
85.01%-90.00%.............................................      75         20,849,166.33      13.90
90.01%-95.00%.............................................      20          4,882,383.08       3.25
                                                               ---       ---------------     ------
          Total...........................................     517       $150,004,302.83     100.00%
                                                               ===       ===============     ======

---------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 77.6%.

                               MORTGAGE RATES (1)

                                                                            AGGREGATE
                                                            NUMBER OF   PRINCIPAL BALANCE     % OF
                                                            MORTGAGE    OUTSTANDING AS OF   MORTGAGE
MORTGAGE RATES (%)                                            LOANS       CUT-OFF DATE       LOANS
------------------                                          ---------   -----------------   --------
7.001 - 7.125.............................................       2       $    600,844.93       0.40%
7.126 - 7.250.............................................       8          2,152,584.97       1.44
7.251 - 7.375.............................................       7          2,068,110.65       1.38
7.376 - 7.500.............................................      44         13,890,862.30       9.26
7.501 - 7.625.............................................      32          9,385,828.98       6.26
7.626 - 7.750.............................................      51         15,309,512.99      10.21
7.751 - 7.875.............................................      82         25,521,733.58      17.01
7.876 - 8.000.............................................      66         18,429,536.64      12.29
8.001 - 8.125.............................................      55         16,124,116.35      10.75
8.126 - 8.250.............................................      64         19,656,027.30      13.10
8.251 - 8.375.............................................      32          8,579,723.96       5.72
8.376 - 8.500.............................................      37         10,479,034.09       6.99
8.501 - 8.625.............................................      18          3,944,203.08       2.63
8.626 - 8.750.............................................      11          2,509,779.16       1.67
8.751 - 8.875.............................................       4            922,433.98       0.61
8.876 - 9.000.............................................       3            373,530.22       0.25
9.001 - 9.125.............................................       1             56,439.63       0.04
                                                               ---       ---------------     ------
          Total...........................................     517       $150,004,302.83     100.00%
                                                               ===       ===============     ======

---------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 8.00% per annum.

                              REMAINING TERMS (1)

                                                                            AGGREGATE
                                                            NUMBER OF   PRINCIPAL BALANCE     % OF
                                                            MORTGAGE    OUTSTANDING AS OF   MORTGAGE
REMAINING TERM                                                LOANS       CUT-OFF DATE       LOANS
--------------                                              ---------   -----------------   --------
229 - 240 months..........................................       2       $    598,238.26       0.40%
289 - 300 months..........................................       2            437,261.78       0.29
349 - 360 months..........................................     513        148,968,802.79      99.31
                                                               ---       ---------------     ------
          Total...........................................     517       $150,004,302.83     100.00%
                                                               ===       ===============     ======

---------------

(1) As of the Cut-off Date, the weighted average stated remaining term of the Mortgage Loans is expected to be approximately 357.1 months.

                              DOCUMENTATION TYPES

                                                                            AGGREGATE
                                                            NUMBER OF   PRINCIPAL BALANCE     % OF
                                                            MORTGAGE    OUTSTANDING AS OF   MORTGAGE
                    DOCUMENTATION TYPE                        LOANS       CUT-OFF DATE       LOANS
                    ------------------                      ---------   -----------------   --------
Full......................................................     479       $146,151,203.82      97.43%
Limited...................................................      38          3,853,099.01       2.57
                                                               ---       ---------------     ------
          Total...........................................     517       $150,004,302.83     100.00%
                                                               ===       ===============     ======

UNDERWRITING STANDARDS

     Each Mortgage Loan has satisfied the credit, appraisal and underwriting guidelines established by the Seller which may be varied in cases deemed appropriate by the Seller. The Seller's underwriting guidelines are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The Seller's underwriting guidelines are applied in a manner that is intended to comply with applicable federal and state laws and regulations. Initially, a prospective mortgagor is required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the disclosure of a consumer credit report which summarizes the mortgagor's credit history with merchants and lenders and any public records, such as bankruptcy. In addition, an employment verification is obtained from the mortgagor's employer wherein the employer reports the length of employment with that organization and the historical and current earnings. If a prospective mortgagor is self-employed, the mortgagor is required to submit copies of signed tax returns. The mortgagor also authorizes deposit verification at all financial institutions where the mortgagor has funds deposited which may be used for downpayment and closing of the mortgage loan. In lieu of employment and deposit verifications, the Seller will accept copies of federal withholding (W-2) forms, pay stubs and account statements.

     The Seller has employed alternative underwriting guidelines (the "Limited Documentation Guidelines") for certain qualifying mortgage loans underwritten by the Seller through an underwriting program designed to streamline the loan review process by eliminating the requirement for income verification. The objective of the use of the Limited Documentation Guidelines is to place emphasis on underwriting of the credit of the mortgagor's assets rather than the value and adequacy of the mortgaged property as collateral. The maximum loan-to-value ratio of any mortgage loan originated under the Limited Documentation Guidelines was 75% at the time of origination. Less than 3.0% of the Mortgage Loans have been originated under the Limited Documentation Guidelines.

     Once the employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, an independent appraisal is made of each mortgaged property considered for financing. The appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The appraisal is based on the appraiser's estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     The Seller's underwriting guidelines in all states require that the underwriting officers be satisfied that the value of the mortgaged property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

                        NATIONSBANC MORTGAGE CORPORATION

     NationsBanc Mortgage Corporation (in its capacity as seller, the "Seller" and, in its capacity as master servicer, the "Master Servicer") was incorporated in Texas on July 10, 1972, as a wholly-owned subsidiary of NationsBank Texas, which is an indirect, wholly-owned subsidiary of NationsBank Corporation. NationsBanc Mortgage Corporation is primarily engaged in the origination, purchase and sale of mortgage loans, the performance of servicing functions and the underwriting of mortgage loans. NationsBanc Mortgage Corporation's principal executive offices are located at 101 South Tryon Street, 39th Floor, Charlotte, North Carolina 28255 and the telephone number is (704) 388-4545, and NationsBanc Mortgage Corporation's operations offices are located at 101 East Main Street, Suite 400, Louisville, Kentucky 40202 and the telephone number is (502) 566-5100. NationsBanc Mortgage Corporation is approved by Government National Mortgage Association ("GNMA"), FNMA and FHLMC as a seller-servicer.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     All of the Mortgage Loans will be serviced by NationsBanc Mortgage Corporation, as Master Servicer. The Master Servicer will service the Mortgage Loans in accordance with the terms of the Pooling Agreement. The Master Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain primarily liable for its servicing duties and obligations under the Pooling Agreement as if the Master Servicer alone were servicing the Mortgage Loans. See "The Pooling and Servicing Agreement" in the Prospectus.

FORECLOSURE AND DELINQUENCY EXPERIENCE

     Historically, a variety of factors, including the appreciation of real estate values, have limited the Master Servicer's foreclosure and delinquency experience on its portfolio of mortgage loans. There can be no assurance that factors beyond the Master Servicer's control, such as national or local economic conditions or downturns in the real estate markets in its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the portfolio of mortgage loans originated by NationsBanc Mortgage Corporation during the periods shown. Accordingly, foreclosures and delinquencies as percentages of aggregate principal balance of mortgage loans serviced for each period may be higher than those that would be shown if a group of mortgage loans were artificially isolated at a point in time and the information disclosed the activity only in that isolated group. However, since most of the mortgage loans in the portfolio of jumbo mortgage loans serviced by the Master Servicer during the periods shown are not fully seasoned, the foreclosure and delinquency information for such an isolated group would also be distorted to some degree.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated on jumbo first deed of trust or mortgage loans serviced by the Master Servicer (excluding certain recent bulk acquisitions of servicing rights) and which were originated in a manner consistent with the underwriting criteria of the Seller described under "The Mortgage Pool -- Underwriting Standards." The Master Servicer's portfolio of jumbo first deed of trust and mortgage loans described below contains fixed and adjustable rate jumbo mortgage loans, having a variety of original terms to maturity and payment characteristics and may therefore differ significantly from the Mortgage Loans at any time in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency and foreclosure experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability and willingness of mortgagors to make required payments.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                               ON MORTGAGE LOANS

                                AT DECEMBER 31, 1996            AT DECEMBER 31, 1995            AT DECEMBER 31, 1994
                            -----------------------------   -----------------------------   -----------------------------
                             NUMBER/%                        NUMBER/%                        NUMBER/%
                                OF          OUTSTANDING         OF          OUTSTANDING         OF          OUTSTANDING
                             MORTGAGE        PRINCIPAL       MORTGAGE        PRINCIPAL       MORTGAGE        PRINCIPAL
                               LOANS          AMOUNT           LOANS          AMOUNT           LOANS          AMOUNT
                            -----------   ---------------   -----------   ---------------   -----------   ---------------
Total Portfolio...........    304,921     $32,561,189,618     260,568     $27,820,905,542     227,068     $21,477,365,031
Delinquencies*
  One installment
    delinquent............      6,261     $   477,963,358       4,727     $   371,425,718       3,575     $   248,651,462
  Percent Delinquent......        2.1%                1.5%        1.8%                1.3%        1.6%                1.2%
  Two installments
    delinquent............      1,249     $    90,683,948         827     $    58,517,191         679     $    40,584,938
  Percent Delinquent......        0.4%                0.3%        0.3%                0.2%        0.3%                0.2%
  Three or more
    installments
    delinquent............      1,465     $   105,654,522         875     $    61,929,401         676     $    43,458,765
  Percent Delinquent......        0.5%                0.3%        0.3%                0.2%        0.3%                0.2%
In Foreclosure............      1,358     $   112,445,453         499     $    38,350,914         383     $    28,626,045
  Percent in
    Foreclosure...........        0.4%                0.3%        0.2%                0.1%        0.2%                0.1%
Delinquent and in
  Foreclosure.............     10,333     $   786,752,281       6,928     $   530,225,224       5,313     $   361,321,210
  Percent Delinquent and
    in Foreclosure**......        3.4%                2.4%        2.7%                1.9%        2.3%                1.7%

---------------

 * A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 1997 (the "Pooling Agreement"), among the Sponsor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. See "The Pooling and Servicing Agreement" in the Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Sponsor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Seller certifying that the related original Mortgage Note has been lost, the original or certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Sponsor), an assignment in recordable form of the Mortgage and, if applicable, any riders or modifications to such Mortgage Note and Mortgage (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the

Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Sponsor or the Seller.

     The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any of the foregoing documents is found to be missing or defective in any material respect and the Seller does not cure such omission or defect within 90 days of the Closing Date, the Seller will on the Distribution Date in the month following the expiration of such 90-day period either (i) repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related Mortgage Rate, or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within 90 days of the Closing Date. An "Eligible Substitute Mortgage Loan" generally will, on the date of substitution, among other characteristics set forth in the Pooling Agreement, (i) have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 2% per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties incorporated into the Pooling Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a "Deleted Mortgage Loan."

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which shall be maintained as a separate trust account by the Master Servicer in trust for the benefit of Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Eligible Investments, as defined in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Funds and shall deposit such Available Funds in an account established and maintained with the Trustee on behalf of Certificateholders (the "Distribution Account").

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Trust Fund are payable out of the interest payments received on each Mortgage Loan. The "Expense Rate" in respect of each Mortgage Loan will be 0.26% per annum of the Stated Principal Balance of such Mortgage Loan. The "Expense Fees" consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the "Master Servicing Fee") and (b) fees paid to the Trustee. The Master Servicing Fees will accrue at a rate specified in the Pooling Agreement (the "Master Servicing Fee Rate") of the Stated Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement and such amounts will be paid by the Master Servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "-- Compensating Interest." The Master Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account.

COMPENSATING INTEREST

     When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Prepayments will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Pooling Agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the Trust Fund on such Distribution Date 30 days' interest at the Mortgage Rate (less the Master Servicing Fee Rate) on the amount of each such prepayment (any such reduction, "Compensating Interest"). Any such shortfalls in interest as a result of prepayments in excess of the amount of the Master Servicing Fee for a month will reduce the amount of interest available to be distributed to Certificateholders from what would have been the case in the absence of such prepayments. See "Description of the Certificates -- Interest" herein.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance (any such advance, an "Advance") prior to each Distribution Date from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (net of the related Master Servicing Fee) which were due on the related Due Date and which were delinquent on the related Determination Date. The obligation to advance with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. An "REO Property" is a Mortgaged Property that has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the related "Determination Date" shall be five business days prior thereto.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (net of the Master Servicing Fee) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling Agreement.

TERMINATION; OPTIONAL TERMINATION

     The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "The Pooling and Servicing Agreement -- Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the Prospectus. In addition, the Sponsor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Certificates and causing the termination of the REMIC status of the Master REMIC and the Subsidiary REMIC, but such option will not be exercisable until such time as the Pool Principal Balance as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders is less than 5% of the Cut-off Date Pool Principal Balance. Distributions in respect of any such optional termination will be paid to Certificateholders in order of their priority of distribution as described below under "Description of the Certificates -- Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each Class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the Stated Principal Balance of the related Mortgage Loan. In no event will the trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) May 1, 2028. The termination of the Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Master REMIC and the Subsidiary REMIC.

THE TRUSTEE

     PNC Bank, National Association will be the Trustee under the Pooling Agreement. The Sponsor, the Seller and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 1600 Market Street, 30th Floor, Philadelphia, Pennsylvania 19103, Attention: Constantine Hromych or at such other addresses as the Trustee may designate from time to time.

VOTING RIGHTS

     Certain actions specified in the Pooling Agreement that may be taken by holders of Offered Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by the holders of Offered Certificates entitled to the aggregate of such percentage of voting rights (the "Voting Rights") provided in the Pooling Agreement. 96% of all Voting Rights will be allocated among the holders of the Class A, Class F, Class P and Subordinate Certificates based on the outstanding Class Certificate Balances of their Certificates, 1% of all Voting Rights will be allocated to the holders of the Class S Certificates based on their respective Percentage Interest in such Class, 1% of all Voting Rights will be allocated to the holders of the Class X Certificates based on their respective Percentage Interest in such Class, 1% of all Voting Rights will be allocated to the holders of the Class R-I Certificates based on their respective Percentage Interest in such Class and 1% of all Voting Rights will be allocated to the holders of the Class R-II Certificates based on their respective Percentage Interest in such Class. With respect to any Class of Certificates and as to any date of determination, the "Percentage Interest" is the percentage obtained by dividing the initial certificate balance of such Certificate (or initial notional amount in the case of the Class S or Class X Certificates) by the aggregate initial Class Certificate Balance (or Class Notional Amount) of all Certificates of such Class.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Subsidiary REMIC will generally consist of the Mortgage Loans. The assets of the Master REMIC will generally consist of uncertificated regular interests issued by the Subsidiary REMIC, which in the aggregate will correspond to the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Mortgage Pass-Through Certificates, Series 1997-1 (the "Certificates") will consist of the following twenty classes (each, a "Class"): (i) Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 (collectively, the "Class A Certificates"); (ii) Class F, Class P, Class S and Class X; (iii) Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 (collectively, the "Subordinate Certificates"); and (iv) Class R-I and Class R-II (collectively, the "Residual Certificates" and, together with the Class A, Class F, Class P, Class S and Class X Certificates, the "Senior Certificates"). Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are offered hereby.

     The "Class Certificate Balance" of a Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) previously allocated to such Class and (iii) in the case of any Class of Subordinate Certificates, any amounts previously allocated to such Class in reduction of its Class Certificate Balance in respect of payments of Class P Deferred Amounts, as described below under "-- Allocation of Losses." In addition, the Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date.

     The Senior Certificates in the aggregate will evidence an initial beneficial ownership interest of approximately 95.50% in the Trust Fund and the Subordinate Certificates evidence in the aggregate the remaining 4.50% undivided interest in the Trust Fund. The Class S and Class X Certificates are "interest only" or IO Certificates, will have no principal balance, are entitled only to a portion of the interest on the Mortgage Loans and are not entitled to any distributions of principal. The Class Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans with respect to such Distribution Date. The Class Notional Amount of the Class S Certificates for any Distribution Date will be equal to the Class Certificate Balance of the Class F Certificates with respect to such Distribution Date. The Class P Certificates are "principal only" or PO Certificates and are not entitled to distributions in respect of interest.

DENOMINATIONS AND FORM

     The Offered Certificates (other than the Residual Certificates) will be issuable in book-entry form only. The Class A Certificates will be issued in minimum dollar denominations of $10,000 and integral multiples of $1 in excess thereof. The Class F, Class P, Class S, Class X, Class B-1, Class B-2 and Class B-3 Certificates will be issued in minimum dollar denominations or notional amounts, as applicable, of $25,000 and integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issued as a single certificate each in a denomination of $100. A single certificate of each Class may be issued in an amount different than described above.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates (other than the Residual Certificates) will be book-entry Certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Class Certificate Balance of each such Class of Offered Certificates which will be held by a nominee of The Depository Trust Company ("DTC" and together with any successor depository selected by the Sponsor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be indirectly held by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations specified above under "-- Denominations and Form". The Sponsor has been informed by the Depository that its nominee will be CEDE. Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a beneficial interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interests will in turn be recorded on the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a Depository participant). Therefore, the Beneficial Owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "Clearing Corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "Clearing Agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to CEDE as nominee of the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to CEDE. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     None of the Sponsor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of the Depository, a Depository participant or an indirect Depository participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial Owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling Agreement. Beneficial Owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided by the Trustee to CEDE, as nominee of the Depository, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such Beneficial Owners are credited.

     The Depository has advised the Sponsor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, elects to terminate a book-entry system through the Depository; or (c) after the occurrence of an event of default under the Pooling Agreement, Beneficial Owners having Voting Rights aggregating not less than 51% of all Voting Rights evidenced by each Class of the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of Beneficial Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 20th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 1997 (each a "Distribution Date"), to the persons in whose names such Certificates are registered (each, a "Certificateholder") at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial certificate balance or notional amount of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

AVAILABLE FUNDS

     "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Master Servicing Fee) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (collectively, "Liquidation Proceeds") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the calendar month preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or repurchase price in respect of any Deleted Mortgage Loan or amounts received in connection with the optional termination of the Trust Fund as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

PRIORITY OF DISTRIBUTIONS

     As more fully described herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority: (i) to the Trustee an amount in payment for the Trustee's services for such Distribution Date; (ii) to interest on each Class of Senior Certificates (other than the Class P Certificates); (iii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "-- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iv) to any Class P Deferred Amounts with respect to the Class P Certificates, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates; (v) to each Class of Subordinate Certificates, first to pay interest on and then to pay principal thereof, in an amount equal to its portion of principal payable to the Subordinate Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, and (vi) any remaining amounts to the Class R-I Certificates, in each case subject to the limitations set forth herein under "-- Principal."

INTEREST

     The Pass-Through Rate for each Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is as set forth or described on the cover hereof.

     On each Distribution Date, to the extent of funds available therefor, each Class of Certificates (other than the Class P Certificates) will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any Class of Certificates (other than the Class P Certificates) will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or Class Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause
(i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (such shortfalls, "Unpaid Interest Amounts"). The Class P Certificates are "principal only" or PO Certificates and will not bear interest.

     The interest entitlement described above for each Class of Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (a) a Relief Act Reduction or (b) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a Mortgagor in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Master Servicing Fee) on the amount of such prepayment.

     Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each Class of Certificates (other than the Class P Certificates), on the basis of the related Class Certificate Balance or Class Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds applied in the order described above under "-- Priority of Distributions" are not sufficient to make a full distribution of the Interest Distribution Amount for each Class of the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the Interest Distribution Amount each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the Interest Distribution Amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Certificates (other than the Class P, Class F and Class S Certificates) will be the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class F and Class S Certificates for each Distribution Date will commence on the 20th day of the calendar month preceding the calendar month in which such Distribution Date occurs and will end on the 19th day of the calendar month in which such Distribution Date occurs.

LIBOR

     The Class F and Class S Certificates will bear interest at their respective Pass-Through Rates, which are based on the London Interbank Offered Rate for one-month U.S. dollar deposits ("LIBOR") determined by the Trustee on the bases of quotations provided by reference banks meeting the criteria set forth herein (the "Reference Banks"). The initial Reference Banks will be specified in the Pooling Agreement. The Trustee will determine LIBOR and the respective Pass-Through Rates for the Class F and Class S Certificates for each Interest Accrual Period, other than the initial Interest Accrual Period, on the second London business day prior to the day on which such Interest Accrual Period commences (each, a "LIBOR Determination Date").

     LIBOR will be established by the Trustee on each LIBOR Determination Date as follows:

          (a) The Trustee will determine LIBOR on the basis of LIBOR quotations provided by each of the Reference Banks as of approximately 11:00 a.m. (London Time) on such LIBOR Determination Date, as such quotations appear on the Telerate Page 3750 (as defined in the International Swap Dealers Association Inc. Code of 1987 Interest Rate and Currency Exchange Definitions).

          (b) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of such offered quotations.

          (c) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum (rounded upwards if necessary to the nearest whole multiple of 1/32%) which the Trustee determines to be either (i) the arithmetic mean of the one-month United States dollar lending rates that New York City banks selected by the Sponsor are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are in the opinion of the Trustee, being so made, or
     (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Sponsor are quoting on such LIBOR Determination Date to leading European banks.

          (d) If on any LIBOR Determination Date, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (c) above, LIBOR shall be LIBOR as in effect for the Interest Accrual Period immediately preceding the Interest Accrual Period for which such LIBOR determination is being made.

     Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not control, be controlled by, or be under common control with the Sponsor, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Sponsor should terminate the appointment of any such Reference Bank, the Sponsor will promptly appoint another leading bank meeting the criteria specified above.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class F and Class S Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (215) 585-8738.

     Listed below are some historical values of LIBOR since January 1992. Such values were not determined in accordance with the provisions set forth above and are intended only to provide a historical summary of the movement in yields on LIBOR; the monthly figures set forth below are the value of LIBOR as derived from various sources.

                                                                     YEAR
                                           ---------------------------------------------------------
                  MONTH                     1997      1996      1995      1994      1993      1992
                  -----                    -------   -------   -------   -------   -------   -------
January..................................  5.43750%  5.43750%  6.09375%  3.12500%  3.18750%  4.18750%
February.................................  5.43750   5.31250   6.12500   3.56250   3.18750   4.25000
March....................................       --   5.43750   6.12500   3.68750   3.18750   4.25000
April....................................       --   5.43750   6.06250   4.00000   3.12500   3.93750
May......................................       --   5.43750   6.06250   4.37500   3.25000   4.00000
June.....................................       --   5.49609   6.12500   4.56250   3.18750   3.93750
July.....................................       --   5.46484   5.87500   4.50000   3.18750   3.37500
August...................................       --   5.43750   5.87500   4.87500   3.18750   3.50000
September................................       --   5.43359   5.87500   5.06250   3.18750   3.12500
October..................................       --   5.37500   5.83203   5.06250   3.18750   3.25000
November.................................       --   5.56250   5.97656   6.06250   3.56250   4.25000
December.................................       --   5.50000   5.68750   6.00000   3.25000   3.31250

PRINCIPAL

     General. On each Distribution Date, Certificateholders will be entitled to receive principal distributions from Available Funds to the extent described below and in accordance with the priorities set forth under "-- Priority of Distributions" above. The Class S and Class X Certificates are "interest only" or IO Certificates and are not entitled to any distributions of principal.

     All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Class P, Class S and Class X Certificates) and the Subordinate Certificates and (ii) the Class P Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any Mortgage Loan with a Net Mortgage Rate less than 7.50% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net Mortgage Rate thereof / 7.50%. The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate greater than 7.50% (each such Mortgage Loan, a "Premium Mortgage Loan") will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (7.50% - the Net Mortgage Rate thereof) / 7.50%. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

     The "Net Mortgage Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Rate with respect to such Mortgage Loan.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed (i) as principal of the Senior Certificates (other than the Class A-8, Class P, Class S and Class X Certificates) in an amount up to the Senior Principal Distribution Amount, (ii) as principal of the Class A-8 Certificates in an amount up to the Class A-8 Principal Distribution Amount and (iii) as principal of the Subordinate Certificates in an amount up to the Subordinate Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or the Sponsor pursuant to the Pooling Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by Mortgagors received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

          (i) first, to the Residual Certificates, until the Class Certificate Balances thereof have been reduced to zero;

          (ii) second, concurrently:

             (a) 35.8801795325% to the Class A-1 Certificates,

             (b) 13.9303877372% to the Class A-2 Certificates,

             (c) 15.9851580021% to the Class A-3 Certificates,

             (d) 19.9224845533% to the Class A-4 Certificates and

             (e) 14.2817901749% to the Class F Certificates,

     until the Class Certificate Balance of each of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class F Certificates have been reduced to zero;

          (iii) third, concurrently:

             (a) 66.6702641744% to the Class A-4 Certificates and

             (b) 33.3297358256% to the Class A-5 Certificates,

     until the Class Certificate Balance of the Class A-4 Certificates has been reduced to zero;

          (iv) fourth, concurrently:

             (a) 39.4228494836% to the Class A-5 Certificates and

             (b) 60.5771505164% to the Class A-6 Certificates,

     until the Class Certificate Balances thereof have been reduced to zero; and

          (v) fifth, to the Class A-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount remaining after distribution of interest on the Senior Certificates will be distributed, concurrently, as principal of the Classes of Senior Certificates (other than the Class P, Class S and Class X Certificates) pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.

     The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the Subordinate Certificates has been reduced to zero.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage, if the Senior Prepayment Percentage is less than 100%, or, if the Senior Prepayment Percentage equals 100%, the percentage obtained by dividing the Senior Percentage by the sum of the Senior Percentage and the Class A-8 Percentage or
(B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the portion of the Liquidation Proceeds that are allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of Non-PO Formula Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The "Pool Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class A-8 and Class P Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class P Certificates) immediately prior to such date. The "Class A-8 Percentage" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of the Class A-8 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Class P Certificates) immediately prior to such date. The "Subordinate Percentage" for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Class A-8 Percentage for such date. As of the Cut-off Date, the Senior Percentage, the Class A-8 Percentage and the Subordinate Percentage are expected to be approximately 81.0%, 14.5% and 4.5%, respectively.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class A-8 Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Class A-8 Certificates and the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The "Senior Prepayment Percentage" for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the sum of the Class A-8 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the sum of the Class A-8 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the sum of the Class A-8 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the sum of the Class A-8 Percentage and the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Principal Balance, and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Principal Balance.

     The "Combined Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date. The "Class A-8 Prepayment Percentage" as of any Distribution Date will be calculated as the product of (i) a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class A-8 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the Class A-8 Certificates and the Subordinate Certificates immediately prior to such Distribution Date and (ii) the Combined Prepayment Percentage. The "Subordinate Prepayment Percentage" as of any Distribution Date will be calculated as the difference between the Combined Prepayment Percentage and the Class A-8 Prepayment Percentage for such date.

     If on any Distribution Date the allocation to any Class of Senior Certificates (other than the Class A-8 and Class P Certificates) then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the Senior Prepayment Percentage above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

     Class A-8 Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, an amount, to the extent of Available Funds available therefor up to the amount of the Class A-8 Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-8 Certificates until the Class Certificate Balance thereof has been reduced to zero.

     The "Class A-8 Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Class A-8 Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Class A-8 Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Class A-8 Prepayment Percentage, if the Class A-8 Prepayment Percentage is greater than 0%, or, if the Class A-8 Prepayment Percentage equals 0%, the percentage obtained by dividing the Class A-8 Percentage by the sum of the Senior Percentage and the Class A-8 Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Class A-8 Percentage, of the applicable Non-PO Percentage of the portion of the Liquidation Proceeds that are allocable to principal received with respect to such Mortgage Loan, and (iii) the Class A-8 Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Class A-8 Principal Distribution Amount will be reduced on the related Distribution Date by the Class A-8 Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     Notwithstanding the foregoing, if on any Distribution Date, Available Funds are not sufficient to pay the Senior Principal Distribution Amount and the Class A-8 Principal Distribution Amount, any shortfall shall be allocated pro rata between such amounts based on the amount of the Senior Principal Distribution Amount and the Class A-8 Principal Distribution Amount for such Distribution Date.

     Class P Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class P Certificates will be made in an amount (the "Class P Principal Distribution Amount") equal to the lesser of (x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount, the Senior Principal Distribution Amount and the Class A-8 Principal Distribution Amount.

     If the Class P Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, (a) principal distributions to holders of the Senior Certificates (other than the Class A-8 and Class P Certificates) will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount, the PO Formula Principal Amount and the Class A-8 Principal Distribution Amount; and (b) principal distribution to holders of the Class A-8 Certificates will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Class A-8 Principal Distribution Amount and the denominator of which is the sum of the PO Formula Principal Amount, the Senior Principal Distribution Amount and the Class A-8 Principal Distribution Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Discount Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Discount Mortgage Loan that was repurchased by the Seller or the Sponsor pursuant to the Pooling Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan that was a Discount Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Discount Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Discount Mortgage Loan and (f) all partial and full principal prepayments by Mortgagors on Discount Mortgage Loans received during the calendar month preceding such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

     Subordinate Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinate Principal Distribution Amount for such Distribution Date will be distributed as principal of the Classes of Subordinate Certificates. Except as provided in the next paragraph, each Class of Subordinate Certificates will be entitled to receive its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to each Class of Subordinate Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

     With respect to each Class of Subordinate Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage"), is less than the Applicable Credit Support Percentage for such Class on the Closing Date (the "Original Applicable Credit Support Percentage"), no distribution of full and partial prepayments will be made to any such Classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such full and partial prepayments and the principal portion of any Liquidation Proceeds will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinate Certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates, immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinate Certificates on the Closing Date are expected to be as follows:

Class B-1...................................................  4.50%
Class B-2...................................................  2.75%
Class B-3...................................................  1.75%
Class B-4...................................................  1.00%
Class B-5...................................................  0.70%
Class B-6...................................................  0.35%

     The "Subordinate Principal Distribution Amount" for any Distribution Date will equal (A) the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount and pursuant to clause (ii) of the definition of Class A-8 Principal Distribution Amount, up to the Subordinate Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date reduced by (B) the amount of any payment in respect of Class P Deferred Amounts (as described below under "-- Allocation of Losses") on the related Distribution Date.

     Residual Certificates. The Residual Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class R-I Certificates will be entitled to receive any Available Funds remaining after the payment of interest and principal on the Senior Certificates and Class P Deferred Amounts on the Class P Certificates and interest and principal on the Subordinate Certificates as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class P Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a "Class P Deferred Amount." To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class P Deferred Amounts will be paid on the Class P Certificates prior to distributions of principal on the Subordinate Certificates. Any distribution of Available Funds in respect of unpaid Class P Deferred Amounts will not further reduce the Class Certificate Balance of the Class P Certificates. The Class P Deferred Amounts will not bear interest. The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class P Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class P Deferred Amounts will be created. In addition, the Class Certificate Balance of the Class of Subordinate

Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class P, Class S and Class X Certificates) pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Class P, Class S and Class X Certificates) and the Subordinate Certificates based upon their respective Class Certificate Balances. Realized Losses allocated to the Class F Certificates will reduce the Class Notional Amount of the Class S Certificates.

     Because principal distributions are paid to certain Classes of Senior Certificates (other than the Class P Certificates) before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentations. See "Credit Support -- Subordination of Subordinate Certificates" herein.

     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Master Servicer without giving effect to any Debt Service Reduction.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Support -- Special Hazard Insurance Policies." See "Credit
Support -- Subordination of Subordinate Certificates" herein.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates, which is set forth on the cover of this Prospectus Supplement, is the latest date on which the Class Certificate Balance is expected to be reduced to zero, and has been calculated on the basis of the Modeling Assumptions described below under "Prepayment and Yield Considerations -- Assumptions Relating to Tables" except for the additional assumption that no prepayments are received with respect to the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance on each Class of Offered Certificates will depend on the rate of payments of principal (including principal prepayments) of the Mortgage Loans as well as the frequency and severity of losses experienced by the Trust Fund, the Class Certificate Balance of any such Class could reach zero significantly earlier or later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of payment as described herein under "Description of the Certificates -- Priority of Distributions"), and then by the Senior Certificates.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, as described herein under "Description of the Certificates -- Allocation of Losses," Excess Losses will be borne by all Classes of Certificates in the manner set forth in such section. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     The effective yields to the holders of the Offered Certificates (other than the Class F and Class S Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 20th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

PREPAYMENT CONSIDERATIONS AND RISKS

     Because principal payments on the Mortgage Loans will be distributed to Certificateholders as they are received from Mortgagors, the rate of principal payments on the Offered Certificates (other than the Class S or Class X Certificates), the aggregate amount of each interest payment on the Offered Certificates (other than the Class P Certificates) and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled Due Date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to holders of the Offered Certificates of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. See "Maturity, Prepayment Considerations and Weighted Average Life of the Certificates" in the Prospectus. The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility. In general, if prevailing mortgage interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if mortgage interest rates rise above the Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. The yield on the Class X and Class S Certificates will be highly sensitive to the rate and timing of prepayments on the Mortgage Loans. A rapid rate of principal prepayments on the Mortgage Loans may have a material negative effect on the yield of the Class X and Class S Certificates. See "-- Yield on the Class X Certificates" and
"-- Yield on the Class S Certificates" herein. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.

     As described herein under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like) will be initially distributed to the Classes of Senior Certificates (other than the Class A-8 and Class P Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the Senior Certificates (other than the Class A-8 and Class P Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of Class A-8 and Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage." Holders of the Class A-8 Certificates generally will only receive distributions of principal prepayments when the Subordinate Certificates are entitled to receive principal prepayments.

     Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement including any optional termination of the Trust Fund by the Sponsor. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein for a description of the Sponsor's option to repurchase the Mortgage Loans when the Pool Principal Balance is less than 5% of the Cut-off Date Pool Principal Balance. The Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any such repurchases will shorten the weighted average lives of the Classes of Offered Certificates.

     All of the Mortgage Loans will include due-on-sale clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. The Master Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law. Each Mortgage Note which contains "due-on-sale" provisions permits the holder of the Mortgage Note to accelerate the maturity of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. See "Maturity, Prepayment Considerations and Weighted Average Life of Certificates" in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the Classes of the Offered Certificates.

ASSUMPTIONS RELATING TO TABLES

     The tables beginning on page S-43 (the "Decrement Tables") have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):
(i) the Mortgage Pool consists of seventeen hypothetical mortgage loans having the following characteristics:

     UNPAID         ORIGINAL TERM                   REMAINING TERM
PRINCIPAL BALANCE     (MONTHS)      MORTGAGE RATE      (MONTHS)
-----------------   -------------   -------------   --------------
   $   600,845           325            7.125%           323
     2,152,585           360            7.250%           359
     2,068,111           360            7.375%           358
    13,890,862           360            7.500%           358
     9,385,829           360            7.625%           358
    15,309,513           360            7.750%           358
    25,521,734           359            7.875%           357
    18,429,537           360            8.000%           358
    16,124,116           358            8.125%           355
    19,656,027           360            8.250%           358
     8,579,724           360            8.375%           358
    10,479,034           360            8.500%           357
     3,944,203           360            8.625%           357
     2,509,779           360            8.750%           357
       922,434           360            8.875%           357
       373,530           346            9.000%           343
        56,440           360            9.125%           358

(ii) the initial Class Certificate Balances and Pass-Through Rates for the Offered Certificates are as set forth on the cover hereof; (iii) there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans; (iv) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable Due Date beginning on April 1, 1997; (v) there are no partial prepayments and all prepayments in full are received, together with a 30 days' interest thereon, on the last day of each month beginning in March 1997; (vi) the Mortgage Loans prepay at the indicated percentages of PSA; (vii) optional termination of the Trust Fund does not occur;
(viii) no Mortgage Loans are required to be repurchased from the Trust Fund and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust Fund on the Closing Date; (ix) the Certificates are issued on the Closing Date; and (x) cash payments on the Certificates are received on the 20th day of each month beginning on April 20, 1997 in accordance with the priorities and amounts described herein under "Description of the Certificates."

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the characteristics of the Mortgage Loans which are expected to be in the Mortgage Pool, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar in reduction of the Class Certificate Balance thereof is distributed to the investor. The weighted average lives of such Classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each Class of Offered Certificates and the effects on any such Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any such Class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Prepayment Standard Assumption ("PSA"), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "125% PSA" assumes prepayment rates equal to 125% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under "-- Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in the Mortgage Pool and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial Class Certificate Balances outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in preparing the following Decrement Tables, the Class Certificate Balance of any such Class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of such Class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans will have the Mortgage Rates or remaining terms to maturity assumed or (ii) the Mortgage Loans will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans (which includes many recently originated Mortgage Loans) could produce slower or faster distributions in reduction of Class Certificate Balances than indicated in the Decrement Tables at the various percentages of PSA specified.

     Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each Class of the Offered Certificates and set forth the percentages of the initial Class Certificate Balance of each such Class that would be outstanding after each of the dates shown at various constant percentages of the PSA.

          PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING
             AT THE RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                           CLASS A-1                               CLASS A-2
                             -------------------------------------   -------------------------------------
     DISTRIBUTION DATE        0%     100%    225%    350%    500%     0%     100%    225%    350%    500%
     -----------------       -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage.........  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 1998.............   98.8    95.9    92.2    88.5    84.1    98.8    95.9    92.2    88.5    84.1
March 20, 1999.............   97.5    87.8    76.0    64.5    51.1    97.5    87.8    76.0    64.5    51.1
March 20, 2000.............   96.1    77.2    55.5    35.7    14.5    96.1    77.2    55.5    35.7    14.5
March 20, 2001.............   94.6    67.2    37.6    12.8     0.0    94.6    67.2    37.6    12.8     0.0
March 20, 2002.............   93.0    57.7    22.3     0.0     0.0    93.0    57.7    22.3     0.0     0.0
March 20, 2003.............   91.3    49.5    10.5     0.0     0.0    91.3    49.5    10.5     0.0     0.0
March 20, 2004.............   89.3    41.9     1.0     0.0     0.0    89.3    41.9     1.0     0.0     0.0
March 20, 2005.............   87.3    35.2     0.0     0.0     0.0    87.3    35.2     0.0     0.0     0.0
March 20, 2006.............   85.0    29.2     0.0     0.0     0.0    85.0    29.2     0.0     0.0     0.0
March 20, 2007.............   82.6    23.9     0.0     0.0     0.0    82.6    23.9     0.0     0.0     0.0
March 20, 2008.............   80.0    18.8     0.0     0.0     0.0    80.0    18.8     0.0     0.0     0.0
March 20, 2009.............   77.2    14.1     0.0     0.0     0.0    77.2    14.1     0.0     0.0     0.0
March 20, 2010.............   74.1     9.6     0.0     0.0     0.0    74.1     9.6     0.0     0.0     0.0
March 20, 2011.............   70.7     5.4     0.0     0.0     0.0    70.7     5.4     0.0     0.0     0.0
March 20, 2012.............   67.1     1.4     0.0     0.0     0.0    67.1     1.4     0.0     0.0     0.0
March 20, 2013.............   63.2     0.0     0.0     0.0     0.0    63.2     0.0     0.0     0.0     0.0
March 20, 2014.............   59.0     0.0     0.0     0.0     0.0    59.0     0.0     0.0     0.0     0.0
March 20, 2015.............   54.4     0.0     0.0     0.0     0.0    54.4     0.0     0.0     0.0     0.0
March 20, 2016.............   49.4     0.0     0.0     0.0     0.0    49.4     0.0     0.0     0.0     0.0
March 20, 2017.............   44.1     0.0     0.0     0.0     0.0    44.1     0.0     0.0     0.0     0.0
March 20, 2018.............   38.2     0.0     0.0     0.0     0.0    38.2     0.0     0.0     0.0     0.0
March 20, 2019.............   31.9     0.0     0.0     0.0     0.0    31.9     0.0     0.0     0.0     0.0
March 20, 2020.............   25.1     0.0     0.0     0.0     0.0    25.1     0.0     0.0     0.0     0.0
March 20, 2021.............   17.7     0.0     0.0     0.0     0.0    17.7     0.0     0.0     0.0     0.0
March 20, 2022.............    9.7     0.0     0.0     0.0     0.0     9.7     0.0     0.0     0.0     0.0
March 20, 2023.............    1.0     0.0     0.0     0.0     0.0     1.0     0.0     0.0     0.0     0.0
March 20, 2024.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2025.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2026.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2027.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Weighted Average Life
  (in years)(1)............   17.3     6.7     3.5     2.5     2.0    17.3     6.7     3.5     2.5     2.0

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                           CLASS A-3                               CLASS A-4
                             -------------------------------------   -------------------------------------
     DISTRIBUTION DATE        0%     100%    225%    350%    500%     0%     100%    225%    350%    500%
     -----------------       -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage.........  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 1998.............   98.8    95.9    92.2    88.5    84.1    99.1    97.0    94.4    91.7    88.5
March 20, 1999.............   97.5    87.8    76.0    64.5    51.1    98.2    91.2    82.7    74.4    64.7
March 20, 2000.............   96.1    77.2    55.5    35.7    14.5    97.2    83.6    67.9    53.6    38.3
March 20, 2001.............   94.6    67.2    37.6    12.8     0.0    96.1    76.3    55.0    37.1     0.6
March 20, 2002.............   93.0    57.7    22.3     0.0     0.0    95.0    69.5    43.9    15.7     0.0
March 20, 2003.............   91.3    49.5    10.5     0.0     0.0    93.7    63.5    35.4     0.0     0.0
March 20, 2004.............   89.3    41.9     1.0     0.0     0.0    92.3    58.1    28.5     0.0     0.0
March 20, 2005.............   87.3    35.2     0.0     0.0     0.0    90.8    53.2    12.6     0.0     0.0
March 20, 2006.............   85.0    29.2     0.0     0.0     0.0    89.2    48.9     0.0     0.0     0.0
March 20, 2007.............   82.6    23.9     0.0     0.0     0.0    87.5    45.1     0.0     0.0     0.0
March 20, 2008.............   80.0    18.8     0.0     0.0     0.0    85.6    41.4     0.0     0.0     0.0
March 20, 2009.............   77.2    14.1     0.0     0.0     0.0    83.5    38.0     0.0     0.0     0.0
March 20, 2010.............   74.1     9.6     0.0     0.0     0.0    81.3    34.8     0.0     0.0     0.0
March 20, 2011.............   70.7     5.4     0.0     0.0     0.0    78.9    31.7     0.0     0.0     0.0
March 20, 2012.............   67.1     1.4     0.0     0.0     0.0    76.3    28.8     0.0     0.0     0.0
March 20, 2013.............   63.2     0.0     0.0     0.0     0.0    73.5    22.0     0.0     0.0     0.0
March 20, 2014.............   59.0     0.0     0.0     0.0     0.0    70.4    13.3     0.0     0.0     0.0
March 20, 2015.............   54.4     0.0     0.0     0.0     0.0    67.1     5.1     0.0     0.0     0.0
March 20, 2016.............   49.4     0.0     0.0     0.0     0.0    63.5     0.0     0.0     0.0     0.0
March 20, 2017.............   44.1     0.0     0.0     0.0     0.0    59.6     0.0     0.0     0.0     0.0
March 20, 2018.............   38.2     0.0     0.0     0.0     0.0    55.4     0.0     0.0     0.0     0.0
March 20, 2019.............   31.9     0.0     0.0     0.0     0.0    50.9     0.0     0.0     0.0     0.0
March 20, 2020.............   25.1     0.0     0.0     0.0     0.0    46.0     0.0     0.0     0.0     0.0
March 20, 2021.............   17.7     0.0     0.0     0.0     0.0    40.6     0.0     0.0     0.0     0.0
March 20, 2022.............    9.7     0.0     0.0     0.0     0.0    34.8     0.0     0.0     0.0     0.0
March 20, 2023.............    1.0     0.0     0.0     0.0     0.0    28.6     0.0     0.0     0.0     0.0
March 20, 2024.............    0.0     0.0     0.0     0.0     0.0     7.6     0.0     0.0     0.0     0.0
March 20, 2025.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2026.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2027.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Weighted Average Life
  (in years)(1)............   17.3     6.7     3.5     2.5     2.0    19.9     9.5     4.7     3.2     2.5

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                           CLASS A-5                               CLASS A-6
                             -------------------------------------   -------------------------------------
     DISTRIBUTION DATE        0%     100%    225%    350%    500%     0%     100%    225%    350%    500%
     -----------------       -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage.........  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 1998.............  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 1999.............  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 2000.............  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 2001.............  100.0   100.0   100.0   100.0    60.8   100.0   100.0   100.0   100.0   100.0
March 20, 2002.............  100.0   100.0   100.0    82.5     0.0   100.0   100.0   100.0   100.0     0.0
March 20, 2003.............  100.0   100.0   100.0    38.2     0.0   100.0   100.0   100.0    63.8     0.0
March 20, 2004.............  100.0   100.0   100.0     4.4     0.0   100.0   100.0   100.0     7.3     0.0
March 20, 2005.............  100.0   100.0    78.0     0.0     0.0   100.0   100.0   100.0     0.0     0.0
March 20, 2006.............  100.0   100.0    58.8     0.0     0.0   100.0   100.0    98.1     0.0     0.0
March 20, 2007.............  100.0   100.0    42.0     0.0     0.0   100.0   100.0    70.1     0.0     0.0
March 20, 2008.............  100.0   100.0    27.6     0.0     0.0   100.0   100.0    46.1     0.0     0.0
March 20, 2009.............  100.0   100.0    15.3     0.0     0.0   100.0   100.0    25.5     0.0     0.0
March 20, 2010.............  100.0   100.0     4.7     0.0     0.0   100.0   100.0     7.9     0.0     0.0
March 20, 2011.............  100.0   100.0     0.0     0.0     0.0   100.0   100.0     0.0     0.0     0.0
March 20, 2012.............  100.0   100.0     0.0     0.0     0.0   100.0   100.0     0.0     0.0     0.0
March 20, 2013.............  100.0    91.6     0.0     0.0     0.0   100.0   100.0     0.0     0.0     0.0
March 20, 2014.............  100.0    79.1     0.0     0.0     0.0   100.0   100.0     0.0     0.0     0.0
March 20, 2015.............  100.0    67.3     0.0     0.0     0.0   100.0   100.0     0.0     0.0     0.0
March 20, 2016.............  100.0    55.4     0.0     0.0     0.0   100.0    92.4     0.0     0.0     0.0
March 20, 2017.............  100.0    42.9     0.0     0.0     0.0   100.0    71.5     0.0     0.0     0.0
March 20, 2018.............  100.0    31.0     0.0     0.0     0.0   100.0    51.6     0.0     0.0     0.0
March 20, 2019.............  100.0    19.6     0.0     0.0     0.0   100.0    32.8     0.0     0.0     0.0
March 20, 2020.............  100.0     8.9     0.0     0.0     0.0   100.0    14.9     0.0     0.0     0.0
March 20, 2021.............  100.0     0.0     0.0     0.0     0.0   100.0     0.0     0.0     0.0     0.0
March 20, 2022.............  100.0     0.0     0.0     0.0     0.0   100.0     0.0     0.0     0.0     0.0
March 20, 2023.............  100.0     0.0     0.0     0.0     0.0   100.0     0.0     0.0     0.0     0.0
March 20, 2024.............   70.9     0.0     0.0     0.0     0.0   100.0     0.0     0.0     0.0     0.0
March 20, 2025.............   31.3     0.0     0.0     0.0     0.0    52.1     0.0     0.0     0.0     0.0
March 20, 2026.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
March 20, 2027.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Weighted Average Life
  (in years)(1)............   27.5    19.5     9.8     5.8     4.2    28.0    21.2    11.0     6.3     4.4

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                           CLASS A-7                               CLASS A-8
                             -------------------------------------   -------------------------------------
     DISTRIBUTION DATE        0%     100%    225%    350%    500%     0%     100%    225%    350%    500%
     -----------------       -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage.........  100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0   100.0
March 20, 1998.............  100.0   100.0   100.0   100.0   100.0    99.1    99.1    99.1    99.1    99.1
March 20, 1999.............  100.0   100.0   100.0   100.0   100.0    98.2    98.2    98.2    98.2    98.2
March 20, 2000.............  100.0   100.0   100.0   100.0   100.0    97.2    97.2    97.2    97.2    97.2
March 20, 2001.............  100.0   100.0   100.0   100.0   100.0    96.1    96.1    96.1    96.1    96.1
March 20, 2002.............  100.0   100.0   100.0   100.0    76.4    95.0    95.0    95.0    95.0    95.0
March 20, 2003.............  100.0   100.0   100.0   100.0     3.9    93.7    92.0    89.7    87.3    84.3
March 20, 2004.............  100.0   100.0   100.0   100.0     0.0    92.3    88.4    83.4    78.4    59.2
March 20, 2005.............  100.0   100.0   100.0    68.5     0.0    90.8    83.8    75.3    67.0    40.7
March 20, 2006.............  100.0   100.0   100.0    46.5     0.0    89.2    78.4    65.8    54.5    28.0
March 20, 2007.............  100.0   100.0   100.0    36.0     0.0    87.5    72.2    55.8    42.2    19.2
March 20, 2008.............  100.0   100.0   100.0    27.9     0.0    85.6    66.4    47.3    32.6    13.2
March 20, 2009.............  100.0   100.0   100.0    21.5     0.0    83.5    60.9    39.9    25.2     9.0
March 20, 2010.............  100.0   100.0   100.0    16.5     0.0    81.3    55.8    33.6    19.3     6.1
March 20, 2011.............  100.0   100.0    91.7    12.7     0.0    78.9    50.9    28.2    14.8     4.2
March 20, 2012.............  100.0   100.0    76.7     9.7     0.0    76.3    46.2    23.6    11.3     2.8
March 20, 2013.............  100.0   100.0    63.9     7.4     0.0    73.5    41.9    19.6     8.6     1.9
March 20, 2014.............  100.0   100.0    53.0     5.6     0.0    70.4    37.7    16.3     6.5     1.3
March 20, 2015.............  100.0   100.0    43.7     4.2     0.0    67.1    33.8    13.4     4.9     0.9
March 20, 2016.............  100.0   100.0    35.8     3.1     0.0    63.5    30.1    11.0     3.7     0.6
March 20, 2017.............  100.0   100.0    29.0     2.3     0.0    59.7    26.5     8.9     2.7     0.4
March 20, 2018.............  100.0   100.0    23.4     1.7     0.0    55.5    23.2     7.2     2.0     0.2
March 20, 2019.............  100.0   100.0    18.5     1.2     0.0    50.9    20.0     5.7     1.5     0.2
March 20, 2020.............  100.0   100.0    14.5     0.9     0.0    46.0    17.0     4.5     1.0     0.1
March 20, 2021.............  100.0    97.5    11.1     0.6     0.0    40.7    14.1     3.4     0.7     0.1
March 20, 2022.............  100.0    78.6     8.2     0.4     0.0    34.9    11.4     2.5     0.5     0.0
March 20, 2023.............  100.0    60.6     5.8     0.3     0.0    28.6     8.8     1.8     0.3     0.0
March 20, 2024.............  100.0    43.5     3.9     0.2     0.0    21.8     6.3     1.2     0.2     0.0
March 20, 2025.............  100.0    27.2     2.2     0.1     0.0    14.5     3.9     0.7     0.1     0.0
March 20, 2026.............   73.2    11.7     0.9     0.0     0.0     6.6     1.7     0.3     0.0     0.0
March 20, 2027.............    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
Weighted Average Life (in
  years)(1)................   29.3    26.7    18.4    10.2     5.4    20.3    15.1    11.8    10.0     8.1

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                            CLASS F
                                                             -------------------------------------
DISTRIBUTION DATE                                             0%     100%    225%    350%    500%
-----------------                                            -----   -----   -----   -----   -----
Initial Percentage.........................................  100.0   100.0   100.0   100.0   100.0
March 20, 1998.............................................   98.8    95.9    92.2    88.5    84.1
March 20, 1999.............................................   97.5    87.8    76.0    64.5    51.1
March 20, 2000.............................................   96.1    77.2    55.5    35.7    14.5
March 20, 2001.............................................   94.6    67.2    37.6    12.8     0.0
March 20, 2002.............................................   93.0    57.7    22.3     0.0     0.0
March 20, 2003.............................................   91.3    49.5    10.5     0.0     0.0
March 20, 2004.............................................   89.3    41.9     1.0     0.0     0.0
March 20, 2005.............................................   87.3    35.2     0.0     0.0     0.0
March 20, 2006.............................................   85.0    29.2     0.0     0.0     0.0
March 20, 2007.............................................   82.6    23.9     0.0     0.0     0.0
March 20, 2008.............................................   80.0    18.8     0.0     0.0     0.0
March 20, 2009.............................................   77.2    14.1     0.0     0.0     0.0
March 20, 2010.............................................   74.1     9.6     0.0     0.0     0.0
March 20, 2011.............................................   70.7     5.4     0.0     0.0     0.0
March 20, 2012.............................................   67.1     1.4     0.0     0.0     0.0
March 20, 2013.............................................   63.2     0.0     0.0     0.0     0.0
March 20, 2014.............................................   59.0     0.0     0.0     0.0     0.0
March 20, 2015.............................................   54.4     0.0     0.0     0.0     0.0
March 20, 2016.............................................   49.4     0.0     0.0     0.0     0.0
March 20, 2017.............................................   44.1     0.0     0.0     0.0     0.0
March 20, 2018.............................................   38.2     0.0     0.0     0.0     0.0
March 20, 2019.............................................   31.9     0.0     0.0     0.0     0.0
March 20, 2020.............................................   25.1     0.0     0.0     0.0     0.0
March 20, 2021.............................................   17.7     0.0     0.0     0.0     0.0
March 20, 2022.............................................    9.7     0.0     0.0     0.0     0.0
March 20, 2023.............................................    1.0     0.0     0.0     0.0     0.0
March 20, 2024.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2025.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2026.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2027.............................................    0.0     0.0     0.0     0.0     0.0
Weighted Average Life (in years)(1)........................   17.3     6.7     3.5     2.5     2.0

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                      CLASS P
                                                     -----------------------------------------
                 DISTRIBUTION DATE                    0%      100%     225%     350%     500%
                 -----------------                   -----    -----    -----    -----    -----
Initial Percentage.................................  100.0    100.0    100.0    100.0    100.0
March 20, 1998.....................................   99.0     97.4     95.3     93.2     90.7
March 20, 1999.....................................   98.0     92.4     85.7     79.1     71.4
March 20, 2000.....................................   96.9     86.0     73.5     62.1     49.8
March 20, 2001.....................................   95.7     79.9     62.8     48.4     34.4
March 20, 2002.....................................   94.4     74.1     53.6     37.7     23.8
March 20, 2003.....................................   93.0     68.6     45.7     29.4     16.4
March 20, 2004.....................................   91.5     63.4     38.9     22.8     11.3
March 20, 2005.....................................   89.9     58.6     33.0     17.7      7.8
March 20, 2006.....................................   88.2     54.0     28.0     13.7      5.3
March 20, 2007.....................................   86.3     49.7     23.7     10.6      3.7
March 20, 2008.....................................   84.3     45.6     20.0      8.2      2.5
March 20, 2009.....................................   82.2     41.8     16.9      6.3      1.7
March 20, 2010.....................................   79.8     38.2     14.2      4.8      1.2
March 20, 2011.....................................   77.3     34.8     11.9      3.7      0.8
March 20, 2012.....................................   74.6     31.5      9.9      2.8      0.5
March 20, 2013.....................................   71.7     28.5      8.3      2.1      0.4
March 20, 2014.....................................   68.6     25.6      6.8      1.6      0.2
March 20, 2015.....................................   65.2     22.9      5.6      1.2      0.2
March 20, 2016.....................................   61.5     20.3      4.6      0.9      0.1
March 20, 2017.....................................   57.6     17.9      3.7      0.7      0.1
March 20, 2018.....................................   53.4     15.6      3.0      0.5      0.0
March 20, 2019.....................................   48.9     13.4      2.4      0.4      0.0
March 20, 2020.....................................   44.0     11.3      1.8      0.3      0.0
March 20, 2021.....................................   38.7      9.4      1.4      0.2      0.0
March 20, 2022.....................................   33.0      7.5      1.0      0.1      0.0
March 20, 2023.....................................   26.9      5.7      0.7      0.1      0.0
March 20, 2024.....................................   20.3      4.1      0.5      0.0      0.0
March 20, 2025.....................................   13.7      2.6      0.3      0.0      0.0
March 20, 2026.....................................    6.5      1.2      0.1      0.0      0.0
March 20, 2027.....................................    0.0      0.0      0.0      0.0      0.0
Weighted Average Life (in years)(1)................   19.9     11.5      7.1      5.0      3.7

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                CLASS B-1, CLASS B-2, CLASS B-3
                                                             -------------------------------------
                     DISTRIBUTION DATE                        0%     100%    225%    350%    500%
                     -----------------                       -----   -----   -----   -----   -----
Initial Percentage.........................................  100.0   100.0   100.0   100.0   100.0
March 20, 1998.............................................   99.1    99.1    99.1    99.1    99.1
March 20, 1999.............................................   98.2    98.2    98.2    98.2    98.2
March 20, 2000.............................................   97.2    97.2    97.2    97.2    97.2
March 20, 2001.............................................   96.1    96.1    96.1    96.1    96.1
March 20, 2002.............................................   95.0    95.0    95.0    95.0    95.0
March 20, 2003.............................................   93.7    92.0    89.7    87.3    84.3
March 20, 2004.............................................   92.3    88.4    83.4    78.4    59.2
March 20, 2005.............................................   90.8    83.8    75.3    67.0    40.7
March 20, 2006.............................................   89.2    78.4    65.8    54.5    28.0
March 20, 2007.............................................   87.5    72.2    55.8    42.2    19.2
March 20, 2008.............................................   85.6    66.4    47.3    32.6    13.2
March 20, 2009.............................................   83.5    60.9    39.9    25.2     9.0
March 20, 2010.............................................   81.3    55.8    33.6    19.3     6.1
March 20, 2011.............................................   78.9    50.9    28.2    14.8     4.2
March 20, 2012.............................................   76.3    46.2    23.6    11.3     2.8
March 20, 2013.............................................   73.5    41.9    19.6     8.6     1.9
March 20, 2014.............................................   70.4    37.7    16.3     6.5     1.3
March 20, 2015.............................................   67.1    33.8    13.4     4.9     0.9
March 20, 2016.............................................   63.5    30.1    11.0     3.7     0.6
March 20, 2017.............................................   59.7    26.5     8.9     2.7     0.4
March 20, 2018.............................................   55.5    23.2     7.2     2.0     0.2
March 20, 2019.............................................   50.9    20.0     5.7     1.5     0.2
March 20, 2020.............................................   46.0    17.0     4.5     1.0     0.1
March 20, 2021.............................................   40.7    14.1     3.4     0.7     0.1
March 20, 2022.............................................   34.9    11.4     2.5     0.5     0.0
March 20, 2023.............................................   28.6     8.8     1.8     0.3     0.0
March 20, 2024.............................................   21.8     6.3     1.2     0.2     0.0
March 20, 2025.............................................   14.5     3.9     0.7     0.1     0.0
March 20, 2026.............................................    6.6     1.7     0.3     0.0     0.0
March 20, 2027.............................................    0.0     0.0     0.0     0.0     0.0
Weighted Average Life (in years)(1)........................   20.3    15.1    11.8    10.0     8.1

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

       PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING AT THE
                 RESPECTIVE PERCENTAGES OF PSA SET FORTH BELOW:

                                                                   CLASS R-I AND CLASS R-II
                                                             -------------------------------------
                     DISTRIBUTION DATE                        0%     100%    225%    350%    500%
                     -----------------                       -----   -----   -----   -----   -----
Initial Percentage.........................................  100.0   100.0   100.0   100.0   100.0
March 20, 1998.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 1999.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2000.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2001.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2002.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2003.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2004.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2005.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2006.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2007.............................................    0.0     0.0     0.0     0.0     0.0
March 20 ,2008.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2009.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2010.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2011.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2012.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2013.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2014.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2015.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2016.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2017.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2018.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2019.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2020.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2021.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2022.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2023.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2024.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2025.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2026.............................................    0.0     0.0     0.0     0.0     0.0
March 20, 2027.............................................    0.0     0.0     0.0     0.0     0.0
Weighted Average Life (in years)(1)........................    0.1     0.1     0.1     0.1     0.1

---------------

(1) The weighted average life of a Class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the Class Certificate Balance thereof by the number of years from the date of the issuance of such Class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class Certificate Balance of such Class.

YIELD ON THE CLASS S CERTIFICATES

     The Class S Certificates will be "interest only" or IO Certificates as described in the Prospectus under "Description of the Certificates -- Categories of Classes of Certificates" and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans. The significance of the effects of prepayments and changes in LIBOR on the Class S Certificates is illustrated in the following table entitled "Sensitivity of the Class S Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class S Certificates under different constant percentages of PSA and rates of LIBOR. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the additional assumptions that (i) on the LIBOR Determination Date in March 1997 and on each LIBOR Determination Date thereafter, LIBOR will be as indicated and (ii) the assumed market price for all of the Class S Certificates is approximately $744,797 (excluding accrued interest on the Closing Date).

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS S CERTIFICATES WILL BE EXTREMELY SENSITIVE TO CHANGES IN THE RATE OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. INVESTORS IN THE CLASS S CERTIFICATES SHOULD CONSIDER CAREFULLY THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS OR A HIGH LEVEL OF LIBOR COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS S CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class S Certificate and there can be no assurance that the pre-tax yield to an investor in the Class S Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class S Certificate.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR.

                    SENSITIVITY OF THE CLASS S CERTIFICATES
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                 PERCENTAGE OF PSA
        -----------------------------------
LIBOR    0%    100%   225%    350%    500%
-----   ----   ----   -----   -----   -----
3.375%  97.9%  90.2%   79.3%   67.6%   53.5%
4.375%  76.7%  68.5%   56.7%   43.8%   28.8%
5.375%  56.3%  47.6%   34.0%   19.6%    3.5%
6.375%  36.8%  27.0%   10.6%   (6.1)% (23.7)%
7.375%  17.6%  5.8%   (15.9)% (36.1)% (55.7)%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class S Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class S Certificates and consequently does not purport to reflect the return on any investment in the Class S Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS X CERTIFICATES

     The Class X Certificates will be "interest only" or IO Certificates as described in the Prospectus under "Description of the Certificates -- Categories of Classes of Certificates" and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans. The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "Sensitivity of the Class X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of Class X Certificates under different constant percentages of PSA. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the additional assumption that the market price for all of the Class X Certificates is approximately $1,605,046 (excluding accrued interest on the Closing Date).

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS X CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE PREMIUM MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. INVESTORS IN THE CLASS X CERTIFICATES SHOULD CONSIDER CAREFULLY THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENTS ON THE PREMIUM MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOVER THEIR INITIAL INVESTMENT.

     It is not likely that the Premium Mortgage Loans will prepay at a constant rate until maturity or that all of the Premium Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                   PERCENTAGE OF PSA
                                                          ------------------------------------
                                                           0%     100%    225%    350%    500%
                                                          ----    ----    ----    ----    ----
Class X Certificates....................................  26.8%   21.6%   15.0%   8.2%    (0.3)%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class X Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

YIELD ON THE CLASS P CERTIFICATES

     The Class P Certificates will be "principal only" or PO Certificates as described in the Prospectus under "Description of Certificates -- Categories of Classes of Certificates" and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans and will be offered at a substantial discount to their original principal amount. The significance of the effects of prepayments on the Class P Certificates is illustrated in the following table entitled "Sensitivity of the Class P Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class P Certificates under different constant percentages of PSA. The yields of such Certificates set forth in the following table were calculated using the Modeling Assumptions and the additional assumption that the market price for all of the Class P Certificates is approximately $662,536.

     AS INDICATED IN THE FOLLOWING TABLE, BECAUSE THE CLASS P CERTIFICATES REPRESENT THE RIGHT TO RECEIVE ONLY A PORTION OF THE PRINCIPAL RECEIVED WITH RESPECT TO THE DISCOUNT MORTGAGE LOANS, THE YIELD TO MATURITY ON THE CLASS P CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS.

     It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class P Certificate and there can be no assurance that the pre-tax yield to an investor in the Class P Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class P Certificate.

             SENSITIVITY OF THE CLASS P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    PERCENTAGE OF PSA
                                                           -----------------------------------
                                                           0%     100%    225%    350%    500%
                                                           ---    ----    ----    ----    ----
Class P Certificates.....................................  2.0%   3.7%    6.3%    8.9%    11.8%

     The yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class P Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of the Class P Certificates and consequently does not purport to reflect the return on any investment in the Class P Certificates when such reinvestment rates are considered.

YIELD ON THE RESIDUAL CERTIFICATES

     The Residual Certificateholders' after-tax rate of return on their Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Certificates during the early years of the applicable REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

YIELD ON THE SUBORDINATE CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust Fund are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described herein under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash equal to the amount of such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates (other than the Class A-8 Certificates), Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class P Certificateholders otherwise available for distribution on the Subordinate Certificates to the extent of reimbursement for Class P Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

     If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinate Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinate Certificates will be allocated solely to such Class and all other Classes of Subordinate Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical Class designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                                 CREDIT SUPPORT

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of Senior Certificateholders, and the rights of the holders of the Subordinate Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations only to the extent described herein. The subordination of the Subordinate Certificates to the Senior Certificates and the subordination of the Classes of Subordinate Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by Senior Certificateholders and the holders of the Subordinate Certificates with higher numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses.

     In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinate Certificates then outstanding with the highest numerical Class designation. In addition, the Class Certificate Balance of such Class of Subordinate Certificates will be reduced by the amount of distributions on the Class P Certificates in reimbursement for Class P Deferred Amounts.

     The Subordinate Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $1,840,769

(the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $2,970,085 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate principal balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     For the period from the Closing Date through the first anniversary thereof, the Fraud Loss Coverage Amount shall be equal to $2,970,085 reduced by the cumulative amount of Fraud Losses allocated to the Certificates. The Fraud Loss Coverage Amount for each Distribution Date occurring during the period from the first through the fifth anniversaries of the Cut-off Date shall be equal to 1% of the then current Pool Principal Balance. For each Distribution Date occurring after the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be equal to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     The Senior Certificates (other than the Class A-8, Class P, Class S and Class X Certificates) will receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans until the fifth anniversary of the first Distribution Date. During the next four years, such Senior Certificates will receive a large, but decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of such Senior Certificates and will enhance the likelihood that holders of such Classes of Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Senior Percentage exceeds the initial Senior Percentage, the Senior Certificates (other than the Class A-8, Class P, Class S and Class X Certificates) will be entitled to receive the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans. See "Description of the Certificates -- Principal" herein.

                                USE OF PROCEEDS

     The Sponsor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust Fund as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and, each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Regular Certificates will be designated as "regular interests" in the Master REMIC and the Class R-I Certificates and the Class R-II Certificates will be designated as the sole class of "residual interests" in the Subsidiary REMIC and the

Master REMIC, respectively. See "Certain Federal Income Tax
Consequences -- REMIC Certificates" in the Prospectus.

REGULAR CERTIFICATES

     The Regular Certificates generally will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Class P, Class S and Class X Certificates will, and the other Classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with an amount of original issue discount equal to the difference between its principal balance and its issue price. See "Certain Federal Income Tax Consequences" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Sponsor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 225% PSA.

     A reasonable application of the principles of the OID Regulations to the Class F and S Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Pass-Through Rate will remain constant for purposes of determining the original yield to maturity of such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount" in the Prospectus.

     The Regular Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Regular Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Regular Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the Prospectus.

RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of the applicable REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     Also, purchasers of a Residual Certificate should consider carefully the tax consequences of any investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences -- REMIC Certificates" and "-- Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, and a "tax avoidance potential" residual interest. See "Certain Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "-- Residual Certificates -- Mark to Market Rule," and "-- Excess Inclusions" and "-- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the Prospectus. Additionally, for information regarding Prohibited Transactions, see "Certain Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" in the Prospectus.

BACKUP WITHHOLDING

     Certain Beneficial Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Beneficial Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Offered Certificateholder" of record is CEDE, as nominee for DTC, Beneficial Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Beneficial Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Beneficial Owner fail to provide the required certification, the Participants or Indirect Participants (or the paying agent, if any) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are Foreign Investors. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, and therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Beneficial Owner an executed IRS Form W-8 signed under penalty of perjury by the Beneficial Owner stating that the Beneficial Owner is a Foreign Investor and providing such Beneficial Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Beneficial Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Beneficial Owner in the United States, (ii) in the case of a Beneficial Owner that is an individual, such Beneficial Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                  STATE TAXES

     The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to NationsBanc Capital Markets, Inc., an administrative exemption (Prohibited Transaction Exemption 93-31; Exemption Application No. D-9105) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Mortgage Pool.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     The Underwriters believe that the Exemption will apply to the acquisition and holding of the Senior Certificates (other than the Residual Certificates) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on 5% of the Mortgage Loans included in the Mortgage Pool by aggregate unamortized principal balance of the assets of the Mortgage Pool.

     BECAUSE THE CHARACTERISTICS OF THE CLASS B-1, CLASS B-2, CLASS B-3 AND RESIDUAL CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS B-1, CLASS B-2, CLASS B-3 AND RESIDUAL CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS B-1, CLASS B-2, CLASS B-3 AND RESIDUAL CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE MORTGAGE POOL BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE

TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS B-1, CLASS B-2 OR CLASS B-3 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTE 83-1 described under "ERISA Considerations" in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, dated March 20, 1997 (the "Underwriting Agreement") among the Sponsor and the Underwriters, the Sponsor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Sponsor, all of the Offered Certificates as set forth opposite their names below:

                                      CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6
            UNDERWRITER              CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
            -----------              ------------   ------------   ------------   ------------   ------------   ------------
NationsBanc Capital Markets, Inc...  $31,185,929    $         0    $13,893,799    $         0     $8,341,459     $        0
Salomon Brothers Inc...............            0     12,107,857              0     24,000,000              0      7,683,000
                                     -----------    -----------    -----------    -----------     ----------     ----------
        Total......................  $31,185,929    $12,107,857    $13,893,799    $24,000,000     $8,341,459     $7,683,000

                                     CLASS A-7      CLASS A-8       CLASS F        CLASS S        CLASS X        CLASS P
           UNDERWRITER              CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
           -----------              ------------   ------------   ------------   ------------   ------------   ------------
NationsBanc Capital Markets,
  Inc.............................  $         0    $10,875,000    $         0    $         0    $150,004,303     $      0
Salomon Brothers Inc..............   10,904,258     10,875,000     12,413,285     12,413,285               0      974,317
                                    -----------    -----------    -----------    -----------    ------------     --------
        Total.....................  $10,904,258    $21,750,000    $12,413,285    $12,413,285    $150,004,303     $974,317

                                                   CLASS B-1      CLASS B-2      CLASS B-3      CLASS R-I      CLASS R-II
                  UNDERWRITER                     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
                  -----------                     ------------   ------------   ------------   ------------   ------------
NationsBanc Capital Markets, Inc................   $2,625,076     $1,500,044     $1,125,033        $100           $100
Salomon Brothers Inc............................            0              0              0           0              0
                                                   ----------     ----------     ----------        ----           ----
        Total...................................   $2,625,076     $1,500,044     $1,125,033        $100           $100

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts.

     The Sponsor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Sponsor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     NationsBanc Capital Markets, Inc. ("NCMI"), one of the Underwriters, is an affiliate of the Sponsor and the Master Servicer, and is a registered broker/dealer. Any obligations of NCMI are the sole responsibility of NCMI and do not create any obligation or guarantee on the part of any affiliate of NCMI. This Prospectus Supplement and the Prospectus may be used by NCMI in connection with offers and sales related to market-making transactions in the Offered Certificates. NCMI may act as principal or agent in such transactions.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina. Brown & Wood LLP, New York, New York will pass upon certain legal matters on behalf of the Underwriters. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York.

                              CERTIFICATE RATINGS

     It is a condition to the issuance of the Offered Certificates that each Class of Offered Certificates receives at least the rating set forth below from Moody's Investors Service, Inc. ("Moody's") and Fitch Investors Service, L.P. ("Fitch"):

                           CLASS                              MOODY'S  FITCH
                           -----                              -------  -----
A-1.........................................................    Aaa     AAA
A-2.........................................................    Aaa     AAA
A-3.........................................................    Aaa     AAA
A-4.........................................................    Aaa     AAA
A-5.........................................................    Aaa     AAA
A-6.........................................................    Aaa     AAA
A-7.........................................................    Aaa     AAA
A-8.........................................................    Aaa     AAA
F...........................................................    Aaa     AAA
S...........................................................    Aaa     AAA
X...........................................................    Aaa     AAA
P...........................................................    Aaa     AAA
B-1.........................................................    Aa2     AA
B-2.........................................................    A2       A
B-3.........................................................   Baa2     BBB
R-I.........................................................    Aaa     AAA
R-II........................................................    Aaa     AAA

     Ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the Pooling Agreement.

     Moody's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. Moody's and Fitch's ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. In addition, Moody's and Fitch's ratings do not address the remote possibility that, in the event of the insolvency of the Seller, the sale of the Offered Certificates may be recharacterized as a financing and that, as a result of such recharacterization, the Offered Certificates may be accelerated. As a result, holders of the Offered Certificates might suffer a lower than anticipated yield.

     The Sponsor has not requested a rating of any Class of Offered Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a Class of Offered Certificates may be lower than the ratings assigned by Moody's and Fitch.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                             INDEX TO DEFINED TERMS

                                                                       PAGE
                                                              ----------------------
Advance.....................................................  S-11, S-25
Applicable Credit Support Percentage........................  S-36
Available Funds.............................................  S-29
Bankruptcy Loss Coverage Amount.............................  S-55
Bankruptcy Losses...........................................  S-38
Beneficial Owner............................................  S-27
Book-Entry Certificates.....................................  S-27
CEDE........................................................  S-15
Certificate Account.........................................  S-24
Certificateholder...........................................  S-29
Certificates................................................  cover, S-5, S-26
Class.......................................................  S-26
Class A Certificates........................................  S-26
Class A-8 Percentage........................................  S-34
Class A-8 Prepayment Percentage.............................  S-35
Class A-8 Principal Distribution Amount.....................  S-35
Class Certificate Balance...................................  S-26
Class Notional Amounts......................................  S-5
Class P Deferred Amount.....................................  S-37
Class P Principal Distribution Amount.......................  S-=36
Class S Notional Amount.....................................  S-2
Class Subordination Percentage..............................  S-37
Class X Notional Amount.....................................  S-2, S-5
Closing Date................................................  S-6
Code........................................................  S-12
Combined Prepayment Percentage..............................  S-35
Compensating Interest.......................................  S-11, S-25
Cut-off Date................................................  S-6
Cut-off Date Pool Principal Balance.........................  S-6
Debt Service Reduction......................................  S-38
Decrement Tables............................................  S-41
Deficient Valuation.........................................  S-38
Definitive Certificate......................................  S-27
Deleted Mortgage Loan.......................................  S-24
Depository..................................................  S-27
Determination Date..........................................  S-25
Discount Mortgage Loan......................................  S-3, S-9, S-32
Distribution Account........................................  S-24
Distribution Date...........................................  S-2, S-6, S-29
DTC.........................................................  S-27
Due Date....................................................  S-16
Eligible Substitute Mortgage Loan...........................  S-24
ERISA.......................................................  S-12, S-58
Excess Losses...............................................  S-38
Exemption...................................................  S-58
Expense Fees................................................  S-24
Expense Rate................................................  S-10, S-24
FHLMC.......................................................  S-16
Financial Intermediary......................................  S-27

                                                                       PAGE
                                                              ----------------------
Fitch.......................................................  S-12, S-60
Foreign Investor............................................  S-57
FNMA........................................................  S-16
Fraud Loss Coverage Amount..................................  S-55
Fraud Losses................................................  S-38
GNMA........................................................  S-22
Insurance Proceeds..........................................  S-29
Interest Accrual Period.....................................  S-7, S-30
Interest Distribution Amount................................  S-7, S-30
LIBOR.......................................................  S-2, S-31
LIBOR Determination Date....................................  S-31
Limited Documentation Guidelines............................  S-21
Liquidated Mortgage Loan....................................  S-38
Liquidation Proceeds........................................  S-29
Loan-to-Value Ratio.........................................  S-16
Master REMIC................................................  S-3, S-11, S-55
Master Servicer.............................................  cover, S-6, S-21
Master Servicing Fee........................................  S-24
Master Servicing Fee Rate...................................  S-24
Modeling Assumptions........................................  S-41
Monthly Payment.............................................  S-16
Moody's.....................................................  S-12, S-60
Mortgage File...............................................  S-23
Mortgage Loans..............................................  cover, S-6, S-15
Mortgage Pool...............................................  cover, S-6, S-15
Mortgage Rate...............................................  S-16
Mortgaged Property..........................................  S-6, S-16
Mortgagor...................................................  S-13
NCMI........................................................  cover, S-59
Net Interest Shortfall......................................  S-30
Net Mortgage Rate...........................................  S-2, S-32
Net Prepayment Interest Shortfall...........................  S-30
NMCC........................................................  S-16
Non-Offered Certificates....................................  S-5
Non-PO Formula Principal Amount.............................  S-32
Non-PO Percentage...........................................  S-32
Offered Certificates........................................  cover, S-26
Original Applicable Credit Support Percentage...............  S-36
Original Subordinate Principal Balance......................  S-35
Pass-Through Rate...........................................  S-7
Percentage Interest.........................................  S-26
Plan........................................................  S-12, S-58
PO Formula Principal Amount.................................  S-36
PO Percentage...............................................  S-32
Pool Principal Balance......................................  S-34
Pooling Agreement...........................................  cover, S-6, S-23
Premium Mortgage Loan.......................................  S-3, S-9, S-32
Prepayment Interest Shortfall...............................  S-30
Prospectus..................................................  S-3
PSA.........................................................  S-42
PTCE 95-60..................................................  S-58

                                                                       PAGE
                                                              ----------------------
Purchase Agreement..........................................  S-16
Purchase Price..............................................  S-24
Rating Agencies.............................................  S-12
Realized Loss...............................................  S-38
Record Date.................................................  S-6, S-29
Reference Banks.............................................  S-31
Relief Act Reduction........................................  S-30
REMIC.......................................................  S-3, S-11, S-55
REO Property................................................  S-25
Reserve Interest Rate.......................................  S-31
Residual Certificates.......................................  S-26
Restricted Classes..........................................  S-36
Seller......................................................  S-2, S-6, S-21
Senior Certificates.........................................  S-2, S-26
Senior Credit Support Depletion Date........................  S-33
Senior Percentage...........................................  S-34
Senior Prepayment Percentage................................  S-34
Senior Principal Distribution Amount........................  S-33
SMMEA.......................................................  S-11
Special Hazard Loss Coverage Amount.........................  S-55
Special Hazard Losses.......................................  S-38
Special Hazard Mortgage Loan................................  S-38
Sponsor.....................................................  cover, S-6
Stated Principal Balance....................................  S-34
Subordinate Certificates....................................  S-2
Subordinate Percentage......................................  S-34
Subordinate Prepayment Percentage...........................  S-35
Subordinate Principal Distribution Amount...................  S-37
Subsidiary REMIC............................................  S-3, S-11, S-55
Substitution Adjustment Amount..............................  S-24
Trust Fund..................................................  cover
Trustee.....................................................  cover, S-6
Underwriters................................................  cover
Underwriting Agreement......................................  S-59
Unpaid Interest Amounts.....................................  S-30
Unpaid Interest Shortfall...................................  S-7
Voting Rights...............................................  S-26

P R O S P E C T U S

                     TRYON MORTGAGE FUNDING, INC. (SPONSOR)
            MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

     THESE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN TRYON MORTGAGE FUNDING, INC. OR ANY OF ITS AFFILIATES, EXCEPT AS SET FORTH BELOW. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

     Each Series of Certificates to be offered from time to time hereby and by Supplements hereto will evidence the entire ownership interest in a trust fund (the "Trust Fund") that consists of a pool (the "Pool") of Mortgage Loans and/or Mortgage Certificates (collectively, "Mortgage Assets"), as described below. The Prospectus Supplement relating to a particular Series of Certificates (the "Supplement") will describe any forms of credit support (such as a pool policy, letter of credit, guaranty, surety bond, insurance contract or reserve fund) which may be applicable to a Series of Certificates and/or to the assets included in the related Pool.

     Distributions of principal of and interest on each Series of Certificates will be made (to the extent of available funds) on each Distribution Date and allocated to the classes of such Series at the Certificate Rates, in the amounts and in the order specified in the related Supplement. Each Series will consist of one or more classes of Certificates. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Pool. A Series of Certificates may include one or more classes that are senior in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Supplement. Distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     Mortgage Loans may be fixed- or adjustable-rate first mortgage loans secured primarily by one- to four- family residences or shares in cooperative corporations and the related proprietary leases, purchased by the Sponsor from certain seller or sellers specified in the related Supplement (each, a "Seller"). The credit support (if any) for Mortgage Loans will be subject to the terms and conditions (including any limitations on amount) described in the related Supplement. Mortgage Certificates may be (a) GNMA Certificates guaranteed as to full and timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), (b) FHLMC Certificates guaranteed as to timely payment of interest and ultimate collection (and, if so specified in the related Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"), (c) FNMA Certificates guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA") or (d) Private Certificates issued and packaged by a mortgage lending or financial institution which may be affiliated with the Sponsor. GNMA Certificates will be backed by the full faith and credit of the United States. FNMA Certificates and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States. The credit support (if any) for Private Certificates will be subject to the terms and conditions (including any limitations on amount) described in the related Supplement. The only obligations of the Sponsor and the Seller with respect to a Series of Certificates will be pursuant to their respective representations and warranties in connection with such Series. The principal obligations of the Servicer named in the related Supplement will be limited to its contractual servicing obligations and to obligations pursuant to certain representations and warranties.

     An election may be made to treat a Pool as a real estate mortgage investment conduit (a "REMIC"). See "Certain Federal Income Tax Consequences".
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     Offers of the Certificates may be made through one or more different methods, as more fully described under "Plans of Distribution" herein and "Method of Distribution" in the related Supplement.

     This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Supplement.
                                 MARCH 20, 1997

                             PROSPECTUS SUPPLEMENT

     The Supplement relating to a Series of Certificates to be offered hereunder and thereunder will, among other things, set forth with respect to such Series:
(i) a description of the class or classes of Certificates to be offered; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series and offered by such Supplement; (iii) the Certificate Rate (or the method of determining such Certificate Rate) of each class of such Certificates; (iv) the Last Scheduled Distribution Date of each class of such Certificates, if applicable; (v) the method to be used to calculate the amount to be distributed as principal on each Distribution Date; (vi) the application of distributions of principal and interest to the classes of such Certificates and the allocation of the amounts to be so applied; (vii) whether an election will be made to treat the Pool as a REMIC; (viii) certain information concerning the Mortgage Assets and any other assets included in the Pool for such Series (including, in the case of Mortgage Loans: (a) the number of Mortgage Loans; (b) the geographic distribution of the Mortgage Loans; (c) the aggregate principal balance of the Mortgage Loans; (d) the types of dwelling constituting the Mortgaged Properties; (e) the longest and shortest scheduled terms to maturity of the Mortgage Loans; (f) the maximum principal balance of the Mortgage Loans;
(g) the maximum LTV of the Mortgage Loans at origination; (h) the maximum and minimum Mortgage Rates borne by the Mortgage Loans; and (i) the aggregate principal balance of non-owner-occupied properties); (ix) the extent, nature and terms of any credit support applicable to such Series; (x) the method of distribution of the Certificates; and (xi) other specific terms of the offering.

     Any specific information with respect to the Mortgage Loans included in a Pool (if any) that is not available for inclusion in the related Supplement will be included in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission (the "Commission") within 15 days of the initial issuance of the related Series of Certificates.

                             ADDITIONAL INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Supplement relating to each Series of Certificates contain information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the Pool referred to in the accompanying Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of such Supplement and prior to the termination of any offering of the Certificates issued by such Pool shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Sponsor on behalf of any Pool will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to:

                          Tryon Mortgage Funding, Inc.
                          NationsBank Corporate Center
                        Charlotte, North Carolina 28255
                             ---------------------

     UNTIL 90 DAYS AFTER THE DATE OF EACH SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           SUMMARY OF THE PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to information with respect to each Series of Certificates contained in the Supplement to be prepared and delivered in connection with the offering of the Certificates of such Series. THE SUPPLEMENT FOR EACH SERIES WILL SPECIFY THE EXTENT (IF ANY) TO WHICH THE TERMS OF SUCH SERIES OR THE RELATED POOL VARY FROM THE DESCRIPTION OF CERTIFICATES AND POOLS IN GENERAL WHICH IS CONTAINED IN THIS PROSPECTUS.

GENERAL

Title of Security..........  Mortgage Pass-Through Certificates (the
                               "Certificates"), issuable in series (each a "Series"). Each Series will be issued under a separate pooling agreement (each a "Pooling Agreement").

Sponsor....................  Tryon Mortgage Funding, Inc. (the "Sponsor").

Seller.....................  The seller or sellers (each, a "Seller") for a particular Series will be named in the Supplement relating to such Series (the "Supplement"). A Seller may be an affiliate of the Sponsor.

Trustee....................  The trustee (the "Trustee") for a particular Series will be named in the related Supplement.

Servicer...................  The servicer and/or master servicer (the
                               "Servicer") for a particular Series will be named in the related Supplement.

REMIC Servicer.............  The entity (the "REMIC Servicer") will be specified in the related Supplement if a REMIC election is made with respect to the related Pool. The REMIC Servicer may be the Sponsor or an affiliate thereof. See "Certain Federal Income Tax Consequences -- The REMIC Servicer" herein.

Closing Date...............  The date (the "Closing Date") of the initial issuance of a Series, as specified in the related Supplement.

Description of
  Certificates.............  Each Certificate will represent an ownership interest in a Pool to be formed by the Sponsor or in certain monthly payments with respect to such Pool. Each Series of Certificates may contain one or more classes of certificates (the "Senior Certificates") which are senior in right of distribution to one or more classes of certificates (the "Subordinate Certificates") and may also contain one or more classes of the types described herein under "Description of Certificates -- Categories of Classes of Certificates" herein.

  A. Interest..............  Each class of Certificates of a Series will accrue interest from the date and at the fixed or adjustable rate set forth (or determined as set forth) in the related Supplement (the "Certificate Rate"), except for certain classes of Certificates that are only entitled to distributions of principal ("PO Certificates").

                             Accrued interest will be distributed (to the extent
                               of funds available therefor), at the times and in the manner specified in such Supplement. Distributions of interest on any class of Accrual Certificates will commence at the time specified in such Supplement; until then, interest on the Accrual Certificates will be added to the Certificate Balance thereof.

  B. Principal.............  Each class of Certificates of a Series will receive distributions of principal in the amounts, at the times and in the manner specified in the related Supplement until its initial aggregate Certificate Balance has been fully amortized, except for certain classes of Certificates that are only entitled to distributions of interest ("IO Certificates"). Allocations of distributions of principal will be made to the Certificates of each class during the periods and in the order specified in the related Supplement. Unless otherwise specified in the related Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

                             Certificates of a Series with Distribution Dates
                               that are not monthly may receive Special
                               Distributions of principal on any Special
                               Distribution Date specified in the related
                               Supplement. See "Description of
                               Certificates -- Special Distributions" herein.

  C. Credit Support........  The assets in a Pool or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit support as described in the related Supplement. The protection against losses afforded by any such credit support may be limited. The type of credit support will be determined based on the characteristics of the Mortgage Assets in the related Pool and other factors. See "Credit Support" herein.

     1. Subordination......  A Series of Certificates may consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates. If so specified in the related Supplement, certain classes of Subordinate Certificates may be senior to other Classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). The rights of holders of the Subordinate Certificates of a Series ("Subordinate Certificateholders") to receive distributions with respect to the assets in the related Pool will be subordinated to such rights of holders of the Senior Certificates of the same Series ("Senior Certificateholders") to the extent described in the related Supplement. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to Senior Certificateholders of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinate Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date and, to the extent described in the related Supplement, by the right of such holders to receive future distributions on the assets in the related Pool that would otherwise have been payable to Subordinate Certificateholders; (ii) reducing the ownership interest of the related Subordinate Certificates;
                               (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Supplement. If so specified in the related Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the mortgagor. The related Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

     2. Reserve Fund.......  One or more reserve funds (the "Reserve Fund") may be established and maintained for each Series. The related Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Pool for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Pool.

     3. Surety Bond........  A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof, which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on the classes of such Series or certain classes thereof.

     4. Mortgage Pool
          Insurance
          Policy...........  A mortgage pool insurance policy or policies (the
                               "Mortgage Pool Insurance Policy"), may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the Pool as of the first day of the month of issuance of the related Series or such other date as is specified in the related Supplement (the "Cut-off Date").

     5. Fraud Waiver.......  If so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Supplement.

     6. Special Hazard
          Insurance
          Policy...........  A special hazard insurance policy or policies (the
                               "Special Hazard Insurance Policy") may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Supplement.

     7. Bankruptcy Bond....  A bankruptcy bond or bonds (the "Bankruptcy Bonds")
                               may be obtained to cover certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Supplement.

     8. Cross Support......  If specified in the related Supplement, the beneficial ownership of separate groups of assets included in a Pool may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinate Certificates evidencing a beneficial ownership interest in other asset groups within the same Pool.

     9. Other Forms of
          Credit
          Support..........  Other forms of credit support to provide coverage for certain risks of default or various types of losses (such as a letter of credit, limited guaranty or insurance contract) may be applicable to a Series of Certificates, to the Mortgage Assets included in the related Pool and/or to the mortgage loans underlying such Mortgage Certificates, as described in the related Supplement.

  D. Advances..............  If so specified in the related Supplement, the
                               Servicer, directly or through subservicers, will be obligated or have the right at its option to make certain advances (each an "Advance") with respect to delinquent payments on such Mortgage Loans. Any such advances will be reimbursable to the extent described herein and in the related Supplement.

The Pools..................  Each Pool will consist of Mortgage Loans and/or
                               Mortgage Certificates (collectively, the
                               "Mortgage Assets"), any real estate acquired through foreclosure or similar proceeding, any applicable credit support, the assets in the Certificate Account, any minimum prepayment, reinvestment or similar agreement and any other assets described in the related Supplement, all as described herein and therein.

  A. Mortgage Loans........  The mortgage loans included in a Pool (the
                               "Mortgage Loans") will be secured primarily by liens on one- to four-family residential properties or shares in cooperative corporations and the related proprietary leases. If so specified in the related Supplement, the Mortgage Loans may include Land Sale Contracts. If so specified in the related Supplement, the Mortgage Assets of the related Pool may include mortgage participation certificates or other beneficial interests evidencing interests in mortgage loans. Such mortgage loans may be conventional loans (i.e., loans that are not insured by any governmental agency) or may be insured or guaranteed by the Federal Housing Authority ("FHA"), or the Veterans Administration ("VA"), as specified in the related Supplement. All Mortgage Loans will have been purchased by the Sponsor, either directly or through an affiliate, from one or more Sellers.

                             The payment terms of the Mortgage Loans to be
                               included in a Pool will be described in the related Supplement and may include any of the following features or combinations thereof or other features described in the related
                               Supplement:

                               (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Supplement. The loan agreement, promissory note or other evidence of indebtedness (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

                               (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                               (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                               (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related Supplement, prepayments of principal may be prohibited for the life of any such Mortgage Loan or for certain periods ("lockout periods"), or may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

                               (e) The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans may be covered by primary mortgage insurance policies to the extent provided in the related Supplement.

  B. Mortgage
        Certificates.......  The pool may include certain assets (the "Mortgage
                               Certificates") which may consist of GNMA
                               Certificates, FNMA Certificates, FHLMC
                               Certificates, Private Certificates or a
                               combination thereof. Any GNMA Certificates included in a Pool will be guaranteed as to full and timely payment of principal and interest by GNMA, which guaranty is backed by the full faith and credit of the United States. Any FHLMC Certificates included in the Pool will be guaranteed as to the timely payment of interest and ultimate collection (and, if so specified in the related Supplement, timely payment) of principal by FHLMC. Any FNMA Certificates included in a Pool will be guaranteed as to timely payment of scheduled payments of principal and interest by FNMA. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. No Private Certificates will be backed, directly or indirectly, by any agency or instrumentality of the United States but may have other forms of credit support, as described in the related Supplement.

                             Each Mortgage Certificate will evidence an interest
                               in a pool of mortgage loans and/or cooperative loans, and/or in principal distributions and interest distributions thereon. The Supplement for each Series will specify the aggregate approximate principal balance of GNMA, FNMA and FHLMC Certificates and of Private Certificates included in a Pool and will describe the principal characteristics of the underlying mortgage loans or cooperative loans and any insurance, guaranty or other credit support applicable to such underlying loans, the Mortgage Certificates or both. In addition, the related Supplement will describe the terms upon which distributions will be made to the Trustee as the holder of the Mortgage Certificates. The Mortgage Certificates included in any Pool will be registered in the name of the Trustee or its nominee or in the case of book-entry Mortgage Certificates in the name of a financial intermediary with a Federal Reserve Bank or a clearing corporation and will be held by the Trustee only for the benefit of holders of the related Series of Certificates.

                             The GNMA, FNMA and FHLMC Certificates are
                               collectively referred to herein as the "Agency Certificates."

  C. Certificate Account...  All distributions on any Mortgage Certificates and all payments (including prepayments, liquidation proceeds and insurance proceeds) received from the Servicer on any Mortgage Loans included in the Pool for a Series will be remitted to an account (the "Certificate Account"), and, together with any amounts available pursuant to the terms of any applicable credit support and any other amounts described in the related Supplement, will be available for distribution on the Certificates of such Series as described in the related Supplement. Such Certificate Account shall be an Eligible Account or Accounts established and maintained by the Servicer for the benefit of holders of a Series of Certificates.

Optional Termination.......  The Servicer or, if specified in the related
                               Supplement for a Series of REMIC Certificates, holders of the Residual Certificates of such Series or the REMIC may have the option to repurchase the Mortgage Assets included in the related Pool and thereby terminate the related Pooling Agreement. Any such option will be exercisable at the times and upon satisfaction of the conditions specified in the related Supplement.

Tax Status of REMIC
  Certificates.............  Regular Certificates of a particular Series will be treated as "regular interests" in the REMIC and will be treated as debt instruments for federal income tax purposes, and the Residual Certificates of such Series will be treated as "residual interests" in the REMIC. Holders of Residual Certificates generally will include their pro rata shares of the net income or loss of the REMIC in determining their federal taxable income.

                             Holders of Accrual Certificates and any other
                               classes of Regular Certificates issued with original issue discount generally will be required to include the original issue discount (which for federal income tax purposes includes interest accrued on Accrual Certificates as well as current interest paid thereon) in gross income over the life of the Regular Certificates.

                             Distributions on Regular Certificates to foreign
                               investors generally will not be subject to U.S. withholding tax, provided applicable certification procedures are complied with.

                             Subject to certain limitations that may be
                               applicable to Buydown Loans, REMIC Certificates will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate investment trusts. See "Certain Federal Income Tax Consequences -- REMIC Certificates" herein.

Tax Status of Non-REMIC
  Certificates.............  For federal income tax purposes, the trust created to hold the Mortgage Assets for each Series of Non-REMIC Certificates will be classified as a grantor trust and not as an association taxable as a corporation. Holders of Non-REMIC Certificates of such Series which are not IO Certificates will be treated as owners of undivided interests in the trust and as equitable owners of undivided interests in each of the Mortgage Assets held by the trust, and such holders will be taxed on their pro rata shares of the income from the related Mortgage Assets and may be allowed to deduct their pro rata shares of reasonable servicing fees, consistent with their methods of accounting, subject to limitation in the case of Non-REMIC Certificates held by individuals, estates, or trusts (either directly or indirectly through certain pass-through entities). If a Series of Non-REMIC Certificates includes IO Certificates, holders of the Certificates of such Series will be subject to the "Stripped Bond Rules" of Section 1286 of the Code.

                             Subject to certain limitations that may be
                               applicable to Buydown Loans, to the extent the Mortgage Assets and the related interests qualify for such treatment, interests in the Mortgage Assets held by holders of applicable Non-REMIC Certificates which are not IO Certificates will be considered to represent "loans . . . secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts.

                             It is not clear whether IO Certificates will be
                               treated as representing an ownership interest in qualifying assets and income under

                               Sections 7701(a)(19)(C)(v), 856(c)(5)(A) and
                               856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. It is also not clear whether a reasonable prepayment assumption should be applied in accruing original issue discount on the IO Certificates.

                             See "Certain Federal Income Tax
                               Consequences -- Non-REMIC Certificates" herein.

Legal Investment...........  The Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Certificates that qualify as "Mortgage Related Securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA. However, institutions whose investment activities are subject to other legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Certificates. See "Legal Investment" herein.

ERISA Considerations.......  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" herein. Certain classes of Certificates may not be transferred unless the Trustee and the Sponsor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Sponsor or the Servicer to additional obligations. Additionally, unless otherwise specified in the related Supplement, Certificates representing an interest in a Pool consisting of Private Certificates may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "ERISA Considerations" herein.

Rating.....................  The Certificates of each class offered hereby and by a Supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, as specified in such Supplement (with respect to each Series of Certificates, the "Rating Agency").

                                   THE POOLS*

GENERAL

     Each Pool will consist of Mortgage Assets, any real estate acquired through foreclosure or similar proceeding, any applicable credit support, the assets in the Certificate Account, any minimum prepayment, reinvestment or similar agreement and any other assets described in the related Supplement, all as described herein and therein.

THE MORTGAGE LOANS

     The Mortgage Loans may be fixed- or adjustable-rate mortgage loans, or participations or other beneficial interests in such mortgage loans, evidenced by loan agreements, promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured primarily by first liens on one- to four-family residential properties in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If so specified in the related Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings. A "Mortgage" is a mortgage, deed of trust or similar instrument with respect to a Mortgaged Property. The "Mortgaged Properties" securing the Mortgage Notes will be comprised of one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The Mortgaged Properties may include vacation and second homes and investment properties. Each Mortgage Loan will be selected by the Sponsor for inclusion in a Pool from among those purchased, either directly or through affiliates. Originators, servicers or sellers may be affiliated with the Sponsor. All transactions involving affiliates will be conducted in a commercially reasonable manner at arm's length.

     A Pool may include one or more of the following types of Mortgage Loans:

          (1) Fixed-rate, conventional Mortgage Loans providing for full amortization of principal in level monthly payments;

          (2) Conventional adjustable-rate mortgage loans ("ARMs"), as described under "ARMs" herein;

          (3) Fully amortizing graduated-payment Mortgage Loans ("GPMs"), which provide for lower periodic payments, or for payments of interest only, during the early years of the term, followed by periodic payments of principal and interest that increase periodically at a predetermined rate until the Mortgage Loan is repaid or for a specified number of years, after which level periodic payments begin; and

          (4) Any other type of Mortgage Loan, as described in the related Supplement.

     A Pool may contain certain Mortgage Loans ("Buydown Loans"), which include provisions whereby the Seller or a third party partially subsidizes the monthly payments of the Mortgagor during the early years of the Mortgage Loan, the difference to be made up from a fund (a "Buydown Fund") contributed by the Seller or third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Supplement will

---------------

* Whenever in this Prospectus the terms "Pool", "Certificates", "REMIC Certificates" and "Non-REMIC Certificates" are used, those terms apply, unless the context indicates otherwise, to one specific Pool, and the Certificates representing undivided interests therein. Similarly, the term "Certificate Rate" will refer to the Certificate Rate borne by a particular class of Certificates of a Series.

contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     A Pool may contain certain Mortgage Loans evidenced by Contracts ("Land Sale Contracts") for the sale of Mortgaged Properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related Mortgaged Property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor.

     Mortgage Loans with certain LTVs and/or certain principal balances may be covered wholly or partially by Primary Mortgage Insurance Policies. The existence, extent and duration of any such coverage will be described in the related Supplement. The loan-to-value ratio ("LTV") of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the Appraised Value of the related Mortgaged Property. Unless otherwise specified in the related Supplement, the "Appraised Value" is either (x) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or (y) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

     Each Supplement for a Series representing interests in a Pool that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Sponsor, with respect to the Mortgage Loans contained in such Pool, including: (i) the number of Mortgage Loans, (ii) the geographic distribution of the Mortgage Loans; (iii) the aggregate principal balance of the Mortgage Loans; (iv) the types of dwelling constituting the Mortgaged Properties; (v) the longest and shortest scheduled term to maturity; (vi) the maximum principal balance of the Mortgage Loans; (vii) the maximum LTV of the Mortgage Loans at origination or such other date specified in the related Supplement; (viii) the maximum and minimum Mortgage Rates; and (ix) the aggregate principal balance of non-owner-occupied Mortgaged Properties.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. If losses on defaulted Mortgage Loans exceed the coverage of any Primary Mortgage Insurance Policy or the amount of any credit support arrangement described in the related Supplement, such losses will be borne by holders of Certificates ("Certificateholders").

     ARMs. Each ARM included in a Pool will be a conventional Mortgage Loan which will bear interest at a Mortgage Rate that is adjusted periodically to be equal (subject to rounding) to the index (the "Index") plus the specified percentage (the "Mortgage Margin") added to the applicable Index in order to compute the Mortgage Rate for such ARM, subject to certain limitations on the amount of any single increase or decrease in the Mortgage Rate or on the maximum Mortgage Rate for such ARM. If specified in the related Supplement, ARMs included in a Pool may permit the Mortgagor to convert the Mortgage Rate to a fixed rate, in the manner set forth in the related Supplement. Certain ARMs may provide for periodic adjustments of scheduled payments in order to fully amortize the Mortgage Loan by its stated maturity, while other ARMs may permit the maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest in accordance with the periodic interest rate adjustments.

     If an ARM provides for limitations on the amount by which monthly payments may be increased or changes to the Mortgage Rate of the ARM are made more frequently than payment changes, it is possible that an increase in the rate of interest would not be covered by the amount of the scheduled payment. In that case, the amount of the difference between the scheduled monthly payment and the monthly interest accrued at the Mortgage Rate is added to the unpaid principal balance of the Mortgage Loan and interest accrues on such added principal at the then-applicable Mortgage Rate from the date of such addition. Such an adjustment is referred to as "negative amortization". Negative amortization tends to lengthen the weighted average life of the Mortgage Loans and may cause payments near the maturity of the Mortgage Loan to be larger than the previously scheduled monthly payments unless the terms of the Mortgage Loan permit its maturity to be extended. If a Pool includes Mortgage Loans that provide for negative amortization, the related Supplement will describe certain of the effects on Certificateholders.

     At the Cut-off Date for a Pool that includes ARMs, the Pool may contain ARMs which are newly originated and ARMs as to which one or more adjustments have occurred. ARMs that have not had their first rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the applicable Index and the Mortgage Margin.

MORTGAGE CERTIFICATES

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, FHLMC and FNMA Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC, FNMA or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Pool (and of the underlying mortgage loans) will be described in the related Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Pool.

     GNMA. GNMA is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     GNMA Certificates. All of the GNMA Certificates (the "GNMA Certificates") will be mortgage-backed certificates issued and serviced by GNMA- or FNMA-approved mortgage servicers. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates. Unless otherwise specified in the related Supplement, at least 90 percent by original principal amount of the mortgage loans underlying a GNMA Certificate will be mortgage loans having maturities of 20 years or more.

     Each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the GNMA Certificate pass-through rate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the GNMA Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     The GNMA Certificates included in a Pool may be issued under either or both of the GNMA I program ("GNMA I Certificates") and the GNMA II program ("GNMA II Certificates"). All mortgages underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each GNMA I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA I Certificate. Mortgages underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such GNMA II Certificate.

     GNMA will have approved the issuance of each of the GNMA Certificates in accordance with a guaranty agreement between GNMA and the servicer of the mortgage loans underlying such GNMA Certificate. Pursuant to such agreement, the servicer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such servicer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If a servicer is unable to make payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by such servicer and such servicer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The registered holder of the GNMA Certificates included in a Pool is entitled to proceed directly against GNMA under the terms of each GNMA Certificate or the guaranty agreement or contract relating to such GNMA Certificate for any amounts that are not paid when due under each GNMA Certificate.

     As described above, the GNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. FHLMC is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. FHLMC Certificates ("FHLMC Certificates") represent an undivided interest in a group of mortgage loans purchased by FHLMC. Mortgage loans underlying the FHLMC Certificates included in a Pool will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one- to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     FHLMC Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold FHLMC Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a FHLMC Certificate against FHLMC or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system such Certificate is held.

     Under its Cash and Guarantor programs, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. For FHLMC Pools formed under FHLMC's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution for the related FHLMC Certificate.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the FHLMC Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     FNMA. FNMA is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     FNMA Certificates. FNMA Certificates ("FNMA Certificates") represent fractional interests in a pool of mortgage loans formed by FNMA.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If FNMA were unable to perform such obligations, distributions on FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of FNMA Certificates. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the FNMA Certificates included in a Pool, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Supplement.

     Private Certificates. Private Certificates ("Private Certificates") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all such distributions) of certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. Unless otherwise specified in the related Supplement, the seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC Agreement") with the trustee under such PC Agreement (the "PC Trustee"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC Servicer").

     The sponsor of the Private Certificates (the "PC Sponsor") will be a financial institution or other entity which is or has affiliates which are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to such trusts and selling beneficial interests in such trusts. The PC Sponsor may be an affiliate of the Sponsor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Supplement, the PC Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The Sponsor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be through affiliates.

     The Supplement for a Series for which the Pool includes Private Certificates will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Supplement) to the extent relevant and to the extent such information is reasonably available to the Sponsor and the Sponsor reasonably believes such information to be reliable (i) the aggregate approximate principal amount and type of the Private Certificates to be included in the Pool; (ii) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including (A) the payment features of such underlying mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination; (iii) the maximum original term-to-stated maturity of the Private Certificates; (iv) the weighted average term-to-stated maturity of the Private Certificates; (v) the pass-through or certificate rate of the Private Certificates; (vi) the weighted average pass-through or certificate rate of the Private Certificates;
(vii) the PC Sponsor, the PC Trustee and the PC Servicer; (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to such Private Certificates themselves; (ix) the terms on which the underlying mortgage loans for such Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

CERTIFICATE ACCOUNT

     The Servicer or other entity identified in the related Supplement will, as to each Series of Certificates, establish and maintain a Certificate Account for the benefit of the Trustee and holders of the Certificates of such Series for receipt of (i) each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets, (ii) the amount of cash, if any, specified in the related Pooling Agreement to be initially deposited therein, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund or other fund, and (iv) the reinvestment income thereon, if any. The Pooling Agreement for a Series may authorize the Trustee or the Servicer, as appropriate, to invest the funds in the Certificate Account in certain investments ("Eligible Investments") that will qualify as "permitted investments" under Section 860G(a)(5) of the Code in the case of REMIC Certificates. The Eligible Investments will generally mature not later than the business day immediately preceding the next Distribution Date for such Series (or, in certain cases, on such Distribution Date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related Pooling Agreement of each Rating Agency rating the Certificates of such Series that has rated such commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain Minimum Reinvestment Agreements. Reinvestment earnings, if any, on funds in the Certificate Account generally will belong to the Servicer.

MINIMUM PREPAYMENT AGREEMENT

     The Sponsor may enter into an agreement (a "Minimum Prepayment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series to enable the Trustee to make distributions of principal on the Certificates of such Series in accordance with a schedule set forth in the related Supplement. Funds will be provided under the Minimum Prepayment Agreement in the event that aggregate scheduled principal payments and prepayments on the Mortgage Assets included in the related Pool were not sufficient to make distributions in reduction of the Certificate Balance of such Certificates in accordance with such Minimum Prepayment Schedule. Such Minimum Prepayment Agreement may obligate the institution to purchase, from time to time, Mortgage Assets included in the Pool pursuant to a selection process set forth in such agreement for an amount specified in the related Supplement.

     The related Supplement will describe the terms and conditions of any Minimum Prepayment Agreement if a Minimum Prepayment Agreement is to be a part of the Pool.

MINIMUM REINVESTMENT AGREEMENT

     The Sponsor may enter into an agreement (a "Minimum Reinvestment Agreement") with an institution meeting the criteria of the Rating Agency rating the related Series. Amounts required to be deposited in any account or fund for a related Series will be invested pursuant to such agreement. If a Minimum Reinvestment Agreement is entered into with respect to a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Servicer as additional servicing compensation but will be available to make distributions on the Certificates in accordance with their terms. The applicable interest rates for funds invested under such agreement will be described in the related Supplement if a Minimum Reinvestment Agreement is to be a part of the Pool.

                          DESCRIPTION OF CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a separate Pooling Agreement among the Sponsor, the Seller (if so provided in the related Supplement), the Trustee and the Servicer, if such Series relates to Mortgage Loans. A form of Pooling Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling Agreement. The Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement and the Supplement related to a particular Series of Certificates. References herein to a Trustee or the Servicer include, unless otherwise specified, any agents acting on behalf of such Trustee or any subcontractor of the Servicer, any of which agents or subcontractors may be one of their affiliates.

     The Certificates are issuable in Series, each evidencing the entire ownership interest in a Pool of assets consisting primarily of Mortgage Assets. The Certificates of each Series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the related Supplement, will evidence specified beneficial ownership interests in the related Pool created pursuant to the related Pooling Agreement and will not be entitled to payments in respect of the assets included in any other Pool established by the Sponsor. The transfer of the Certificates may be registered, and the Certificates may be exchanged, at the office or agency of the Trustee specified in the related Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a Series of Certificates may be subject to the satisfaction of certain conditions set forth in the related Supplement. The Certificates will not represent obligations of the Sponsor or any affiliate of the Sponsor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Supplement. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Pool. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit support, in each case as described herein and in the related Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Pool, or on a different basis, in each case as specified in the related Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Supplement.

DISTRIBUTIONS

     Distributions of principal of and interest on the Certificates of a Series will be made (to the extent of funds available therefor) on the dates specified therefor in the related Supplement (each, a "Distribution Date"), and allocated to the classes of such Series at the Certificate Rates, in the amounts and in the order specified in the related Supplement. Distributions will be made by wire transfer (in the case of Certificates which are of a certain minimum denomination, as specified in the related Supplement) or by check mailed to record holders of such Certificates as of the related Record Date (as specified in the related Supplement) at their addresses appearing on the Certificate Register, except that the final distribution of principal will be made only upon presentation and surrender of such Certificate at the office or agency of the Paying Agent for such Certificate specified in the related Supplement. With respect to any Distribution Date, the "Record Date" will be the close of business on (i) the last business day of the preceding month, (ii) with respect to the first Distribution Date for a Series, if the Closing Date of the Series occurs in the month following the Cut-Off Date, such Closing Date or (iii) such other date as is specified in the related Supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of such Certificate. In the event the Certificates of a Series are issued in book-entry form, distributions on such Certificates, including the final distribution in retirement of such Certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the related Supplement.

     Distributions of principal of and interest on the Certificates will be made by the Trustee out of the Certificate Account established under the Pooling Agreement. All distributions on the Mortgage Certificates, if any, included in the Pool for a Series, remittances on the Mortgage Loans by the Servicer pursuant to the Pooling Agreement, together with any reinvestment income (if so specified in the related Supplement) thereon and amounts withdrawn from any Reserve Fund or other fund or payments in respect of other credit support and required to be so deposited, will be deposited directly into the Certificate Account and thereafter will be available (except for funds held for future distribution and for funds payable to the Servicer) to make distributions on Certificates of such Series on the next succeeding Distribution Date. See "The Pools -- Certificate Account" and "Servicing of Mortgage Loans -- Payments on Mortgage Loans" herein.

     Interest. Interest will accrue on the aggregate Certificate Balance (or, in the case of IO Certificates, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the Certificate Rate (which may be a fixed rate or a rate adjustable as specified in such Supplement) during each Interest Accrual Period specified in such Supplement. The "Interest Accrual Period" with respect to any Distribution Date shall be the period from (and including) the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the last day of such preceding month, or such other period as may be specified in the related Supplement. To the extent funds are available therefor, interest accrued during each such Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Supplement. Unless otherwise specified in the related Supplement, distributions allocable to interest on each Notional Amount Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Notional Amount Certificate. The notional amount of a Notional Amount Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Supplement, interest on the Certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the related Supplement and, prior to such time, such interest will be added to the Class Certificate Balance of such class of Accrual Certificates. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Principal. Unless otherwise specified in the related Supplement, the Class Certificate Balance of any class of Certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of Certificates specified in such Supplement, reduced by all distributions reported to holders of such Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization. The related Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a Series (except for IO Certificates) will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the related Supplement until its initial aggregate Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the Certificates of each class, during the periods and in the order specified in the related Supplement. Unless otherwise specified in the related Supplement, distributions will be made pro rata among the Certificates of each class then entitled to receive such distributions.

     The "Last Scheduled Distribution Date" for a class of Certificates is the latest date as of which the Class Certificate Balance of the Certificates of such class is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related Pool are timely received and, if applicable, that all such scheduled payments are reinvested on receipt at the rate or rates specified in the related Supplement at which amounts in the Certificate Account are assumed to earn interest (the "Assumed Reinvestment Rate") or, if a Minimum Prepayment Agreement is entered into with respect to such Series that payments on the related Mortgage Assets are received, in accordance with a minimum prepayment rate or schedule as set forth in the related Supplement. (If an Assumed Reinvestment Rate is specified for a Series of Certificates, reinvestment earnings on funds in the Certificate Account will not belong to the Servicer as additional servicing compensation. Such amounts will be part of the Pool and will be available to make distributions on the related Certificates.)

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, the classes of certificates of each Series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Supplement for a series of Certificates may identify the classes which comprise such Series by reference to the following categories.

                                PRINCIPAL TYPES

 CATEGORIES OF CLASSES                            DEFINITION
 ---------------------                            ----------
Accretion Directed.....  A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion
                         Directed Class also may receive principal payments from
                         principal paid on the Mortgage Assets or other assets of the
                         Pool for the related Series.
Component
  Certificates.........  A class consisting of "Components." The Components of a class of Component Certificates may have different principal and/or interest payment characteristics but together
                         constitute a single class. Each Component of a class of
                         Component Certificates may be identified as falling into one or more of the categories in this chart.

 CATEGORIES OF CLASSES                            DEFINITION
 ---------------------                            ----------
Notional Amount
  Certificates.........  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class
  (also sometimes
  referred to
  as "PACs")...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                         assuming two constant prepayment rates for the underlying
                         Mortgage Assets. These two rates are the endpoints for the
                         "structuring range" for the Planned Principal Class. The
                         Planned Principal Classes in any Series of Certificates may
                         be subdivided into different categories (e.g., Primary
                         Planned Principal Classes, Secondary Planned Principal
                         Classes and so forth) having different effective structuring ranges and different principal payment priorities. The
                         structuring range for the Secondary Planned Principal Class of a Series of Certificates will be narrower than that for the Primary Planned Principal Class of such Series.
Scheduled Principal
  Class................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                         designated as a Planned Principal Class or Targeted
                         Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the Mortgage
                         Assets. These two rates are the endpoints for the
                         "structuring range" for the Scheduled Principal Class.
Senior Certificates
  ("SEN")..............  Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinate Certificates.
Sequential Pay.........  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A
                         single class that receives principal payments before or
                         after all other classes in the same Series of Certificates may be identified as a Sequential Pay Class.
Strip..................  A class that receives a constant proportion, or "strip," of the principal payments on the Mortgage Assets. The constant proportion of such principal payments may or may not vary
                         for each Mortgage Asset included in the Pool and will be
                         calculated in the manner described in the related
                         Supplement. Such Classes may also receive payments of
                         interest.
Subordinate
  Certificates
  ("SUB")..............  Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior
                         Certificates and certain Classes of Subordinate Certificates with higher priority of distributions have received their
                         full principal and interest entitlements.
Support Class (also
  sometimes referred to
  as "companion
  classes")............  A class that receives principal payments on any Distribution
                         Date only if scheduled payments have been made on specified
                         Planned Principal Classes, Targeted Principal Classes and/or
                         Scheduled Principal Classes.
Targeted Principal
  Class (also sometimes
  referred to
  as "TACs")...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by
                         assuming a single constant prepayment rate for the Mortgage
                         Assets.

                                 INTEREST TYPES

 CATEGORIES OF CLASSES                            DEFINITION
 ---------------------                            ----------
Accrual................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may
                         continue until some specified event has occurred or until
                         such class of Accrual Certificates is retired.
Fixed Rate.............  A class with a Certificate Rate that is fixed throughout the life of the class.
Floating Rate..........  A class with a Certificate Rate that resets periodically based upon a designated Index and that varies directly with changes in such Index.
Inverse Floating         A class with a Certificate Rate that resets periodically
  Rate.................  based upon a designated Index and that varies inversely with changes in such Index.
IO.....................  Certificates that receive some or all of the interest payments made on the Mortgage Assets and little or no
                         principal. IO Certificates have either a nominal principal balance or a notional amount. A nominal principal balance
                         represents actual principal that will be paid on such
                         Certificates. It is referred to as nominal since it is
                         extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an IO Certificate that is not entitled to
                         any distributions in respect of principal.
Partial Accrual........  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the
                         principal balance of such class on each applicable
                         Distribution Date, with the remainder of such accrued
                         interest to be distributed currently as interest on such
                         class. Such accretion may continue until a specified event has occurred or until such class of Partial Accrual
                         Certificates is retired.
PO.....................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Variable Rate..........  A class with a Certificate Rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the
                         Mortgage Rates borne by the Mortgage Loans in the related
                         Pool).

RESIDUAL CERTIFICATES

     A Series of REMIC Certificates will include a class of Residual Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the related Supplement, the excess of the sum of distributions, payments and other amounts received over the sum of (i) the amount required to be distributed to Certificateholders on such Distribution Date and (ii) certain expenses, all as more specifically described in the related Supplement. In addition, after the aggregate Class Certificate Balances of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Pool and will have sole rights with respect to the Mortgage Assets and other assets remaining in such Pool. Some or all of the Residual Certificates of a Series may be offered by this Prospectus and the related Supplement; if so, the terms of such Residual Certificates will be described in such Supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered hereby and by the related Supplement, as well as restrictions on the transfer of such Residual Certificates, will be set forth in the related Supplement. If such Residual Certificates are not so offered, the Sponsor may (but need not) sell some or all of such Residual Certificates on or after the date of original issuance of such Series in transactions exempt from registration under the Securities Act and otherwise under circumstances that will not adversely affect the REMIC status of the Pool.

ADVANCES

     The Servicer may be obligated or have the right at its option under the Pooling Agreement for a Series of Certificates backed in whole or in part by Mortgage Loans to advance, on or prior to any Distribution Date, its own funds and/or funds being held in the Certificate Account for future distribution to Certificateholders in an amount up to the aggregate of interest and principal installments on the Mortgage Loans becoming due and payable on the Due Date in any month and delinquent on the close of business on the following Determination Date. The Servicer may be obligated to make such Advances only to the extent any such Advance, in the judgment of the Servicer made on the Determination Date, will be reimbursable from late payments made by Mortgagors, payments under any Primary Mortgage Insurance Policy or other form of credit support or proceeds of liquidation. Any Servicer funds thus advanced are reimbursable to the Servicer from cash in the Certificate Account to the extent that the Servicer shall determine that any such Advances previously made are not ultimately recoverable from the sources described above.

     In making Advances, the Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of Certificates, rather than to guarantee or insure against losses. If Advances are made by the Servicer from funds being held for future distribution to Certificateholders, the Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date.

     The Servicer may also be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicer to the extent permitted by the Pooling Agreement. If specified in the related Supplement, the obligations of the Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related Supplement, the Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to Certificateholders;

          (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Servicer, and the amount of additional servicing compensation received by the Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure ("REO Property");

          (xi) the Certificate Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in the Reserve Fund at the close of business on the Distribution Date;

          (xiii) the Certificate Rate as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit support.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

SPECIAL DISTRIBUTIONS

     REMIC Certificates of a Series with Distribution Dates that are not monthly may receive distributions ("Special Distributions") of principal on any date (a "Special Distribution Date") specified in the related Supplement in any month in which a Distribution Date does not occur if it is determined, based on assumptions specified in the related Pooling Agreement, that the amount of cash estimated to be on deposit in the Certificate Account on the date specified in such Supplement, together with any funds available for withdrawal from any related fund, is not sufficient to make the distributions of interest and principal scheduled to be made on such date. Special Distributions will be made in the same priority and manner as distributions are to be made on the next Distribution Date.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Pool. Credit support may be in the form of a limited financial guaranty policy issued by an entity named in the related Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit support described in the related Supplement, or any combination of the foregoing. Unless otherwise specified in the related Supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of any deficiencies.

     If specified in the related Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Pools. If applicable, the related Supplement will identify the Pools to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Pools.

SUBORDINATION

     If so specified in the related Supplement, the rights of holders of one or more classes of Subordinate Certificates will be subordinate to the rights of holders of one or more classes of Senior Certificates of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinate Certificates under the circumstances and to the extent specified in the related Supplement. If so specified in the related Supplement, certain classes of Subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade ("Mezzanine Certificates"). If specified in the related Supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinate Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinate Certificates by virtue of subordination and the amount of distributions otherwise distributable to Subordinate Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Supplement, Senior Certificateholders would experience losses on their Certificates.

     If specified in the related Supplement, various classes of Senior Certificates and Subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinate Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinate Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Supplement.

SURETY BONDS

     A surety bond or bonds may be obtained and maintained for a Series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such Series.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Supplement, a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Pool in an amount equal to a percentage specified in such Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date. As more fully described below, the Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     No Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described herein and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by Certificateholders.

FRAUD WAIVER

     If so specified in the related Supplement, a letter may be obtained from the issuer of a Mortgage Pool Insurance Policy (the "Waiver Letter") waiving its right to deny a claim or rescind coverage under the related Mortgage Pool Insurance Policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the issuer of the Mortgage Pool Insurance Policy will be indemnified by the Seller for the amount of any loss paid by the issuer of the Mortgage Pool Insurance Policy (each such amount, a "Fraud Loss") under the terms of the Waiver Letter. The maximum aggregate amount

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

of Fraud Losses covered under the Waiver Letter and the period of time during which such coverage will be provided will be specified in the related Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans -- Hazard Insurance" herein. No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations and unless otherwise specified in the related Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Supplement, the Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Supplement, a bankruptcy bond (the "Bankruptcy Bond") to cover losses resulting from proceedings under the Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage

Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Sellers" herein.

     To the extent specified in the Supplement, the Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUND

     If so specified in the related Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the "Reserve Fund") for such Series. The related Supplement will specify whether or not a Reserve Fund will be included in the Pool for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Supplement, to which Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments. Any instrument deposited therein will name the Trustee, in its capacity as trustee for Certificateholders, or such other entity as is specified in the related Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to Certificateholders for the purposes, in the manner and at the times specified in the related Supplement.

CROSS SUPPORT

     If specified in the related Supplement, the beneficial ownership of separate groups of assets included in a Pool may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Pool. The related Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

OTHER INSURANCE, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Supplement, a Pool may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Pool, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Supplement.

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

                      MATURITY, PREPAYMENT CONSIDERATIONS
                   AND WEIGHTED AVERAGE LIFE OF CERTIFICATES

     The weighted average life of a Series of Certificates and the yield to investors depend in part on the rate at which the Mortgage Loans or mortgage loans underlying Mortgage Certificates are prepaid. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular Series will be identified and described in the related Supplement.

     The Supplement for a Series of Certificates may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in such Supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment model specified in the related Supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any Series will conform to any of the percentages of the prepayment model described in the table set forth in such Supplement.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on such mortgage loans or on the Mortgage Loans included in a Pool, such mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on such mortgage loans or on the Mortgage Rates borne by the Mortgage Loans included in a Pool, such mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors, housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a Mortgage Note permitting the holder of the Mortgage Note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

                                  THE SPONSOR

     Tryon Mortgage Funding, Inc., a Delaware corporation (the "Sponsor"), was organized on November 28, 1994 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of NationsBanc Mortgage Capital Corporation, a Texas corporation. The Sponsor maintains its principal office at NationsBank Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Neither the Sponsor nor any of the Sponsor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Sponsor to either purchase the Mortgage Assets related to that Series or to return to the Sponsor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates. Any remaining proceeds will be used for the general corporate purposes of the Sponsor.

                           MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of aspects of the Sponsor's purchase program for Mortgage Loans eligible for inclusion in a Pool. The related Supplement will contain information regarding the origination of the Mortgage Loans.

     The Sponsor will purchase Mortgage Loans either directly or indirectly from the Servicer or from other approved Sellers, which may be affiliates of the Sponsor or the Servicer. The Sponsor has approved (or will approve) individual institutions as eligible Sellers by applying certain criteria, including the Seller's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Sponsor may purchase Mortgage Loans from Sellers which, while not meeting the generally applicable criteria, have been reviewed by the Sponsor and found to be acceptable as Sellers of Mortgage Loans.

     Each Mortgage Loan purchased by the Sponsor must meet certain credit, appraisal and underwriting standards, as described in the related Supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related Supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of the Pooling Agreement which are not described elsewhere in this Prospectus.

ASSIGNMENT OF MORTGAGE LOANS

     Assignment of Mortgage Loans. At the time of issuance of each Series of Certificates, the Sponsor will cause the Mortgage Loans comprising the related Pool to be assigned to the Trustee together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Sponsor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement. Such schedule will include

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

information as to the principal balance of each Mortgage Loan, the address of the property, the Mortgage Rate and the maturity of each Mortgage Note.

     In addition, the Sponsor will, as to each Mortgage Loan, deliver to the Trustee the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, an assignment to the Trustee of the Mortgage in form for recording or filing as may be appropriate in the state of the Mortgaged Property, the original recorded Mortgage with evidence of recording or filing indicated thereon, or a copy of such Mortgage certified by the recording office or certified by the related title insurance company, a copy of the title insurance policy or other evidence of title, and evidence of any Primary Mortgage Insurance Policy for such Mortgage Loan, if applicable. In certain instances where documents respecting a Mortgage Loan may not be available prior to execution of the Pooling Agreement, the Sponsor may deliver copies thereof and deliver such documents to the Trustee promptly upon receipt.

     With respect to any Mortgage Loans that are Cooperative Loans, the Sponsor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Supplement. The Sponsor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or a custodian) will review the mortgage documents within a specified number of days of receipt thereof in original form to ascertain that all required documents have been properly executed and received. The Trustee will hold such documents for each Series in trust for the benefit of holders of the Certificates of such Series. Unless otherwise specified in the related Supplement, if any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the Pooling Agreement, and such defect cannot be cured within the permitted time period, the Seller will replace such Mortgage Loan with an Eligible Substitute Mortgage Loan (as described in the related Supplement) or repurchase the related Mortgage Loan from the Trustee within a specified number of days of receipt of notice of the defect at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable servicing fee (the "Net Mortgage Rate") to the first day of the month following the month of repurchase. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Servicer with respect to such Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of such repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates -- Distributions" herein. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for such a defect in a constituent document.

     Any restrictions on such substitution or repurchase with respect to a Series of Certificates will be set forth in the related Supplement.

     Unless otherwise specified in the related Supplement, assignments of the Mortgage Loans to the Trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interest in the Mortgage Loans against sale, further assignment, satisfaction or discharge by the Sellers, the Servicer, the subservicers or the Sponsor.

     Assignment of Agency Certificates. The Sponsor will cause the Agency Certificates to be registered in the name of the Trustee or its nominee. The Trustee (or the custodian) will hold the Agency Certificates in the manner described in the related Supplement. Each Agency Certificate will be identified in a schedule appearing as an exhibit to the Pooling Agreement, which will specify as to each Agency Certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Certificates. The Sponsor will cause the Private Certificates to be registered in the name of the Trustee. The Trustee (or the custodian) will hold the Private Certificates in the manner described in the related Supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Certificate. Each Private Certificate will be identified in a schedule appearing as an exhibit to the related Pooling Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Certificate conveyed to the Trustee.

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Supplement, the Sponsor will not make any representations and warranties regarding the Mortgage Loans, and its assignment of the Mortgage Loans to the Trustee will be without recourse. As further described below, the Seller will make certain representations and warranties concerning the Mortgage Loans and under certain circumstances may be required to repurchase or substitute a Mortgage Loan as a result of a breach of any such representation or warranty. In addition, pursuant to the related Pooling Agreement the Sponsor will assign to the Trustee its rights with respect to representations and warranties made by the Seller in the agreement pursuant to which the Mortgage Loans are sold to the Sponsor or its affiliate (each, a "Seller's Agreement").

     In the Pooling Agreement or the Seller's Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans, the Seller will represent and warrant, unless otherwise specified in the related Supplement, among other things, that: (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects; (ii) at the time of transfer the Seller had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor; (iii) as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent; (iv) a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and each such policy or other evidence of title is valid and remains in full force and effect; (v) if a Primary Mortgage Insurance Policy is required with respect to such Mortgage Loan, such policy is valid and remains in full force and effect as of the Closing Date; (vi) as of the Closing Date, each Mortgage Loan is secured by a first lien Mortgage or by a Land Sale Contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the Land Sale Contract, if applicable (subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage); (vii) as of the Closing Date, each Mortgaged Property is free of damage and is in good repair; (viii) as of the time each Mortgage Loan was originated, the Mortgage Loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and (ix) as of the Closing Date, there are no delinquent tax or assessment liens against any Mortgaged Property.

     In the event of the discovery by the Seller of a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or the receipt of notice thereof from the Trustee or the Servicer, the Seller will, with respect to a breach of its representations or warranties, cure the breach within the time permitted by the related Pooling Agreement or substitute a substantially similar substitute mortgage loan for such Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect thereof, on the terms set forth above under "-- Assignment of Mortgage Loans" and in the related Supplement. The proceeds of any such repurchase will be passed through to Certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders and the Trustee for any such breach.

SERVICING

     The Servicer will be responsible for servicing and administering the Mortgage Loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the Mortgage Loans in those jurisdictions where the related Mortgaged Properties are located. The Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related Pooling Agreement. The subservicer will receive a fee for such services which will be paid by the Servicer out of the Servicing Fee. The Servicer will have the right to remove the subservicer of any Mortgage Loan at any time for cause and at any other time upon the giving of the required notice. In such event, the Servicer would continue to be responsible for servicing such Mortgage Loan and may designate a replacement subservicer (which may include an affiliate of the Sponsor or the Servicer).

     The Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Pooling Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Servicer will establish and maintain or cause to be established and maintained with respect to the related Pool a Certificate Account or accounts for the collection of payments on the related Mortgage Loans, which must be an Eligible Account. An "Eligible Account" is an account or accounts which is either (i) maintained with a depository institution the obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or (iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to Eligible Investments consisting of United States government securities and other high-quality investments. A Certificate Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. The Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Servicer or the Seller or with a depository institution that is an affiliate of the Servicer or the Sponsor, provided it is an Eligible Account.

     Unless otherwise specified in the related Supplement, the Servicer will deposit in the Certificate Account for each Pool on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) All payments on account of principal and interest (which, at its option, may be net of the servicing fee), including principal prepayments (in whole or in part);

          (ii) All amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Mortgage Loans, net of expenses incurred in connection with such liquidation;

          (iii) All proceeds received under any Primary Mortgage Insurance Policy or title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property;

          (iv) All advances as described herein under "Description of Certificates -- Advances";

          (v) All proceeds of any Mortgage Loans or property acquired in respect thereof repurchased as described herein under "-- Assignment of Mortgage Loans" and "-- Representations and Warranties";

          (vi) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

          (vii) All payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" herein;

          (viii) Any amount required to be deposited by the Servicer in connection with losses realized on investments for the benefit of the Servicer of funds held in the Certificate Account; and

          (ix) All other amounts required to be deposited in the Certificate Account.

     Under the Pooling Agreement for each Series, the Servicer will be authorized to make the following withdrawals from the Certificate Account:

          (i) To clear and terminate the Certificate Account upon liquidation of all Mortgage Loans or other termination of the Pool;

          (ii) To reimburse any provider of credit support for payments under such credit support from amounts received as late payments on related Mortgage Loans or from related insurance or liquidation proceeds;

          (iii) To reimburse the Servicer for Advances of principal and interest from amounts received as late payments on related Mortgage Loans, from related insurance or liquidation proceeds or from other amounts received with respect to such Mortgage Loans;

          (iv) To reimburse the Servicer from related insurance or liquidation proceeds for amounts expended by the Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a Mortgage Loan;

          (v) To pay to the Servicer its Servicing Fee and to the Trustee its fee;

          (vi) To reimburse the Servicer for Advances which the Servicer has determined to be otherwise nonrecoverable; and

          (vii) To pay any expenses which were incurred and are reimbursable pursuant to the Pooling Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will agree to proceed diligently to collect all payments called for under the Mortgage Notes. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a Mortgagor a plan of relief, other than a modification or extension of the Mortgage, when appropriate rather than recommending liquidation. Such arrangement will be made only upon determining that the coverage of such Mortgage Loan by any Primary Mortgage Insurance Policy will not be affected. In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to such Mortgage Loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the Servicer's obligation to make Advances on the related Mortgage Loan shall continue during the scheduled period.

     Under the Pooling Agreement, the Servicer will be required to enforce "due-on-sale" clauses with respect to the Mortgage Loans to the extent contemplated by the terms of the Mortgage Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Mortgage Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Mortgage Loan will not be affected, the Servicer may permit the assumption of a Mortgage Loan, pursuant to which the Mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Mortgage Loan, pursuant to which the new Mortgagor would be substituted for the original Mortgagor as being liable on the Mortgage Note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional servicing compensation. In connection with any assumption or substitution, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Pooling Agreement may require the Servicer to establish and maintain one or more escrow accounts into which Mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for Mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Servicer out of related assessments for maintaining hazard insurance, to refund to Mortgagors amounts determined to be overages, to remit to Mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

HAZARD INSURANCE

     Unless otherwise specified in the related Supplement, under the Pooling Agreement, the Servicer will be required to maintain for each Mortgage Loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of the original principal balance on such Mortgage Loan and the replacement cost of the Mortgaged Property. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Servicer maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightening, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. If, however, any Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, if required by applicable law, the Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance policy will provide coverage in an amount not less than the least of (i) the original principal balance of the Mortgage Loan, (ii) the insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since residential properties historically have appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

PRIMARY MORTGAGE INSURANCE

     If specified in the related Supplement, a Mortgage Loan secured by a Mortgaged Property having an LTV in excess of 80% will have a policy (a "Primary Mortgage Insurance Policy") insuring against default all or a specified portion of the principal amount thereof in excess of such percentage of the value of the Mortgaged Property, as specified in the related Supplement.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. The Servicer, on behalf of itself, the Trustee and Certificateholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Servicer on behalf of the Servicer, the Trustee and Certificateholders shall be deposited in the Certificate Account for distribution as set forth above. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Pooling Agreement.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will exercise its best reasonable efforts to keep each Primary Mortgage Insurance Policy (if any) in full force and effect at least until the outstanding principal balance of the related Mortgage Note is equal to the percentage of the appraised value of the Mortgaged Property specified in the related Supplement. The Servicer has agreed (or will agree) to pay the premium for each Primary Mortgage Insurance Policy on a timely basis in the event that the Mortgagor does not make such payments.

     The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Primary Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless the Servicer determines (i) that such restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any Primary Mortgage Insurance Policy is available or any further amount is payable under the credit support for a Series of Certificates, the Servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a Series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus interest accrued thereon, Certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the Servicer with respect to such Mortgage Loan and expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's primary compensation for its activities as Servicer will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of the amount specified in the related Supplement (the "Servicing Fee"). As principal payments are made on the Mortgage Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Servicer will decrease as the Mortgage Loans amortize. Prepayments and liquidations of Mortgage Loans prior to maturity will also cause servicing compensation to the Servicer to decrease.

     In addition, the Servicer will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from Mortgagors.

     The Servicer will pay all expenses incurred in connection with its activities as Servicer (subject to limited reimbursement), including payment of the fees and disbursements of the Trustee, payment of any fees for providing credit support and payment of expenses incurred in connection with distributions and reports to Certificateholders of each Series.

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement relating to a Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has verified the mathematical accuracy of certain reports furnished by the Servicer to the Trustee relating to the Mortgage Loans based on information obtained from subservicers and that such review has disclosed no items of noncompliance with the provisions of such Pooling Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Pooling Agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SPONSOR, THE SELLER AND THE SERVICER

     The Pooling Agreement for each Series of Certificates backed in whole or in part by Mortgage Loans will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the Rating Agency that such resignation and appointment will not result in the downgrading of the Certificates or (b) determination that its duties thereunder are no longer permissible under applicable law. No such resignation under (b) above will become effective until the Trustee or a successor has assumed the Servicer's obligations and duties under such Pooling Agreement.

     The Pooling Agreement for each such Series will also provide that neither the Sponsor, the Servicer nor the Seller, nor any directors, officers, employees or agents of any of them (collectively, the "Indemnified Parties") will be under any liability to the Pool or Certificateholders or the Trustee, any subservicer or others for any action taken (or not taken) by any Indemnified Party, any subservicer or the Trustee in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Sponsor, the Seller, the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling Agreement will further provide that each Indemnified Party is entitled to indemnification by the Pool and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling Agreement or the Certificates for such Series, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such indemnified Party of its obligations and duties thereunder. In addition, the Pooling Agreement will provide that neither the Sponsor, the Seller nor the Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Sponsor, the Seller or the Servicer, its duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. Each of the Sponsor, the Seller and the Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Pool and the Sponsor, the Seller and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

EVENTS OF DEFAULT

     Events of default by the Servicer under the Pooling Agreement for each Series of Certificates evidencing an interest in Mortgage Loans will consist of
(i) any failure by the Servicer to make or cause to be made any required payment pursuant to the terms of the Agreement (other than an advance required thereunder) which continues unremedied for five days; (ii) any failure by the Servicer duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or in such Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the Pooling Agreement for any Series of Certificates evidencing an interest in Mortgage Loans remains unremedied, the Trustee or holders of Certificates evidencing not less than 50% of the aggregate voting rights of the Certificates for such Series may terminate all of the rights and obligations of the Servicer under such Pooling Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 to act as successor Servicer under such Pooling Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Pooling Agreement.

ENFORCEMENT

     No Certificateholder of any Series will have any right under the applicable Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless holders of Certificates evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series have made written requests to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Certificateholders, unless such Certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement for each Series may be amended by the Sponsor, the Seller (if a party thereto), the Servicer and the Trustee, without notice to or the consent of any Certificateholder, (i) to cure any ambiguity, (ii) to correct a defective provision or correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not inconsistent with the provisions of such Pooling Agreement, or (iv) to comply with any requirements imposed by the Code or any regulation thereunder; provided, however, that no such amendments (except those pursuant to clause (iv)) will adversely affect in any material respect the interests of any Certificateholder of that Series. Any such amendment except pursuant to clause (iv) of the preceding sentence should be deemed not to adversely affect in any material respect the interests of any Certificateholders if the Trustee receives written confirmation from the Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Pooling Agreement for each Series may also be amended by the Sponsor, the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of Certificates for such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect to any such Certificate without the consent of the holder of such Certificate or (ii) with respect to any Series of Certificates, reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Series then outstanding.

LIST OF CERTIFICATEHOLDERS

     In the event the Trustee is not the certificate registrar for a Series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of such request a list of the names and addresses of all Certificateholders of record of a particular Series as of the most recent Record Date for payment of distributions to Certificateholders of that Series. Upon written request of three or more Certificateholders of record of a Series of Certificates, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement for such Series, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

TERMINATION; REPURCHASE OF MORTGAGE LOANS AND MORTGAGE CERTIFICATES

     The obligations of the Sponsor, the Seller (if a party thereto), the Servicer and the Trustee created by the Pooling Agreement will terminate upon the earlier of (i) the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate subject thereto and the disposition of all property acquired upon foreclosure of any Mortgage Loan and (ii) the payment to Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. In no event, however, will the Trust created by any Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in such Pooling Agreement.

     The Pooling Agreement for each Series may permit the Servicer (or another party named therein) to repurchase all remaining Mortgage Loans and property acquired in respect thereof at a purchase price equal to no less than the Certificate Balance of the Certificates, together with accrued and unpaid interest at the applicable Certificate Rate from the last date to which interest has been paid to the first day of the month in which such repurchase occurs (subject to reduction as provided in the Pooling Agreement, if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the principal balance of the related Mortgage Loan at the time of foreclosure). The exercise of such right will effect early retirement of the Certificates of such Series, but such party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all Certificates of such Series at the Cut-off Date specified in the related Supplement.

     The holder or holders of the Residual Certificates of a REMIC Series may have the option to repurchase the remaining Mortgage Assets included in the Pool relating to such Series. Any such option will be exercisable, in the case of holders of Residual Certificates, at such time and under the circumstances specified in the related Supplement provided that the Trustee has received an opinion of counsel that the repurchase and related distributions to Certificateholders will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A), will not cause the Pool to be treated as an association taxable as a corporation and will not otherwise subject the REMIC Pool to tax.

     For each Series, the holder or holders of the Residual Certificates or the Trustee, as the case may be, will give written notice of termination of the Pooling Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as Trustee for each Series of Certificates will be set forth in the related Supplement. The Trustee may have normal banking relationships with the Sponsor, the Seller, the Servicer and/or the subservicers.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

MORTGAGES

     The Mortgages will be either deeds of trust, security deeds or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, by the express provisions of the deed of trust or mortgage and, in some cases, by the directions of the beneficiary.

COOPERATIVES

     "Cooperative Loans" are loans with respect to a residential property evidenced by a promissory note secured by a security interest in shares issued by a cooperative corporation. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of corporate shares. See "Foreclosure -- Shares of Cooperatives" below.

     The private, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily entered into by the cooperative in connection with the construction, rehabilitation or purchase of the cooperative's apartment building. The interests of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interests of the holder of the blanket mortgage on that building and/or underlying land. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage note, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage note given by the cooperative may not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Pool, the collateral securing the Cooperative Loans.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in

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

completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are generally not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the trustor under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The Mortgagor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

     Courts have usually imposed general equitable principles upon foreclosure proceedings. These equitable principles are generally designed to relieve the trustor from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the Mortgagors' default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the Mortgagor failing to adequately maintain the property or the Mortgagor executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that trustors under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protections to the trustor.

     Shares of Cooperatives. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Sellers" below.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON SELLERS

     Certain states have imposed statutory prohibitions which restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. Finally, other statutory provisions may limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination and the servicing of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion. As used herein, a "Relief Act Mortgage Loan" refers to any Mortgage Loan as to which the Relief Act has limited the amount of interest the related Mortgagor is required to pay each month.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

                              ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which either ERISA or the Code applies (each a "Plan") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

PLAN ASSETS REGULATIONS

     If an investing Plan's assets were deemed to include an undivided ownership interest in the assets included in a Pool, a Plan's investment in the Certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the Certificates, and certain transactions involved in the operation of the Pool might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define "plan assets". The U.S. Department of Labor has published regulations (the "Labor Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an "equity interest" in such entity (such as by acquiring Certificates). The Labor Regulations state that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer or an underwriter, less than twenty-five percent (25%) of the value of each class of equity interest is held by "benefit plan investors", individual retirement accounts, and other employee benefit plans not subject to ERISA (for example, governmental plans). The Sponsor cannot predict whether under the Labor Regulations the assets of a Plan investing in Certificates will be deemed to include an interest in the assets of the Pool.

     The Labor Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Labor Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of FHLMC Certificates, GNMA Certificates and FNMA Certificates which may be included in a Pool underlying a Series of Certificates. Accordingly, even if such Mortgage Certificates included in a Pool were deemed to be assets of Plan investors, the mortgages underlying such Mortgage Certificates would not be treated as assets of such Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates". Potential Plan investors should consult the ERISA discussion in the related Supplement before purchasing any such Certificates.

UNDERWRITER'S EXEMPTIONS

     The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions (the "Underwriter's Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter's Exemptions.

     While each Underwriter's Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter's Exemptions are substantially identical, and include the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, L.P. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter's Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter's Exemptions do not apply to Plans sponsored by the Seller, the related underwriter, the Trustee, the Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties.

     The Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected than an Underwriter's Exemption will apply.

OTHER EXEMPTIONS

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, the Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1"). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The Sponsor believes that the "general conditions" set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of Certificates evidencing ownership interest in a Pool consisting solely of Mortgage Loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to Certificates which are part of a class that is subordinate to one or more other classes of the same Series of Certificates. It is not clear whether PTE 83-1 applies to Residual Certificates, Certificates which do not pass through both principal and interest, to any Certificates evidencing ownership interests in a Pool containing Mortgage Certificates, or to any Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Certificate Account or in Mortgage Loans secured by shares in a cooperative corporation. Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate "specific conditions" set forth in Section I of PTE 83-1, in addition to the "general conditions" set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable. Furthermore, a Plan fiduciary should consult the ERISA discussion in the related Supplement relating to a Series of Certificates before purchasing Certificates.

     The Sponsor, or certain affiliates of the Sponsor, might be considered or might become "parties in interest" (as defined under ERISA) or "disqualified persons" (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless PTE 83-1, the Underwriter's Exemptions, or some other exemption as available. Special caution ought to be exercised before a Plan purchases a Certificate in such circumstances.

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a Residual Certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Sections 511-515 and 860E of the Code. Prior to the purchase of Residual Certificates, a prospective purchaser may be required to provide an affidavit to the Trustee and the Sponsor that it is not a "disqualified organization", which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee or the Sponsor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transactions provisions of ERISA and the Code and will not subject the Trustee, the Sponsor or the Servicer to additional obligations.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.

                         LEGAL INVESTMENT CONSIDERATION

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain types of Certificates. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective federal regulators), which, among other things, set forth guidelines for investing in certain types of mortgage related securities, including securities such as the Certificates. In addition, financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificates. Investors should consult their own legal advisors in determining whether and to what extent Certificates constitute legal investments or are subject to restrictions on investment.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Kennedy Covington Lobdell & Hickman, L.L.P., Charlotte, North Carolina or Brown & Wood LLP, New York, New York as provided in the Supplement. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Pool relating to a particular Series of Certificates as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Pool will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Pool's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. The Pool may be created with one class of Senior Certificates and one class of Subordinate Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Pool represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Pool represented by that Senior Certificate,

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

including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Sections 162 or 212 each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Pool. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the Servicing Fees paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans may then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Supplement, as to each series of Certificates Brown & Wood LLP will have advised the Sponsor that:

          (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section;

          (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B); provided that the real property securing the Mortgage Loans represented by that Senior Certificate is of a type described in such Code section; and

          (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     The assets constituting certain Pools may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Pool that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Additionally, under regulations issued on January 27, 1994 with respect to original issue discount (the "OID Regulations"), original issue discount may be created when the rate produced (on the issue date) by the index formula on an adjustable rate mortgage ("ARM") is greater than the initial interest rate payable on the ARM. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "Accrual of Original Issue Discount" under "Multiple Classes of Senior Certificates" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". (Generally, market discount is the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest). Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will control. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of
(i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply, if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

     Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is purchased. If a Pool is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Although not entirely clear, based on recent IRS guidance, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "Non-REMIC
Certificates -- Single Class of Senior Certificates -- Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Pool's Loans. See "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Single Class of Senior Certificates -- Market Discount" herein. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Pool. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property". Within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify, for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Senior Certificates Representing Interests in Loans Other Than
ARMs. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. Based in part on the OID Regulations, the amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under "-- Accrual of Original Issue Discount." Owners should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Mortgage Loans, which are subject to prepayment.

     Under the Code, the Mortgage Loans underlying the Senior Certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loans origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Senior Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Senior Certificate will prepay assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interest in such debt instruments, such as the Senior Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Senior Certificate for each day on which it owns such Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Servicer or such other entity specified in the related Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and
(ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Senior Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Senior Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder.

Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     Senior Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ("ARM Loans"). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "Senior Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Senior Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984 if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "Issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof, an estate, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMIC CERTIFICATES

     The Pool relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "Residual Certificates -- Prohibited Transactions"), if a Pool with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under "Residual Certificates", the Code provides that a Pool will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Pool that elects REMIC status, Brown & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Pool will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC.

     The Supplement for each Series of Certificates will indicate whether the Pool will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be treated as real estate assets for purposes of Code
Section 856(c).

     Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Pool as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Brown & Wood LLP, counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Subsidiary REMIC and the Master

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

REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates (other than the Residual Certificates in the Subsidiary REMIC) issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code and (iii) whether the income on such Certificates is Interest described in
Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994 under Code Sections 1271 through 1273 and 1275 (the "OID Regulations ") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which

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

deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the Regular Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that

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

prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase of original issue.

     The IRS recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount, and (ii) the compound compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rate for newly borrowed funds. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount," by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Approximate adjustments are made for the actual variable rate.

     Although unclear at present, it is anticipated that Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans will be treated as variable rate certificates. In such case, the weighted average rates used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Regular Certificates. Additionally, if some or all of the Mortgage Loans are subject to "teaser rates" (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as

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

interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium with that such Certificateholder owns or acquires. See "-- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using either the accrual or cash method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Regular
Certificates -- Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market

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

discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate who acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate who purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificate must be included in the stated redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

     Sale, Exchange or Redemption of Regular Certificates. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than his adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" below, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income. Additionally, gain will be treated as ordinary income if the Pool had an "intention to call" the Regular Certificates prior to maturity. The OID Regulations provide that the presence of a sinking fund or optimal call does not give rise to such an intention, and the Seller does not believe such an intention is otherwise present; however, the application of these rules to REMIC Certificates is unclear.

     Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount or premium in the secondary market.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that

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

this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     REMIC Expenses. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation, or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Pool or the beneficial owners of the related Residual Certificates (the "Issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

     Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments.

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

     Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis (see "-- Sales of Residual Certificates" below) such Residual Certificate would have in the hands of an original Residual Certificateholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets, and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under "-- Non-Interest Expenses of the REMIC," other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to

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

amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates (except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply).

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sales of Residual Certificates" herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Non-Interest Expenses of the REMIC. As a general rule, the REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code
Section 67. That section allows such deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "-- Regular Certificates -- Non-Interest Expenses of the REMIC" above.

     Deferred Interest. Any Deferred Interest that accrues with respect to any ARM Loans held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "-- Regular Certificates -- Deferred Interest."

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization

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

that is subject to tax only on its unrelated business taxable income (see
"-- Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     With respect to any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over
(ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any payment made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual

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

Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

     Mark to Market Rules. On January 3, 1995, the IRS released proposed regulations under Code Section 475 (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC Residual Interest.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100% tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

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

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "-- Excess Inclusions" herein.

NON-U.S. PERSONS

     Non-U.S. Persons. Amounts paid to Residual Certificateholders who are not U.S. Persons (see "-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Holders should qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is an excess inclusion will not be subject to reduction under any applicable tax treaties. See "-- Residual
Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

     For this purpose, a "U.S. Person" includes a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

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

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

TAX-RELATED RESTRICTIONS ON TRANSFER

     An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer, and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Pooling Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Trustee. The Trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

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

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. Until further guidance is issued concerning the treatment of Residual Certificates held by non-U.S. Persons, the Pooling Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, or any political subdivision thereof, or an estate, the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             PLANS OF DISTRIBUTION

     Certificates are being offered hereby in Series through one or more of the various methods described below.

     The Sponsor intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment underwriting and public offering by an underwriter specified in the related Supplement;

          2. By agency placements through one or more placement agents specified in the related Supplement primarily with institutional investors and dealers; and

          3. Through offerings by the Sponsor.

     A Supplement for each Series will describe the method of offering being used for that Series and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Certificates will be determined. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Supplement. The firms acting as underwriters with respect to the Certificates may include NationsBanc Capital Markets, Inc., an affiliate of the Sponsor. If such firm is not named in the Supplement, such firm will not be a party to the Underwriting Agreement in respect of such Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although such firm may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Certificates, underwriters may receive compensation from the Sponsor or from purchasers of Certificates in the form of discounts, concessions or commissions. The related Supplement will describe any such compensation paid by the Sponsor.

     In underwritten offerings, the underwriters and agents may be entitled, under agreements entered into with the Sponsor, to indemnification by the Sponsor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered otherwise than through underwriters, the Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Certificates of such Series. It is contemplated that NationsBanc Capital Markets, Inc. will act as a placement agent on behalf of the Sponsor in such offerings of a Series of Certificates. If NationsBanc Capital Markets, Inc. does act as placement agent in the sale of Certificates, it will receive a selling commission which will be disclosed in the related Supplement. NationsBanc Capital Markets, Inc. may also purchase Certificates acting as principal.

                             INDEX TO DEFINED TERMS

                                                                 PAGE
                                                              ----------
1986 Act....................................................          58
Accrual Certificates........................................          20
Advance.....................................................           7
Agency Certificates.........................................           9
Amortizable Bond Premium Regulations........................          52
Appraised Value.............................................          13
ARMs........................................................      12, 52
ARM Loans...................................................          56
Assumed Reinvestment Rate...................................          21
Bankruptcy Bonds............................................       6, 28
Bankruptcy Code.............................................          45
Buydown Fund................................................          12
Buydown Loans...............................................          12
Certificate Account.........................................           9
Certificate Rate............................................           4
Certificateholders..........................................          13
Certificates................................................           4
Class Certificate Balance...................................          20
Closing Date................................................           4
Code........................................................          50
Commission..................................................           2
Components..................................................          21
Contingent Regulations......................................          60
Cooperative Loans...........................................      12, 41
Cut-off Date................................................           6
D&P.........................................................          48
Deferred Interest...........................................          62
Distribution Date...........................................          20
Eligible Account............................................          34
Eligible Investments........................................          18
ERISA.......................................................          11
Exchange Act................................................           2
Federal long-term rate......................................          67
FHA.........................................................       7, 14
FHA Loans...................................................          14
FHLMC.......................................................       cover
FHLMC Act...................................................          15
FHLMC Certificates..........................................          16
Fitch.......................................................          48
FNMA........................................................       cover
FNMA Certificates...........................................          17
Fraud Loss..................................................       6, 27
Garn -- St Germain Act......................................          46
GNMA........................................................       cover
GNMA Certificates...........................................          14
GNMA I Certificates.........................................          15
GNMA II Certificates........................................          15
GPMs........................................................          12
Housing Act.................................................          14

                                                                 PAGE
                                                              ----------
HUD.........................................................          14
Indemnified Parties.........................................          38
Index.......................................................          13
Interest Accrual Period.....................................          20
Issuer......................................................      56, 64
IO Certificates.............................................           5
IRS.........................................................          52
Labor Regulations...........................................          47
Land Sale Contracts.........................................      13, 42
Last Scheduled Distribution Date............................          21
Legislative History.........................................          55
LTV.........................................................          13
Master REMIC................................................          57
Mezzanine Certificates......................................       5, 26
Minimum Prepayment Agreement................................          18
Minimum Reinvestment Agreement..............................          19
Moody's.....................................................          48
Mortgage....................................................          12
Mortgage Assets.............................................    cover, 7
Mortgage Certificates.......................................       9, 26
Mortgage Loans..............................................           7
Mortgage Margin.............................................          13
Mortgage Note...............................................       8, 12
Mortgage Pool Insurance Policy..............................       6, 26
Mortgage Rate...............................................           8
Mortgage Related Securities.................................          11
Mortgaged Properties........................................          12
Net Mortgage Rate...........................................          32
OID Regulations.............................................      52, 58
PACs........................................................          22
Payment Lag Certificates....................................          62
PC Agreement................................................          17
PC Trustee..................................................          17
PC Servicer.................................................          17
PC Sponsor..................................................          17
Plan........................................................          47
PO Certificates.............................................           4
Pool........................................................       cover
Pool Insurer................................................          26
Pooling Agreement...........................................           4
Prepayment Assumption.......................................      55, 59
Primary Mortgage Insurance Policy...........................          37
Private Certificates........................................          17
Proposed Contingent Regulations.............................          60
Proposed Mark-to-Market Regulations.........................          68
PTE 83-1....................................................          49
Rating Agency...............................................          11
Record Date.................................................          20
Regular Certificates........................................          57
Relief Act..................................................          46
Relief Act Mortgage Loan....................................          46

                                                                 PAGE
                                                              ----------
REMIC.......................................................   cover, 50
REMIC Regulations...........................................          50
REMIC Servicer..............................................           4
REO Property................................................          25
Reserve Fund................................................       6, 29
Residual Certificates.......................................          57
S&P.........................................................          48
Securities Act..............................................           2
Seller......................................................    cover, 4
Seller's Agreement..........................................          33
SEN.........................................................          22
Senior Certificates.........................................           4
Senior Certificateholders...................................           5
Series......................................................           4
Servicer....................................................           4
Servicing Fee...............................................          38
SMMEA.......................................................          11
Special Distribution Date...................................          25
Special Distributions.......................................          25
Special Hazard Insurance Policy.............................           6
Special Hazard Insurer......................................          28
Sponsor.....................................................       4, 30
Stripped ARM Obligation.....................................          56
Stripped Bond Certificates..................................          53
Stripped Coupon Certificates................................          53
SUB.........................................................          22
Subordinate Certificates....................................           4
Subordinate Certificateholders..............................           5
Subsidiary REMIC............................................          57
Supplement..................................................    cover, 4
TACs........................................................          22
Temporary Regulations.......................................          68
Title V.....................................................          46
Trust Fund..................................................       cover
Trustee.....................................................           4
UCC.........................................................          44
Underlying Loans............................................          17
Underwriter's Exemption.....................................          47
U.S. Person.................................................      56, 71
VA..........................................................       7, 14
Waiver Letter...............................................       6, 27

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Supplement.......................................    2
Additional Information......................................    2
Incorporation of Certain Documents by Reference.............    2
Summary of the Prospectus...................................    4
The Pools...................................................   12
  General...................................................   12
  The Mortgage Loans........................................   12
  Mortgage Certificates.....................................   14
  Certificate Account.......................................   18
  Minimum Prepayment Agreement..............................   18
  Minimum Reinvestment Agreement............................   19
Description of Certificates.................................   19
  General...................................................   19
  Distributions.............................................   20
  Categories of Classes of Certificates.....................   21
  Residual Certificates.....................................   23
  Advances..................................................   24
  Reports to Certificateholders.............................   24
  Special Distributions.....................................   25
Credit Support..............................................   25
  General...................................................   25
  Subordination.............................................   26
  Surety Bonds..............................................   26
  Mortgage Pool Insurance Policies..........................   26
  Fraud Waiver..............................................   27
  Special Hazard Insurance Policies.........................   28
  Bankruptcy Bonds..........................................   28
  Reserve Fund..............................................   29
  Cross Support.............................................   29
  Other Insurance, Guaranties, Letters of Credit and Similar
     Instruments or Agreements..............................   29
Maturity, Prepayment Considerations and Weighted Average
  Life of Certificates......................................   30
The Sponsor.................................................   30
Use of Proceeds.............................................   31
Mortgage Purchase Program...................................   31
The Pooling and Servicing Agreement.........................   31
  Assignment of Mortgage Loans..............................   31
  Representations and Warranties............................   33
  Servicing.................................................   34
  Payments on Mortgage Loans................................   34
  Collection and Other Servicing Procedures.................   35
  Hazard Insurance..........................................   36
  Primary Mortgage Insurance................................   37
  Maintenance of Insurance Policies; Claims Thereunder and
     Other Realization Upon Defaulted Mortgage Loans........   37
  Servicing Compensation and Payment of Expenses............   38
  Evidence as to Compliance.................................   38
  Certain Matters Regarding the Sponsor, the Seller and the
     Servicer...............................................   38
  Events of Default.........................................   39
  Rights Upon Event of Default..............................   39
  Enforcement...............................................   39

                                                              PAGE
                                                              ----
  Amendment.................................................   39
  List of Certificateholders................................   40
  Termination; Repurchase of Mortgage Loans and Mortgage
     Certificates...........................................   40
  The Trustee...............................................   41
Certain Legal Aspects of the Mortgage Loans.................   41
  Mortgages.................................................   41
  Cooperatives..............................................   41
  Land Sale Contracts.......................................   42
  Foreclosure...............................................   42
  Rights of Redemption......................................   45
  Anti-Deficiency Legislation and Other Limitations on
     Sellers................................................   45
  Due-on-Sale Clauses.......................................   45
  Applicability of Usury Laws...............................   46
  Soldiers' and Sailors' Civil Relief Act...................   46
  Environmental Legislation.................................   46
ERISA Considerations........................................   47
  Plan Assets Regulations...................................   47
  Underwriter's Exemptions..................................   47
  Other Exemptions..........................................   49
Legal Investment Consideration..............................   49
Legal Matters...............................................   50
Certain Federal Income Tax Consequences.....................   50
  General...................................................   50
  Non-REMIC Certificates....................................   50
  Single Class of Senior Certificates.......................   50
  Multiple Classes of Senior Certificates...................   53
  Sale or Exchange of a Senior Certificate..................   56
  Non-U.S. Persons..........................................   56
  Information Reporting and Backup Withholding..............   57
  REMIC Certificates........................................   57
  Regular Certificates......................................   58
  Residual Certificates.....................................   65
  Prohibited Transactions and Other Taxes...................   68
  Liquidation and Termination...............................   68
  Administrative Matters....................................   69
  Tax-Exempt Investors......................................   69
  Non-U.S. Persons..........................................   69
  Tax-Related Restrictions on Transfer......................   70
State Tax Considerations....................................   71
Plans of Distribution.......................................   72
Index to Defined Terms......................................   73

============================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                             ---------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
          PROSPECTUS SUPPLEMENT
Summary of Terms..........................   S-5
Risk Factors..............................  S-13
The Mortgage Pool.........................  S-15
NationsBanc Mortgage Corporation..........  S-21
Servicing of Mortgage Loans...............  S-22
The Pooling and Servicing Agreement.......  S-23
Description of the Certificates...........  S-26
Prepayment and Yield Considerations.......  S-39
Credit Support............................  S-54
Use of Proceeds...........................  S-55
Certain Federal Income Tax Consequences...  S-55
State Taxes...............................  S-58
ERISA Considerations......................  S-58
Method of Distribution....................  S-59
Legal Matters.............................  S-60
Certificate Ratings.......................  S-60
Index to Defined Terms....................  S-61
                PROSPECTUS
Prospectus Supplement.....................     2
Additional Information....................     2
Incorporation of Certain Documents by
  Reference...............................     2
Summary of the Prospectus.................     4
The Pools.................................    12
Description of Certificates...............    19
Credit Support............................    25
Maturity, Prepayment Considerations and
  Weighted Average Life of Certificates...    30
The Sponsor...............................    30
Use of Proceeds...........................    31
Mortgage Purchase Program.................    31
The Pooling and Servicing Agreement.......    31
Certain Legal Aspects of the Mortgage
  Loans...................................    41
ERISA Considerations......................    47
Legal Investment Consideration............    49
Legal Matters.............................    50
Certain Federal Income Tax Consequences...    50
State Tax Considerations..................    71
Plans of Distribution.....................    72
Index to Defined Terms....................    73

============================================================

============================================================

                                  $148,504,257

                          TRYON MORTGAGE FUNDING, INC.
                                    SPONSOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-1
                        NATIONSBANC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                    ----------------------------------------

                             PROSPECTUS SUPPLEMENT
                    ----------------------------------------
                       NATIONSBANC CAPITAL MARKETS, INC.

                              SALOMON BROTHERS INC
                                 March 20, 1997
============================================================